As filed with the Securities and Exchange Commission on January 8, 1996
                                            1933 Act Registration No.33-89078
                                            1940 Act Registration No.811-8968
_______________________________________________________________
             U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                              _____
                            Form N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

     Pre-Effective Amendment No. ____ . . . . . . . . . . . . . . . . . . . . .

        Post-Effective Amendment No. 3. . . . . . . . . . . . . . . . .  X
                              and/or
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
   ACT OF 1940. . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . .

        Amendment No. 5. . . . . . . . . . . . . . . . . . . . . . . . X
                        THE VINTAGE FUNDS
        (Exact Name of Registrant as Specified in Charter)


                  429 North Pennsylvania Street
                   Indianapolis, Indiana 46204
             (Address of Principal Executive Offices)

                          (800) 862-7283
                 (Registrant's Telephone Number)

                        Timothy L. Ashburn
                      Vintage Advisers, Inc.
                  429 North Pennsylvania Street
                   Indianapolis, Indiana 46204
             (Name and Address of Agent for Service)

                           ____________

                            Copies to:

                      J. Jeffrey Brown, Esq.
                         Baker & Daniels
                    300 North Meridian Street
                            Suite 2700
                   Indianapolis, Indiana 46204

It is proposed that this filing will become effective (check appropriate box):

     Immediately upon filing pursuant to paragraph (b)

           on(date) pursuant to paragraph (b)

     X  60 days after filing pursuant to paragraph (a)(1)

           on(date) pursuant to paragraph (a)(1)

     75 days after filing pursuant to paragraph (a)(2)

           on (date) pursuant to paragraph (a)(2) of rule 485

If appropriate, check the following box:

     this post-effective amendment designates a new effective date for a previously filed post-effective amendment.

Pursuant to the provisions of Rule 24f-2 under the Investment Company
Act of 1940, the Registrant has registered an indefinite number of shares of each series of its shares. The Registrant filed a Form 24f-2 with respect to each series for its last fiscal year on November 29, 1995.

                                                        CROSS-REFERENCE SHEET


Explanatory Note: The Registrant is a "series" company. This Registration Statement relates to all eight series of the Registrant's shares: The Starwood Strategic Fund, The Aggressive Growth Fund, The Fiduciary Value Fund, The
Asset Allocation Fund, The Taxable Fixed Income Fund, The Municipal Fixed Income Fund, The Taxable Money Market Fund and The Tax-Free
Money Market Fund. All of the Funds' shares are offered pursuant to a combined Prospectus (the "Combined Prospectus") and a combined Statement of Additional Information. In addition, the shares of The Taxable Money
Market Fund and The Tax-Free Money Market Fund are offered pursuant to a separate Prospectus for those Funds only (the "Money Market Fund
Prospectus"). Both the Combined Prospectus and the Money Market Fund Prospectus are included in Part A of this Post-Effective Amendment. The Prospectus headings below refer to the headings in the Combined Prospectus;
the Prospectus headings in the Money Market Fund Prospectus are substantially identical.


PART A.  INFORMATION REQUIRED IN THE PROSPECTUS.

Item in Form N-1A                                        Prospectus Heading

Item 1.    Cover Page . . . . . . . . . . . . . . . . . .    Cover Page

Item 2.    Synopsis . . . . . . . . .. . . .  Summary of Fund Expenses;
                                              Highlights; Certain Risk
                                              Factors

Item 3.    Condensed Financial Information . .  Financial Highlights;
                                                Performance Information

Item 4.    General Description of Registrant .  Highlights; Investment
                                                Objectives and Policies;
                                                Certain Investments and
                                                Investment Techniques;
                                                General Information

Item 5.    Management of the Fund . . . . . . .  The Trust and Its
                                                 Management; Expenses

Item 5A.  Management's Discussion of Fund Performance .         Not
                                                            Applicable

Item 6.    Capital Stock and Other Securities . .  General Information;
                                                 Dividends and Distributions;
                                                 Taxes

Item 7.    Purchase of Securities Being Offered . .How to Buy Shares;
                                                   Shareholder Services; Net
                                                   Asset Value; The Trust and
                                                   its Management

Item 8.    Redemption or Repurchase . . . . . . . .How to Redeem Shares;
                                                   Exchange Privilege

Item 9.    Pending Legal Proceedings . . . . . . .  Not Applicable


PART B.  INFORMATION REQUIRED IN THE STATEMENT OF ADDITIONAL INFORMATION.

Item in Form N-1A                                    Statement Heading

Item 10.  Cover Page . . . . . . . . . . . . . . . .   Cover Page

Item 11.  Table of Contents . . . . . . . . . . . . . .Table of Contents

Item 12.  General Information and History . . . . . . .Information About the
                                                       Trust

Item 13.  Investment Objectives and Policies . . . . . Investment Objectives
                                                       and Policies; Types of
                                                       Investments and
                                                       Investment Techniques;
                                                       Investment Limitations

Item 14.  Management of the Fund . . . . . . . . . . . Management of the Trust

Item 15.  Control Persons and Principal Holders
 of Securities . . . . . . . . .. . . . . . . . . . .  Management of the Trust

Item 16.  Investment Advisory and Other Services . . . Investment Advisory
                                                       Arrangements;
                                                       Distribution
                                                       Arrangements;
                                                       Administrative
                                                       Services Arrangements;
                                                       Custodian, Transfer
                                                       Agent, Fund Accounting
                                                       Agent, Counsel and
                                                       Independent Accountants

Item 17.  Brokerage Allocation and Other Practices . . . . . Brokerage
                                                       Transactions

Item 18.  Capital Stock and Other Securities . . . . . Information About the
                                                       Trust

Item 19.  Purchase, Redemption and Pricing of
         Securities Being Offered . . . . . . . . . . .Purchase and
                                                       Redemption;
                                                       Determination of Net
                                                       Asset Value

Item 20.  Tax Status . . . . . . . . . . . . . . . . . Tax Status

Item 21.  Underwriters . . . . . . . . . . . . . . .   Not Applicable

Item 22.  Calculation of Performance Data . . . . . . .Performance
                                                       Information

Item 23.  Financial Statements . . . . . . . . . . .   Financial Statements


PART C.  OTHER INFORMATION

    Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C f this Registration Statement.

                      PART A.    PROSPECTUS



Explanatory Note:   All of the Funds' shares are offered pursuant to a
combined Prospectus (the "Combined Prospectus"). In addition, the shares of The Taxable Money Market Fund and The Tax-Free Money Market Fund are offered pursuant to a separate Prospectus for those Funds only (the "Money Market Fund Prospectus"). Both the Combined Prospectus and the
Money Market Fund Prospectus are included in this Part A. The Combined Prospectus appears first.

THE VINTAGE FUNDS


PROSPECTUS                    Prospectus dated January 29, 1996

    The Vintage Funds (the "Trust") is an open-end, management investment company (a mutual fund) having eight separate portfolios (the "Funds"), each of which has its own separate investment objective and policies.

    The Starwood Strategic Fund seeks growth of capital by investing principally in a diversified portfolio of equity securities of seasoned, financially strong growth companies.

    The Aggressive Growth Fund seeks growth of capital by investing primarily in a diversified portfolio of other no-load mutual funds that invest principally in large capitalization stocks, and secondarily in other no-load mutual funds that invest principally in small capitalization and emerging growth company securities.

    The Fiduciary Value Fund seeks growth of capital, current income and growth of income by investing principally in a diversified portfolio of common stocks, preferred stocks and securities convertible into common stock of companies that offer the prospect for growth of earnings while paying current dividends.

    The Asset Allocation Fund seeks preservation of capital, capital appreciation and income through a flexible policy of investing principally in a diversified portfolio of other no-load index mutual funds, including domestic and international stock and bond index funds, as well as money market funds.

    The Taxable Fixed Income Fund seeks a high level current income consistent with the preservation of capital by investing principally in a diversified portfolio of U.S. government securities and investment grade corporate debt obligations and asset-backed securities.

    The Municipal Fixed Income Fund seeks a high level of current income that is exempt from federal regular income tax consistent with the preservation of capital by investing principally in a diversified portfolio of investment grade municipal securities.

    The Taxable Money Market Fund seeks a high level of current income consistent with the preservation of capital and maintenance of liquidity by investing principally in a diversified portfolio of short-term money market instruments. The Fund intends to maintain a constant net asset value of $1.00 per share, although there is no assurance that it will be able to do so.

    The Tax-Free Money Market Fund seeks a high level of current income that is exempt from federal income tax consistent with the preservation of capital and maintenance of liquidity by investing principally in a diversified portfolio of high quality, short-term municipal securities. The Fund intends to maintain a constant net asset value of $1.00 per share, although there is no assurance that it will be able to do so.

    The shares offered hereby are not deposits or obligations of any financial institution and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in the shares involves investment risks including the possible loss of principal.
There can be no assurance that the money market Funds will be able to maintain a stable net asset value of $1.00 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

    This Prospectus contains information that you should know before investing in any of the Funds and it should be retained for future reference. A Statement of Additional Information, dated January 29, 1996 has been filed with the Securities and Exchange Commission and is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge by calling 1-800-408-4682 (1-800-40-VINTAGE).

                       [END OF COVER PAGE]

TABLE OF CONTENTS

SUMMARY OF FUND EXPENSES

FINANCIAL HIGHLIGHTS

HIGHLIGHTS

CERTAIN RISK FACTORS

INVESTMENT OBJECTIVES AND POLICIES
     The Starwood Strategic Fund
     The Aggressive Growth Fund
     The Fiduciary Value Fund
     The Asset Allocation Fund
     The Taxable Fixed Income Fund
     The Municipal Fixed Income Fund
     The Taxable Money Market Fund
     The Tax-Free Money Market Fund
     Investments in Other Mutual Funds
     Fundamental Investment Limitations

CERTAIN INVESTMENTS AND
     INVESTMENT TECHNIQUES

NET ASSET VALUE

HOW TO BUY SHARES
     Minimum Investment
     Opening an Account
          By Mail
          By Wire
     Subsequent Investments
          By Automated Clearing House (ACH)
          By Telephone Order

DIVIDENDS AND DISTRIBUTIONS
     Timing of Certain Money Market Fund Transactions

EXCHANGE PRIVILEGE
     By Telephone
     By Mail or Telecopy

HOW TO REDEEM SHARES
     By Mail
          Signatures
     By Telephone
     Receiving Payment
     Check Writing (Money Market Funds Only)
     Minimum Account Balance

SHAREHOLDER SERVICES

THE TRUST AND ITS MANAGEMENT
     Investment Advisory Arrangements
          Investment Adviser
          Sub-Advisers
     Portfolio Managers' Backgrounds
     Advisory Fees
     Distribution Services
          Distributor
          Distribution Plan
     Administration of the Trust
          Administrator
          Shareholder Services Plan
          Other Arrangements
     Transfer Agent, Fund Accounting Agent
        and Custodian
     Portfolio Transactions
     Expenses

THE "VOICE" PROGRAM

TAXES
     The Municipal and Tax-Free Funds
     Backup Withholding

PERFORMANCE INFORMATION

GENERAL INFORMATION

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and in the Fund's official sales literature in connection with the offer of the Fund's shares, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Fund. This Prospectus does not constitute an offer in any State in which, or to any person to whom, such offering may not lawfully be made.


SUMMARY OF FUND EXPENSES


                Shareholder Transaction Expenses

Maximum Sales Load Imposed on Purchases  (as a percentage of offering price)
 . . . . . . . . . . . . . .          None
Maximum Sales Load Imposed on Reinvested Dividends
 (as a percentage of offering price) . . . . . . . . . . . . . .          None
Deferred Sales Load (as a percentage of original
 purchase price or redemption proceeds, as applicable) . . . . .          None
Redemption Fee (as a percentage of amount redeemed, if applicable)   . . .None
Exchange Fee . . . . . . . . . . . . . . . . . . . . . . . . .            None


            Annual Fund Operating Expenses *
        (As a percentage of projected average net assets)

                Management  12b-1      Servicing      Other(1)       Total (2)
Fund Name          Fees     Fees         Fees         Expenses       Expenses

Starwood Strategic  0.75%   0.10%       0.15%          0.50%         1.50%

Fiduciary Value     0.75%   0.10%       0.15%          0.50%         1.50%

Asset Allocation    0.75%   0.10%       0.15%          0.50%         1.50%

Aggressive Growth   0.75%   0.10%       0.15%          0.50%         1.50%

Taxable Fixed       0.50%   0.10%       0.15%          0.50%         1.25%
Income

Municipal Fixed     0.50%   0.10%       0.15%          0.50%         1.25%
Income

Taxable Money       0.50%   0.10%       0.15%          0.25%         1.00%
Market

Tax-Free Money      0.50%   0.10%       0.15%          0.25%         1.00%
Market


       (1) The Adviser has voluntarily agreed to waive its management fees to the extent necessary, on an annualized basis, to cause the Other Expenses of each Fund to be as indicated. Although the Adviser has no current intention to abandon this voluntary arrangement, the Adviser may terminate the arrangement at any time at its sole discretion. Absent the voluntary fee waiver arrangement, Other Expenses are not expected to exceed 0.75% for the non-money market Funds, once each Fund reaches $10,000,000 in assets, and Other Expenses are not expected to exceed 0.50% for the money market Funds, once each Fund reaches $45,000,000 in assets.

       (2) Absent the voluntary fee waiver arrangement, Total Expenses are not expected to exceed 1.75% for the non-money market Funds, once each fund reaches $10,000,000 in assets, and, Total Expenses are not expected to exceed 1.25% for the money market Funds, once each Fund reaches $45,000,000 in assets.

*   The Funds commenced operations on June 2, 1995 and only the Taxable
Money Market Fund had investment operations during the period ended September 30, 1995. Thus, the expenses in the table are estimated based on average expenses expected to be incurred during the year ending September 30, 1996. During the course of this period, expenses may be more or less than the average amounts shown.

    Initial investments of less than the required minimum by persons exempt from the minimum investment requirement are subject to a one-time $4.50 administrative charge. See "How to Buy Shares." Wire-transferred redemptions are subject to a $15.00 charge and certain checking transactions may be subject to additional charges. See "How to Redeem Shares."

    The purpose of this table is to assist the investor in understanding the various costs and expenses that a shareholder of a Fund will bear, either directly or indirectly. Long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charge permitted under the rules of the National Association of Securities Dealers, Inc. For a further description of the various costs and expenses incurred by the Funds, see
"The Trust and its Management."

Example:

    An investor would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period:

Fund Name                                    1 Year         3 Years
Starwood Strategic Fund                     $15.00          $46.56
Aggressive Growth Fund                       15.00           46.56
Fiduciary Value Fund                         15.00           46.56
Asset Allocation Fund                        15.00           46.56
Taxable Fixed Income Fund                    12.50           38.91
Municipal Fixed Income Fund                  12.50           38.91
Taxable Money Market Fund                    10.00           31.19
Tax-Free Money Market Fund                   10.00           31.19

       The amounts listed in the example should not be considered as representative of future expenses and actual expenses may be greater or less than those indicated (See footnotes 1 and 2 above). Moreover, while the example assumes a 5% annual return, a Fund's performance will vary and may result in an actual return greater or less than 5%. While the example assumes that each non-money market Fund will maintain an asset level of $10,000,000 and that each money market Fund will maintain an asset level of $45,000,000, each respective Fund's assets may vary substantially above or below such levels.

    The Aggressive Growth Fund and the Asset Allocation Fund intend to invest principally in other mutual funds, and the other Funds may invest incidentally in other mutual funds. To the extent that a Fund invests in other mutual funds, the Fund will indirectly bear its proportionate share of any fees and expenses paid by such other funds, in addition to the fees and expenses payable directly by the Fund. Therefore, to the extent that the Fund invests in other mutual funds, the Fund will incur higher expenses, many of which may be duplicative. These expenses will be borne by the Fund, and are not included in the expenses reflected in the table or example above.
See "Investment Objectives and Policies -- Investments in Other Mutual Funds."


FINANCIAL HIGHLIGHTS

    The following schedule of per share data and ratios for the period from June 2, 1995 through September 30, 1995 has been audited by Price
Waterhouse LLP, independent accountants, whose report thereon is included in the 1995 Annual Report to Shareholders which is incorporated by reference in the Statement of Additional Information. During this period, only the Taxable Money Market Fund had investment operations. Therefore, the schedules for the other Funds are not meaningful and have been omitted. This schedule should be read in conjunction with the other financial statements and notes thereto included in the Annual Report, which is available without charge by calling the Funds at 1-800-408-4682.

FINANCIAL HIGHLIGHTS
Period June 2, 1995 through September 30, 1995

                        Taxable Money
                         Market Fund

Per Share Operating Performance

Net asset value,
 beginning of period                   $1.00

Income From
Investment Operations:
  Net investment income                0.002
Total from investment income       0.002

Less Distributions:
 Dividends from
 net investment income                 (0.002)
Total from distributions                (0.002)

Net asset value, end of period       $1.00

Total Return                                 0.20%

Ratios/Supplemental Data

Net assets, end of period              $1,230,385
Ratio of expenses (after
   reimbursement) to
   to average net assets                   0.47%
Ratio of net investment income
   to average net assets                   0.65%


HIGHLIGHTS

Investment Objectives and Investment Risks

    The Vintage Funds (the "Trust") is a family of mutual funds with eight separate portfolios (the "Funds"), each having its own investment objective and policies. An investment in the Funds involves investment risks including the possible loss of principal. See "Certain Risk Factors," "Investment Objectives and Policies" and "Certain Investments and Investment Techniques."

Liquidity

    Each Fund continuously offers and redeems its shares at the Fund's prevailing net asset value per share. See "How to Buy Shares," "How to Redeem Shares" and "Net Asset Value." The Taxable Money Market Fund and the Tax-Free Money Market Fund each intends to maintain a constant net asset value of $1.00 per share, although there is no assurance that it will be able to do so.

No Sales or Redemption Charges

    There are no commissions, fees or charges by the Trust for the purchase or redemption of shares. Inital investments below the stated minimum, wire-transferred redemptions and certain checking transactions may be subject to additional charges. See "Summary of Fund Expenses," "How to Buy Shares" and "How to Redeem Shares."

Minimum Investment

    A minimum investment of $1,000 is required to open an account, except an IRA account for which the minimum is $500. Former shareholders of the Unified family of funds, or the Quest funds which acquired the Unified family of funds, may open an account with less than the required minimum. However, they are subject to a one-time $4.50 administrative charge to establish the
account.   Subsequent investments must be at least $100, or $50 for an IRA.
See "How to Buy Shares."

Investment Advisers

    Vintage Advisers, Inc. is the Funds' investment adviser (the "Adviser"). The Adviser has engaged Starwood Corporation to serve as sub-adviser to the Starwood Strategic Fund, and Fiduciary Counsel, Inc. to serve as sub-adviser to the Fiduciary Value Fund, the Taxable Fixed Income Fund, the Municipal Fixed Income Fund, the Taxable Money Market Fund and the Tax-Free Money
Market Fund. The sub-advisers manage the investment portfolios of the applicable Funds, subject to the Adviser's overall management. The Adviser itself manages the investment portfolios of the Asset Allocation Fund and the Aggressive Growth Fund. See "The Trust and its Management."

Retirement Plans and Other Shareholder Services

    The Trust offers retirement plans including a prototype Profit Sharing Plan, Money Purchase Pension Plan, Salary Savings Plan - 401(k) and IRA accounts, as well as a number of special shareholder services. For information regarding these plans or services, call the Transfer Agent at 1-800-408-4682. See "Shareholder Services."

V.O.I.C.E. (Vision for Ongoing Investment in Charity and Education)

    The Adviser administers The Vintage Funds University and Philanthropic Program pursuant to which the Adviser will make contributions to the general scholarship funds or endowments of certain accredited colleges and universities designated by qualified shareholders of any of the Funds. For information regarding this Program, call the Adviser at 1-800-408-4682.
Also see "The V.O.IC.E. Program" below.


CERTAIN RISK FACTORS

    An investment in the Funds involves investment risks including the
possible loss of principal.   Certain of these risks are described below, and
others are described under "Investment Objectives and Policies" and "Certain Investments and Investment Techniques" and in the Statement of Additional Information.

General

    The risks of each Fund depend upon many factors. For the Funds that invest principally in equity securities, these factors include, among others, the Fund's investment objective, the types of equity securities held and the financial position of the issuers of these securities. For the Funds that invest principally in debt securities, these factors include, among others, the Fund's investment objective, the average duration of the Fund's portfolio, credit quality of the securities held and interest rate movements. There is no assurance that any Fund will achieve its investment objective, and there is no assurance that the money market Funds will be able to maintain a stable net asset value of $1.00 per share.

Borrowing and Short Selling

    All of the Funds may borrow money up to one-third of the value of total assets (including the amount borrowed) for temporary or emergency purposes, and the Starwood Strategic Fund may borrow money to that extent for the purpose of investment. The Starwood Strategic Fund also may sell securities short to the extent of 25% of the value of its total assets. Borrowing money for investment purposes is a speculative technique and borrowing and short selling may increase investment risk. See "Investment Objectives and Policies -- The Starwood Strategic Fund" and "Certain Investments and Investment Techniques -- Selling Securities Short."

Foreign Securities

    Each of the Funds may invest up to 25% of its total assets in foreign securities (35% in the case of the Starwood Strategic Fund). Investments in foreign securities involve special risks that differ from those associated with investments in domestic securities. See "Certain Investments and Investment Techniques -- Foreign Securities."

Investments in Other Mutual Funds

    Each of the Aggressive Growth Fund and the Asset Allocation Fund intends to invest principally in other mutual funds. Each Fund will invest only in other mutual funds that have an investment objective similar to the Fund's, or that otherwise is a permitted investment under the Fund's investment policies described herein. In addition, each Fund will invest only in other funds that have fundamental investment restrictions that are substantially no less restrictive than its own. Nevertheless, the other funds purchased by the Funds likely will have certain investment policies, and use certain investment practices that are different from those of the Funds and not described herein. These other policies and practices may subject the other funds' assets to varying or greater degrees of risk. See "Investment Objectives and Policies -- Investments in Other Mutual Funds."

Derivative Securities

    Although there is no uniform definition of "derivative securities," certain instruments in which the Funds may invest may be considered derivative because the value of the instrument fluctuates depending on the value of another security, index, reference interest rate or currency. These instruments may principally include options, futures, forward foreign currency exchange contracts and mortgage-backed securities. These instruments and related risks are described below under "Certain Investments and Investment Techniques" and in the Statement of Additional Information.

Short Operating History

    The Adviser was organized in December 1994 and the Funds commenced operations in June 1995. The Adviser has no prior operating history and does not act as the investment adviser to any other investment companies. See "The Trust and its Management -- Investment
Advisory Arrangements."


INVESTMENT OBJECTIVES AND POLICIES

    The Trust offers eight separate Funds, each with its own investment objective and policies. The Funds' investment objectives cannot be changed without shareholder approval. While there is no assurance that any Fund will achieve its investment objective, it endeavors to do so by following the investment policies described in this Prospectus. Unless otherwise indicated, the Funds' investment policies may be changed by the Trust's Board of Trustees without shareholder approval. Shareholders will be notified before any material change in investment policies becomes effective.

    The following sections are concise descriptions of the Funds and their investment objectives and policies. More information about certain types of investments and investment techniques is provided below under "Certain Investments and Investment Techniques" and in the Statement of Additional Information.

The Starwood Strategic Fund

    The Starwood Strategic Fund seeks growth of capital. The Fund pursues this objective by investing principally in a diversified portfolio of equity securities of seasoned, financially strong growth companies. Although current income is an incidental consideration, many of the Fund's investments should provide regular dividends which may grow over time.

    Under normal circumstances, at least 65% of the Fund's assets will consist of common stocks, preferred stocks, and preferred stocks or corporate debt securities convertible into common stocks, that are issued by companies which, in the opinion of the Fund's sub-adviser, have the following characteristics:

        Above-average growth rates over an extended period with prospects for maintaining greater than average rates of growth in earnings, cash flow or assets in the future;

        A strong financial position with high credit standings and profitability;

        Important business franchises, leading products or dominant marketing and distribution systems;

        At least five years' operating history, annual revenues of at least $200 million and market capitalization of at least $300 million; and

        Attractive share prices relative to potential growth in earnings, cash flow or assets.

    The Fund's investments are selected by its sub-adviser, Starwood Corporation, which uses a combination of research techniques to identify companies having these characteristics. Fundamental research is used to evaluate various aspects of corporate performance, with a particular emphasis on consistency of results, long-term growth prospects and financial strength. Quantitative valuation methods are used to determine which growth companies offer superior values at a given point in time. When assessing growth rates, Starwood generally considers a company to be "above average" if its growth in earnings, cash flow or assets exceed the average growth rates of companies included in the S&P 500 index, as published by Standard &
Poor's Corporation ("Standard & Poor's").   When assessing financial quality,
Starwood evaluates five criteria: the strength of the company's balance sheet; the volatility of the company's earnings over time; the company's accounting practices; ranking (if any, at the time of purchase) given the company's common stock by Standard & Poor's; and the vulnerability of earnings to changes in external factors, such as the general economy, the competitive environment, governmental action and technological change.

    The Fund may also invest to a lesser extent in equity securities that do not meet the criteria listed above, as well as in investment grade corporate debt obligations. The types of equity securities in which the Fund may invest are described below under "Certain Investments and Investment Techniques -- Corporate Equity Securities." The corporate debt obligations in which the Fund may invest are described below under "The Taxable Fixed Income Fund" and "Certain Investments and Investment Techniques -- Corporate Debt Securities." Also, the Fund may invest temporarily in money market instruments of the types described below under "The Taxable Money Market Fund." It is expected that the Fund will invest principally in securities of U.S. companies. However, the Fund's investment policies permit the Fund to invest up to 35% of its net assets in foreign securities under normal circumstances.

    The Fund allocates its investments among different industries and companies, and changes its portfolio securities based on long-term investment considerations as opposed to short-term trading. However, the Fund may take advantage of opportunities for short-term profits as they arise.

    The Fund is permitted to borrow money up to one-third of the value of total assets (including the amount borrowed), and pledge up to 15% of the value of those assets to secure such borrowings, for the purpose of investment.
Borrowing for the purpose of investment is a speculative technique that increases both investment opportunity and Starwood's ability to achieve greater diversification of the Fund's portfolio. However, it also increases investment risk. Because the Fund's investments will fluctuate in value, whereas the interest obligations on borrowed funds may be fixed, during times of borrowing, the Fund's net asset value may tend to increase more when its investments increase in value, and decrease more when its investments decrease in value. In addition, interest costs on borrowings may fluctuate with changing market interest rates and may partially offset or exceed the return earned on the borrowed funds. Also, during times of borrowing under adverse market conditions, the Fund might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales.

The Aggressive Growth Fund

    The Aggressive Growth Fund seeks growth of capital. The Fund pursues this objective by investing primarily in a diversified portfolio of other no-load mutual funds that invest principally in large capitalization stocks, and secondarily in other no-load mutual funds that invest principally in small capitalization and emerging growth company equity securities.

    The Fund's investment policies define "large capitalization" stocks as equity securities of companies that rank in the top one-third of the equity securities listed on the New York Stock Exchange ("NYSE"), based upon their equity capitalization. "Small capitalization" stocks are the equity securities of companies that rank in the middle one-third of the equity securities listed on the NYSE, based upon their equity capitalization.
Small capitalization stocks typically would rank near or slightly below the average capitalization of all equity securities listed on the NYSE.
"Emerging growth company securities" are defined as the equity securities of little-known companies. These equity securities may consist of securities of the types described below under "Certain Investments and Investment Techniques -- Corporate Equity Securities."

    Under normal circumstances, the Fund invests at least 65% of its assets in no-load mutual funds that invest principally in large capitalization stocks. However, depending on market circumstances, at times, the Fund may invest more heavily in no-load mutual funds emphasizing small capitalization stocks and emerging growth company securities. Additionally, at times, the Fund may invest in sector funds (which concentrate their investments in a particular industry) or international funds. However, at no time will the Fund invest more than 25% of its assets in any mutual fund concentrated in any one industry, or more than 25% of its assets in international funds. In addition, from time to time the Fund may invest in individual equity securities of the types described below under "Certain Investments and Investment Techniques --
Corporate Equity Securities."

    Small capitalization stocks and emerging growth company securities involve a higher degree of risk because most are not as broadly traded as large capitalization stocks and their prices may fluctuate more widely and abruptly. These securities are also less researched and often overlooked in the market, and may have less market liquidity than large capitalization stocks.

    To the extent that the Fund invests in other mutual funds, the Fund will indirectly bear its proportionate share of any fees and expenses paid by such funds in addition to the fees and expenses payable directly by the Fund. Therefore, to the extent that the Fund invests in other mutual funds, the Fund will incur higher expenses, many of which may be duplicative. For a description of these and other factors related to the Fund's investment in other mutual funds, see "Investments in Other Mutual Funds" below.

The Fiduciary Value Fund

    The Fiduciary Value Fund seeks growth of capital, current income and growth of income. The Fund pursues this objective by investing principally in a diversified portfolio of common stocks, preferred stocks and preferred stocks or corporate debt securities convertible into common stocks of companies which offer the prospect of growth of earnings while paying current dividends. The Fund may also purchase securities that do not pay current dividends but which offer prospects for growth of capital and future income. Over time, continued growth of earnings should tend to lead to higher dividends and enhancement of capital value.

    The Fund's portfolio is managed by its sub-adviser, Fiduciary Counsel, Inc. In evaluating investments for the Fund, Fiduciary Counsel seeks to identify companies that have demonstrated their ability to grow and whose markets, profit margins and rates of return on investments indicate the likelihood of future growth, in addition to a likelihood for future dividend growth. The Fund allocates its investments among different industries and companies, and changes its portfolio securities based on long-term investment considerations and not for short-term trading purposes. However, the Fund may take advantage of opportunities for short-term profits as they arise.

    Under normal circumstances, at least 65% of the Fund's assets will consist of equity securities of the types described below under "Certain Investments and Investment Techniques -- Corporate Equity Securities." However, the Fund also may invest to a lesser extent in investment grade corporate debt obligations of the types described below under "The Taxable Fixed Income Fund." Also, the Fund may invest temporarily in money market instruments of the types described below under "The Taxable Money Market Fund."

The Asset Allocation Fund

    The Asset Allocation Fund seeks preservation of capital, capital appreciation and current income. There is no priority among these objectives. Rather, the Fund pursues its objectives through a flexible policy of investing principally in a diversified portfolio of other no-load index mutual funds, including domestic and international stock and investment grade bond index funds, as well as money market funds. The Fund may invest directly in equity securities (of the types described below under "Certain Investments and Investment Techniques -- Corporate Equity Securities"), investment grade corporate and municipal debt obligations, U.S. government securities and money market instruments, but under normal circumstances at least 65% of its assets will be invested in other no-load index funds.

    The types of stock index funds in which the Fund invests may include domestic and international stock index funds, large cap, small cap and mid cap stock index funds, and certain sector stock index funds. Bond index funds may include domestic and international corporate bond index funds, and municipal and U.S. government bond index funds. The Fund also may invest in no-load money market funds. However, at no time will the Fund invest more than 25% of its assets in index funds concentrated in any one industry, or more than 25% of its assets in foreign securities index funds.

    Under normal circumstances, the Fund's assets will be invested in both stock and bond index funds. The Adviser will purchase stock index funds which, in its opinion, have the greatest potential for capital appreciation. However, the Fund may not invest more than 75% of its assets in common stock index funds
(or individual equity securities). The Fund may from time to time invest up to 100% of its assets in bond index funds or money market funds if, in the judgment of the Adviser, the Fund has the opportunity of seeking a high level of capital appreciation or current income without undue risk to principal. The Adviser will monitor and adjust its weighing of investments to adapt to changing market and economic conditions. Distributable income will fluctuate as the Fund shifts assets among various types of investments.

    To the extent that the Fund invests in other mutual funds, the Fund will indirectly bear its proportionate share of any fees and expenses paid by such funds in addition to the fees and expenses payable directly by the Fund. Therefore, to the extent that the Fund invests in other mutual funds, the Fund will incur higher expenses, many of which may be duplicative. For a description of these and other factors related to the Fund's investment in other mutual funds, see "Investments in Other Mutual Funds" below.

The Taxable Fixed Income Fund

    The Taxable Fixed Income Fund seeks a high level current income consistent with the preservation of capital. The Fund pursues this objective by investing principally in a diversified portfolio of U.S. government securities and investment grade corporate debt obligations.

    The Fund's investments are selected by its sub-adviser, Fiduciary Counsel, Inc. Under normal circumstances, at least 65% of the Fund's assets will be invested in one or more of the following types of investments:

        domestic and foreign issues of corporate debt obligations having fixed rates of interest and rated in one of the three highest categories by a nationally recognized statistical rating organization (e.g., rated Aaa, Aa or A by Moody's Investors Service, Inc. ("Moody's") or AAA, AA or A by Standard & Poor's, Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") or Thompson BankWatch ("BankWatch")), or which are of comparable quality in the judgment of Fiduciary Counsel;

        rated commercial paper which matures in 270 days or less so long as at least two ratings are high quality ratings by nationally recognized statistical rating organizations (e.g., rated Prime-1 or Prime-2 by Moody's, A-1 or A-2 by Standard & Poor's, or F-1 or F-2 by Fitch), or which are of comparable quality in the judgment of Fiduciary Counsel;

        time deposits (including savings deposits and certificates of deposit), deposit notes and bankers acceptances in commercial banks or savings associations whose accounts are insured by the Federal Deposit Insurance Corporation ("FDIC"), including certificates of deposit issued by and other time deposits in foreign branches of FDIC insured financial institutions or who have at least $100 million in capital;

        direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes and bonds;

        notes, bonds, and discount notes of U.S. government agencies or instrumentalities, such as Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Federal Farm Credit Banks, Tennessee Valley Authority, Export-Import Bank of the United States, Commodity Credit Corporation, Federal Financing Bank, Student Loan Marketing Association, Federal Home Loan Mortgage Corporation, or National Credit Union Administration;

        asset-backed securities rated in one of the three highest categories by a nationally recognized statistical rating organization, or which are of comparable quality in the judgment of the adviser; and

        repurchase agreements collateralized by eligible investments.

    The Fund may also invest to a lesser extent in corporate debt obligations that are lower rated, but nevertheless investment grade. The Fund will not invest in corporate debt obligations having a rating of less than Baa by Moody's or BBB or better by Standard & Poor's, Fitch, Duff or Bankwatch. Fiduciary Counsel also may choose bonds that are unrated if it determines that such bonds are of comparable quality or have similar characteristics to investment grade bonds. Bonds rated Baa or BBB may have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to weakened capacity to make principal and interest payments than higher rated bonds. If the Fund purchases a rated security and the rating is subsequently downgraded, Fiduciary Counsel will determine whether or not the security continues to be an acceptable investment. If
not, the security will be sold.   A description of the rating categories is
contained in the Appendix to the Statement of Additional Information.

    Also, from time to time during periods of other than normal market conditions, the Fund may invest in short-term temporary investments of the types described below under "The Taxable Money Market Fund."

    The net asset value of the Fund is expected to fluctuate with changes in interest rates and bond market conditions. Fiduciary Counsel will attempt to minimize principal fluctuation through, among other things, diversification, credit analysis and security selection, and adjustments of the duration of the dollar-weighted average maturity of the Fund's portfolio. Under normal circumstances, the Fund will limit the duration of the dollar-weighted average maturity of its portfolio to not less than three years or more than ten years. In periods of rising interest rates and falling bond prices, Fiduciary Counsel may shorten the Fund's average duration to minimize the effect of declining bond values on the Fund's net asset value. Conversely, during times of falling interest rates and rising prices a longer average duration of up to ten years may be sought. The Fund may hold individual securities of any maturity.

The Municipal Fixed Income Fund

    The Municipal Fixed Income Fund seeks a high level of current income that is exempt from federal regular income tax consistent with the preservation of capital. The Fund pursues this objective by investing principally in a diversified portfolio of investment grade municipal securities.

    Municipal securities are debt obligations issued by or on behalf of states, territories and possessions of the United States, including the District of Columbia, and their political subdivisions, agencies and instrumentalities, the interest from which is exempt from federal regular income tax. They are described in more detail below under "Certain Investments and Investment Techniques -- Municipal Securities" and in the Statement of Additional Information. The Fund may invest up to 25% of its assets in securities of issuers located in the same state.

    As a matter of investment policy, which may not be changed without shareholder approval, under normal circumstances, the Fund will be invested so that at least 80% of the income from investments will be exempt from federal regular income tax or that at least 80% of its net assets are invested in obligations, the interest from which is exempt from federal regular income tax.
 Interest income that is exempt from federal regular income tax retains its federal tax-free status when distributed to the Fund's shareholders. As described below under "Taxes," income from certain types of municipal securities may be subject to the federal alternative minimum tax. To the extent that the Fund invests in these securities, a shareholder, depending on the shareholder's own tax status, may be subject to alternative minimum tax on that part of the Fund's distributions derived from these securities.

    The municipal securities in which the Fund invests are rated, at the time of purchase, Baa or better by Moody's or BBB or better by S&P, Fitch, Duff or Bankwatch. In certain cases the Fund's sub-adviser, Fiduciary Counsel, Inc., may choose securities that are unrated if it determines that they are of comparable quality. If the Fund purchases a rated security and the rating is subsequently downgraded, the Fund is not required to drop the security from the portfolio, but will consider whether such action is appropriate.

    The municipal securities in which the Fund invests may carry fixed or floating rates of interest. While fixed-rate securities bear interest at the same rate from issuance until maturity, the interest rate on floating rate securities is subject to adjustment based upon changes in market interest rates or indices, such as a bank's prime rate or a published market index. The interest rate for most floating rate securities varies directly with changes in the index rate, so that the market value of the security will approximate its stated value at the time of each adjustment.

    The net asset value of the Fund is expected to fluctuate with changes in interest rates and bond market conditions. Under normal circumstances, the Fund will seek to limit the duration of the dollar-weighted average maturity of its portfolio to not less than three years or more than 15 years. The Fund may hold individual securities of any maturity.

    From time to time, during periods of other than normal market conditions, the Fund may invest in short-term temporary investments which may or may not be exempt from federal income tax. Although the Fund is permitted to make taxable, temporary investments, there is no current intention of generating income subject to federal regular income tax.

The Taxable Money Market Fund

    The Taxable Money Market Fund seeks a high level of current income consistent with the preservation of capital and maintenance of liquidity. The Fund pursues this objective by investing principally in a diversified portfolio of high quality, short-term money market instruments. The Fund intends to maintain a constant net asset value of $1.00 per share, although there is no assurance that it will be able to do so.

    The Fund's investments are selected by its sub-adviser, Fiduciary Counsel, Inc. These investments principally include:

        direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes and bonds;

        notes, bonds, and discount notes of U.S. government agencies or instrumentalities;

        short-term corporate debt instruments (including commercial paper and variable rate demand notes) which mature in 270 days or less;

        domestic and foreign issues of corporate debt obligations having floating or fixed rates of interest and having remaining maturities of less than 13 months;

        time deposits (including savings deposits and certificates of deposit) and bankers acceptances in commercial banks or savings associations whose accounts are insured by the FDIC, including certificates of deposit issued by and other time deposits in foreign branches of FDIC insured financial institutions or who have at least $100 million in capital (collectively, "domestic bank instruments");

        other short-term investments of a type which the adviser determines presents minimal credit risks and which are of "high quality" as determined by a nationally recognized statistical rating organization, or, in the case of an instrument that is not rated, of comparable quality in the judgment of the adviser; and

        repurchase agreements collateralized by eligible investments.

    The Fund may invest only in securities that, at the time of purchase, have a remaining maturity of less than 13 months and that are "eligible securities" as defined by regulations of the Securities and Exchange Commission. "Eligible securities" generally include securities rated in one of the two highest categories by at least two nationally recognized statistical rating organizations (or by one such rating agency if only one has issued a rating) or, if unrated, are determined to be of comparable quality by Fiduciary
Counsel pursuant to policies approved by the Board of Trustees. If the Fund purchases an eligible security and its rating is subsequently downgraded so that the security is no longer of high quality, the Fund will consider and take appropriate action, which may include divesting the security. The Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less.

The Tax-Free Money Market Fund

    The Tax-Free Money Market Fund seeks a high level of current income that is exempt from federal income tax consistent with the preservation of capital and maintenance of liquidity. The Fund pursues this objective by investing principally in a diversified portfolio of high quality, short-term municipal securities. The Fund intends to maintain a constant net asset value of $1.00 per share, although there is no assurance that it will be able to do so.

    The Fund invests principally in high quality, short-term municipal securities, the interest from which is exempt from federal income tax. Municipal securities are described generally under "The Municipal Fixed Income Fund" above, and are described in more detail below under "Certain Investments and Investment Techniques -- Municipal Securities" and in the Statement of Additional Information. The Fund may invest up to 25% of its assets in securities of issuers located in the same state.

    As a matter of investment policy, which may not be changed without shareholder approval, under normal circumstances, the Fund will be invested so that at least 80% of the income from investments will be exempt from federal income tax or that at least 80% of its net assets are invested in obligations, the interest from which is exempt from federal income tax. Interest income that is exempt from federal income tax retains its federal tax-free status when distributed to the Fund's shareholders. As described below under "Taxes," income from certain types of municipal securities may be subject to the federal alternative minimum tax. To the extent that the Fund invests in these securities, a shareholder, depending on the shareholder's own tax status, may be subject to alternative minimum tax on that part of the Fund's distributions derived from these securities. However, the Fund will limit its investments in these securities so that no more than 20% of its income will be subject to the alternative minimum tax.

    From time to time, during periods of other than normal market conditions, the Fund may invest in instruments that may or may not be exempt from federal income tax. Although the Fund is permitted to make taxable, temporary investments, there is no current intention of generating income subject to federal regular income tax.

    The Fund may invest only in securities that, at the time of purchase, have a remaining maturity of less than 13 months and that are "eligible securities" as defined by regulations of the Securities and Exchange Commission. "Eligible securities" generally include securities rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations (or by one such rating agency if only one has issued a rating) or, if unrated, determined to be of comparable quality by the Fund's sub-adviser, Fiduciary Counsel, Inc., pursuant to policies approved by the Board of Trustees. If the Fund purchases an eligible security and its rating is subsequently downgraded so that the security is no longer of high quality, the Fund will consider and take appropriate action, which may include divesting the security. The Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less.

Temporary Investments

    All of the Funds may invest temporarily in cash or short-term money market instruments during times of unusual market conditions for defensive purposes, without limitation. These temporary investments may include the instruments described above under "The Taxable Money Market Fund". The Funds may also invest in these instruments temporarily to maintain liquidity in anticipation of favorable investment opportunities. Under normal market conditions, the Funds (other than the money market Funds) will limit their temporary investments for liquidity purposes to no more than 20% of the value of their total assets.

Investments in Other Mutual Funds

    All of the Funds may invest to some extent in the securities of other open-end registered investment companies ("mutual funds"). Each of the Aggressive Growth Fund and the Asset Allocation Fund intends to invest principally in other mutual funds, and may invest up to 25% of its assets in any one mutual fund, and up to 100% of its assets in other mutual funds in general. Each of the other Funds intends to invest incidentally in other mutual funds and may not invest more than 5% of its total assets in any one mutual fund, or more than 10% of its total assets in mutual funds in general. The Funds, considered together, may not invest in more than 3% of the total outstanding voting securities of any one mutual fund. The foregoing limitations are not applicable to investment company securities acquired as part of a merger, consolidation, reorganization or other acquisition.

    The Trust believes that investing in other mutual funds will provide the Funds with opportunities to achieve greater diversification of portfolio securities and investment techniques than the Funds could achieve by investing in individual securities. The Funds will invest only in other mutual funds that do not impose up-front sales loads or deferred sales loads or redemption fees. However, the Fund may invest in Funds that have 12b-1 plans or shareholder services plans which permit the funds to pay certain distribution and other expenses from fund assets. To the extent that a Fund invests in other mutual funds, the Fund will indirectly bear its proportionate share of any fees and expenses paid by such funds in addition to the fees and expenses payable directly by the Fund. Therefore, to the extent that a Fund invests in other mutual funds, the Fund will incur higher expenses, many of which may be duplicative. (For example, each of the Aggressive Growth Fund and the Asset Allocation Fund pays the Adviser a fee of 0.75% of its average net assets to manage its investment portfolio of other mutual funds, each of which pays its own investment adviser a similar fee to manage its own portfolio securities.)
In addition, to the extent that a Fund invests in other mutual funds, the Fund's shareholders may receive capital gains distributions to a greater extent that if the shareholder owned the underlying mutual funds directly.

    Each Fund will invest only in other mutual funds that have an investment objective similar to the Fund's, or that otherwise is a permitted investment under the Fund's investment policies described herein. In addition, each of the Aggressive Growth Fund and the Asset Allocation Fund will invest only in other funds that have fundamental investment restrictions that are substantially no less restrictive than its own. Nevertheless, the mutual funds purchased by the Funds likely will have certain investment policies, and use certain investment practices that are different from those of the Funds and not described herein. These other policies and practices may subject the other funds' assets to varying or greater degrees of risk. The Funds are independent from any of the other mutual funds in which they invest and have little voice in or control over the investment practices, policies or decisions of those funds. If a Fund disagrees with those practices, policies or decisions, it may have no choice other than to liquidate its investment in that fund, which can entail further losses. However, a mutual fund is not required to redeem any of its shares owned by another mutual fund in an amount exceeding 1% of the underlying fund's shares during any period of less than 30 days. As a result, to the extent that a Fund owns more than 1% of another mutual fund's shares, the Fund may not be able to liquidate those shares in the event of adverse market conditions or other considerations.

    Also, the investment advisers of the mutual funds in which a Fund invests may simultaneously pursue inconsistent or contradictory courses of action. For example, one fund may be purchasing securities of the same issuer whose securities are being sold by another fund, with the result that the Fund would incur an indirect expense without any corresponding investment or economic benefit.

    When a Fund invests in another mutual fund, the Fund will have the right to vote on matters submitted to a vote of the other fund's shareholders. As required by the Investment Company Act of 1940, on all matters submitted to a vote of the other fund's shareholders, the Fund will vote all of its shares in that fund in the same proportion as the vote of all other shareholders of that fund.

Fundamental Investment Limitations

    The following investment limitations cannot be changed without shareholder approval. These limitations are considered at the time of purchase; a sale of securities is not required in the event of a subsequent change in circumstances.

None of the Funds will:

   borrow money or pledge securities except that, for temporary or emergency purposes, each Fund may borrow up to one-third of the value of total assets (including the amount borrowed) and pledge up to 15% of the value of those assets to secure such borrowings, and except that the Starwood Strategic Fund may borrow money and pledge securities for the purpose of investment subject to the foregoing asset value limitations;

   lend any of its assets, except portfolio securities up to one-third of the value of its total assets. This shall not prevent a Fund from purchasing or holding U.S. government obligations, money market instruments, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements, or engaging in other transactions where permitted by the Fund's investment objective, policies and limitations.

   with respect 75% of the value of its total assets (100% in the case of the Taxable Money Market Fund), invest more than 5% of the value of its total assets in the securities (other than securities issued or guaranteed by the government of the United States or its agencies or instrumentalities, repurchase agreements collateralized by U.S. government securities and securities of other investment companies) of any one issuer or acquire more than 10% of the outstanding voting securities of any one issuer;

   invest 25% or more of the value of its total assets in any one industry or in government securities of any one foreign country, except that (i) each Fund may invest without limitation in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, (ii) each of the Aggressive Growth Fund and the Asset Allocation Fund may invest without limitation in other investment companies and (iii) each of the Taxable
   Money Market Fund and the Tax-Free Money Market Fund may invest without limitation in domestic bank instruments.

   write or purchase options, except that each Fund (other the Taxable Money Market Fund and the Tax-Free Money Market Fund) may write covered call options and secured put options on up to 25% of its net assets and may purchase put and call options, provided that no more than 5% of the fair market value of its net assets may be invested in premiums on such options;

   invest in more than 3% of the total outstanding voting securities of any one investment company or invest more than 5% of its total assets in any one investment company, or invest more than 10% of its total assets in investment companies in general, except that each of the Aggressive Growth Fund and the Asset Allocation Fund may invest of up to 25% of its total assets in any one investment company and up to 100% of their total assets in investment companies in general, subject to the other limitations described herein.
   The foregoing limitations are not applicable to investment company securities acquired as part of a merger, consolidation, reorganization or other acquisition.


CERTAIN INVESTMENTS AND INVESTMENT TECHNIQUES

    This section describes certain types of investments, investment techniques and investment policies and limitations of the Funds. For further information, see the Statement of Additional Information.

Corporate Equity Securities

    The Starwood Strategic Fund, the Aggressive Growth Fund, the Fiduciary
Value Fund and the Asset Allocation Fund may invest in equity securities, including common stocks, preferred stocks, convertible securities, warrants and rights issued by corporations in any industry (industrial, financial or utility) which may be denominated in U.S. dollars or in foreign currencies. Equity securities fluctuate in value, often based on factors unrelated to the performance of the issuer of the securities and fluctuations can be pronounced. Small capitalization issues and emerging growth company securities, in particular, may be subject to wider price fluctuations than the stock market as measured by popular indices.

    Preferred Stocks. Preferred stock, unlike common stock, offers a stated dividend rate payable from the issuer's earnings. Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as call/redemption provisions prior to maturity, a negative feature when interest rates decline.

    Convertible Securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest generally paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have several unique investment characteristics, such as (a) higher yields than common stocks, but lower yields than comparable nonconvertible securities, (b) a lesser degree of fluctuation in value than the underlying stock since they have fixed income characteristics, and (c) the potential for capital appreciation if the market price of the underlying common stock increases. A convertible security might be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by the Fund is called for redemption, the Fund may be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party.

    Warrants and Rights. Each Fund named above may invest up to 5% of its total assets in warrants and rights, including but not limited to warrants or rights (i) acquired as part of a unit or attached to other securities purchased by the Fund, or (ii) acquired as part of a distribution from the issuer.

Fixed Rate Corporate Debt Obligations

    All of the Funds may invest to varying extents in fixed rate corporate debt obligations. Also, all of the Funds may invest in short-term fixed rate
corporate debt obligations that qualify as money market instruments.   Fixed
rate securities tend to exhibit more price volatility during times of rising or falling interest rates than securities with floating rates of interest.
This is because floating rate securities, as described below, behave like short-term instruments in that the rate of interest they pay is subject to periodic adjustments based on a designated interest rate index. Fixed rate securities pay a fixed rate of interest and are more sensitive to fluctuating interest rates. In periods of rising interest rates the value of a fixed rate security is likely to fall. Fixed rate securities with short-term characteristics are not subject to the same price volatility as fixed rate securities without such characteristics. Therefore, they behave more like floating rate securities with respect to price volatility.

    Many corporate debt obligations permit the issuers to call the security and thereby redeem their obligations earlier than the stated maturity dates. Issuers are more likely to call bonds during periods of declining interest rates. In these cases, if a Fund owns a bond which is called, the Fund will receive its return of principal earlier than expected and would likely be required to reinvest the proceeds at lower interest rates, thus reducing income to the Fund.

    Certain fixed-income obligations may involve equity characteristics. The Asset Allocation Fund and the Taxable Fixed Income Fund may, for example, invest in unit offerings that combine fixed-income securities and common stock equivalents such as warrants, rights and options. It is anticipated that the majority of the value attributable to the unit will relate to its fixed-income component. These Funds have no current intention of converting any convertible securities it may own into equity securities or holding them as an equity investment upon conversion.

Other Corporate Debt Obligations

    The Funds may also invest to varying extents in other corporate debt obligations, including those described below. Also, all of the Funds may invest in short-term corporate debt obligations that qualify as money market instruments.

    Floating Rate Obligations. Floating rate securities are generally offered at an initial interest rate which is at or above prevailing market rates. The interest rate paid on these securities is then reset periodically (commonly every 90 days) to an increment over some predetermined interest rate index. Commonly utilized indices include the three-month Treasury bill rate, the 180-day Treasury bill rate, the one-month or three-month London Interbank Offered Rate (LIBOR), the prime rate of a bank, the commercial paper rates, or the longer-term rates on U.S. Treasury securities.

    Variable Rate Demand Notes. Variable rate demand notes are long-term corporate debt instruments that have variable or floating interest rates and provide the Fund with the right to tender the security for repurchase at its stated principal amount plus accrued interest. Such securities typically bear interest at a rate that is intended to cause the securities to trade at par. The interest rate may float or be adjusted at regular intervals (ranging from daily to annually), and is normally based on an interest index or a stated percentage of a prime rate or another published rate. Many variable rate demand notes allow the Fund to demand the repurchase of the security on not more than seven days prior notice. Other notes only permit the Fund to tender the security at the time of each interest rate adjustment or at other fixed intervals.

    Zero Coupon Securities.   Corporate zero coupon securities are:
(i) notes or debentures which do not pay current interest and are issued at substantial discounts from par value, or (ii) notes or debentures that pay no current interest until a stated date one or more years into the future, after which the issuer is obligated to pay interest until maturity, usually at a higher rate than if interest were payable from the date of issuance.

Corporate Debt Ratings

    The Funds will not invest in corporate debt obligations having a rating of less than Baa by Moody's or BBB or better by Standard & Poor's, Fitch, Duff or Bankwatch. (The money market Funds have higher rating requirements, as described above.) In certain cases a Fund's investment adviser may choose bonds which are unrated if it determines that such bonds are of comparable quality or have similar characteristics to investment grade bonds. Bonds rated Baa or BBB may have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to weakened capacity to make principal and interest payments than higher rated bonds. Downgraded securities will be evaluated on a case-by-case basis by the Fund's sub-adviser. The sub-adviser will determine whether or not the security continues to be an acceptable investment. If not, the security will be sold. A description of the rating categories is contained in the Appendix to the Statement of Additional Information.

Asset-Backed Securities

    The money market Funds may invest in mortgage-related asset-backed securities that are considered U.S. government securities. The other Funds may invest in these and, to varying extents, in other asset-backed securities. Asset-backed securities are created by the grouping of certain governmental, government related and private loans, receivables and other lender assets into pools. Interests in these pools are sold as individual securities. Payments from the asset pools may be divided into several different tranches of debt securities, with some tranches entitled to receive regular installments of principal and interest, other tranches entitled to receive regular installments of interest, with principal payable at maturity or upon specified call dates, and other tranches only entitled to receive payments of principal and accrued interest at maturity or upon specified call dates. Different tranches of securities will bear different interest rates, which may be fixed or floating.

    Because the loans held in the asset pool often may be prepaid without penalty or premium, asset-backed securities can be subject to higher prepayment risks than most other types of debt instruments. Prepayments may result in a capital loss to the Fund to the extent that the prepaid mortgage securities were purchased at a market premium over their stated amount. Conversely, the prepayment of mortgage securities purchased at a market discount from their stated principal amount will accelerate the recognition of interest income by the Fund, which would be taxed as ordinary income when distributed to the shareholders.

     The credit characteristics of asset-backed securities also differ in a number of respects from those of traditional debt securities. The credit quality of most asset-backed securities depends primarily upon the credit quality of the assets underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement to such securities.

Foreign Securities

    Each Fund may invest in foreign securities, including foreign securities not publicly traded in the United States. The Starwood Strategic Fund may invest up to 35% of its total assets in foreign securities. Each of the other Funds may invest up to 25% of its total assets in foreign securities. The percentage of a Fund's assets that will be allocated to foreign securities will vary depending on the relative yields of foreign and U.S. securities, the economies of foreign countries, the condition of such countries' financial markets, the interest rate climate of such countries and the relationship of such countries' currency to the U.S. dollar. These factors are judged on the basis of fundamental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data.

    Investments in foreign securities involve special risks that differ from those associated with investments in domestic securities. The risks associated with investments in foreign securities apply to securities issued by foreign corporations and sovereign governments. These risks relate to political and economic developments abroad, as well as those that result from the differences between the regulation of domestic securities and issuers and foreign securities and issuers. These risks may include, but are not limited to, expropriation and nationalization, confiscatory taxation, reduced levels of government regulation of securities markets, currency fluctuations and restrictions on, and costs associated with, the exchange of currencies, withholding taxes on interest, limitations on the use or transfer of assets, political or social instability and adverse diplomatic developments. It may also be more difficult to enforce contractual obligations or obtain court judgments abroad than would be the case in the United States because of differences in the legal systems. If the issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, the Fund may have limited legal recourse in the event of a default. Moreover, individual foreign economies may differ favorably or unfavorably from the domestic economy in such respects as growth of gross national product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

    Additional differences exist between investing in foreign and domestic securities. Examples of such differences include: less publicly available information about foreign issuers; credit risks associated with certain foreign governments; the lack of uniform financial accounting standards applicable to foreign issuers; less readily available market quotations on foreign issues; the likelihood that securities of foreign issuers may be less liquid or more volatile; generally higher foreign brokerage commissions; and unreliable mail service between countries.

    To the extent that debt securities purchased by a Fund are denominated in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the Fund's net asset value; the value of interest earned; gains and losses realized on the sale of securities; and net investment income and capital gain, if any, to be distributed to shareholders by the Fund. If the value of a foreign currency rises against the U.S. dollar, the value of the Fund's assets denominated in that currency will increase; correspondingly, if the value of a foreign currency declines against the U.S. dollar, the value of the Fund's assets denominated in the currency will decrease.

    Foreign Currency Transactions. The Funds may enter into foreign currency transactions to obtain the necessary currencies to settle securities transactions. Currency transactions may be conducted either on a spot or cash basis at prevailing rates or through forward foreign currency exchange contracts.

    The Funds may also enter into foreign currency transactions to protect Fund assets against adverse changes in foreign currency exchange rates or exchange control regulations. Such changes could unfavorably affect the value of Fund assets which are denominated in foreign currencies, such as foreign securities or funds deposited in foreign banks, as measured in U.S. dollars. Although foreign currency transactions may be used by the Fund to protect against a decline in the value of one or more currencies, such efforts may also limit any potential gain that might result from a relative increase in the value of such currencies and might, in certain cases, result in losses to the Fund.

Municipal Securities

    The Municipal Fixed Income Fund may invest in municipal securities. The Tax-Free Money Market Fund may invest in short-term municipal securities that qualify as money market instruments.

    Municipal securities are generally issued to finance public works, such as airports, bridges, highways, housing, hospitals, mass transportation projects, schools, streets, and water and sewer works. They are also issued to repay outstanding obligations, to raise funds for general operating expenses, and to make loans to other public institutions and facilities.

    The two principal classifications of municipal securities are "general obligation" and "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its full faith and credit and taxing power for the payment of principal and interest. Interest on and principal of revenue bonds, however, are payable only from the revenue generated by the facility financed by the bond or other specified sources of revenue. Revenue bonds do not represent a pledge of credit or create any debt of or charge against the general revenues of a municipality or public authority.

    Municipal securities may carry fixed or floating rates of interest. Most municipal securities pay interest in arrears on a semiannual or more frequent basis. However, certain securities, typically known as capital appreciation bonds or zero coupon bonds, do not provide for any interest payments prior to maturity. Such securities are normally sold at a discount from their stated value, or provide for periodic increases in their stated value to reflect a compounded interest rate. The market value of these securities is also more sensitive to changes in market interest rates than securities that provide for current interest payments.

    Participation Interests. The Funds may purchase participation interests from financial institutions such as commercial banks, savings and loan associations and insurance companies. These participation interests give the Fund an undivided interest in one or more underlying municipal securities. The financial institutions from which the Fund purchases participation interests frequently provide or obtain irrevocable letters of credit or guarantees to attempt to assure that the participation interests are of high quality. These typically give the Fund the right to demand payment of the principal amounts of the participation interests plus accrued interest on short notice (usually within seven days).

    Municipal Leases. Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. They may take the form of a lease, an installment purchase contract, a conditional sales contract or a participation certificate of any of the above.

    Industrial Development Bonds. Industrial development bonds are issued by or on behalf of public authorities to provide financing aid to acquire sites or construct and equip facilities for privately or publicly owned corporations. The availability of this financing encourages these corporations to locate within the sponsoring communities and thereby increases local employment. Industrial development bonds do not represent a pledge of credit or create any debt of municipality or a public authority, and no taxes may be levied for payment of principal or interest on these bonds. The principal and interest is payable solely out of monies generated by the entities using or purchasing the sites or facilities. These bonds will be considered municipal securities if the interest paid on them, in the opinion of bond counsel, is exempt from federal regular income tax.

    Municipal Notes. Municipal securities in the form of notes generally are used to provide for short-term capital needs, in anticipation of an issuer's receipt of other revenues or financing, and typically have maturities of up to three years. Such instruments may include Tax Anticipation Notes, Revenue Anticipation Notes, Bond Anticipation Notes, Tax and Revenue Anticipation
Notes and Construction Loan Notes. The obligations of an issuer of municipal notes are generally secured by the anticipated revenues from taxes, grants or bond financing. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer's payment obligations under the notes or that refinancing will be otherwise unavailable.

    Tax-Exempt Commercial Paper. Issues of commercial paper typically represent short-term, unsecured, negotiable promissory notes. These obligations are issued by state and local governments and their agencies to finance working capital needs of municipalities or to provide interim construction financing and are paid from general revenues of municipalities or are refinanced with long-term debt. In most cases, tax-exempt commercial paper is backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.

    Zero Coupon and Capital Appreciation Bonds. Zero coupon and capital appreciation bonds are debt securities issued or sold at a discount from their face value and which do not entitle the holder to any periodic payment of interest prior to maturity or a specified redemption date (or cash payment date). The amount of the discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves or receipts or certificates representing interest in such stripped debt obligations or coupons. Discount with respect to stripped tax-exempt securities or their coupons may be taxable. The market prices of capital appreciation bonds generally are more volatile than the market prices of interest bearing securities and are likely to respond to a greater degree to changes in interest rates than interest bearing securities having similar maturities and credit quality.

U.S. Government Securities

    All of the Funds may invest in U.S. government securities. These securities are either issued or guaranteed by the U.S. government, its agencies or instrumentalities. The government securities in which the Fund may invest are backed in a variety of ways by the U.S. government or its agencies or instrumentalities. Some of these securities, such as Government
National Mortgage Association ("GNMA") mortgage-backed securities, are backed by the full faith and credit of the U.S. government. Other securities, such as obligations of the Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC"), are backed by the credit of the agency or instrumentality issuing the obligations but not the full faith and credit of the U.S. government. No assurances can be given that the U.S. government will provide financial support to these other agencies or instrumentalities, because it is not obligated to do so.

Bank Instruments

    All of the Funds may invest in bank instruments of the types described under "The Taxable Money Market Fund". These instruments may include Eurodollar Certificates of Deposit ("ECDs"), Yankee Certificates of Deposit ("Yankee
CDs") and Eurodollar Time Deposits ("ETDs"). The banks issuing these instruments are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as reserve requirements, loan requirements, loan limitations, examinations, accounting, auditing, and record keeping and the public availability of information.

Credit Facilities

    All of the Funds may invest in demand notes and revolving credit facilities that qualify as money market instruments. Demand notes are borrowing arrangements between a corporation and an institutional lender (such as the Fund) payable upon demand by either party. The notice period for demand typically ranges from one to seven days, and the party may demand full or partial payment. Revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. As the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the facility. The Fund generally acquires a participation interest in a revolving credit facility from a bank or other financial institution. The terms of the participation require the Fund to make a pro rata share of all loans extended to the borrower and entitles the Fund to a pro rata share of all payments made by the borrower. Demand notes and revolving facilities usually provide for floating or variable rates of interest. These instruments are subject to the considerations described above with regard to foreign securities.

Repurchase Agreements

    All of the Funds may invest in repurchase agreements related to eligible securities. Repurchase agreements are arrangements in which banks, broker/dealers, and other recognized financial institutions sell U.S. government securities or other securities to the Fund and agree at the time of sale to repurchase them at a mutually agreed upon time and price. Under the Investment Company Act of 1940, a repurchase agreement is deemed to be a loan collateralized by the underlying securities. To the extent that the original seller does not repurchase the securities from the Fund, the Fund could receive less than the repurchase price on any sale of such securities.

Reverse Repurchase Agreements

    The Funds may also enter into reverse repurchase agreements. A reverse repurchase transaction is similar to borrowing cash. In a reverse repurchase agreement a Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker, or dealer, in return for a percentage of the instrument's market value in cash, and agrees that on a stipulated date in the future, the Fund will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed upon rate. The use of reverse repurchase agreements may enable the Fund to avoid selling portfolio instruments at a time when a sale may be deemed to be disadvantageous, but the ability to enter into reverse repurchase agreements does not ensure that the Fund will be able to avoid selling portfolio instruments at a disadvantageous time.

Lending of Portfolio Securities

    In order to generate additional income, each Fund may lend portfolio securities on a short-term or a long-term basis up to one-third of the value of its total assets to broker/dealers, banks, or other institutional borrowers of securities. A Fund will only enter into loan arrangements with broker/dealers, banks, or other institutions which its investment adviser has determined are creditworthy under guidelines established by the Board of Trustees. In these loan arrangements, the Fund will receive collateral in the form of cash or U.S. government securities equal to at least 100% of the value of the securities loaned. The Fund continues to be entitled to payments in amounts equal to the interest, dividends and other distributions on the loaned security and receives interest on the amount of the loan.

Selling Securities Short

    The Starwood Strategic Fund may sell securities short. The Fund will effect short sales when it is believed that the price of a particular security will decline. A short sale involves the sale of a security which the Fund does not own in the hope of purchasing the same security at a later date at a lower price. To make delivery to the buyer, the Fund must borrow the security, and the Fund is obligated to return the security to the lender, which is accomplished by a later purchase of the security by the Fund.

     When the Fund makes a short sale, it must deposit with the lender or maintain in a segregated account cash or government securities to collateralize its obligation to replace the borrowed securities which have been sold. The Fund may sell securities short only to the extent that would cause the amounts on deposit or segregated to equal 25% of the value of its total assets.

     The Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund purchases the security to replace the borrowed security. The Fund will realize a gain if the security declines in price between those dates. The amount of any gain will be decreased and the amount of any loss increased by any premium or interest the Fund may be required to pay in connection with a short sale.

When-Issued and Delayed Delivery Transactions

    The Funds may purchase securities on a when-issued or delayed delivery basis. These transactions are arrangements in which a Fund purchases securities with payment and delivery scheduled for a future time. Prior to such delivery, no income on the securities accrues to the Fund. In when-issued and delayed delivery transactions, the Fund relies on the seller to complete the transaction. The seller's failure to complete the transaction may cause the Fund to miss a price or yield considered to be advantageous.

Demand Features

    The Funds that invest in debt securities may acquire securities that are subject to puts and standby commitments ("demand features") to purchase the securities at their principal amount (usually with accrued interest) within a fixed period following a demand by the Fund. The demand feature may be issued by the issuer of the underlying securities, a dealer in the securities or by another third party, and may not be transferred separately from the underlying security. The Fund uses these arrangements to provide the Fund with liquidity and not to protect against changes in the market value of the underlying securities. The bankruptcy, receivership or default by the issuer of the demand feature, or a default on the underlying security or other event that terminates the demand feature before its exercise, will adversely affect the liquidity of the underlying security. Demand features that are exercisable even after a payment default on the underlying security are treated as a form of credit enhancement.

Options Transactions

    Each of the Funds (except the Taxable Money Market Fund and the
Tax-Free Money Market Fund) may attempt to hedge all or a portion of its portfolio by buying put options on portfolio securities. These Funds also may also write covered call options on portfolio securities to attempt to increase current income. Each Fund may write covered call options and secured put options on up to 25% of its net assets and may purchase put and call options provided that no more than 5% of the fair market value of its net assets may be invested in premiums on such options.

    A call option gives the purchaser the right to buy, and the writer the obligation to sell, the underlying currency, security or other asset at the exercise price during the option period. A put option gives the purchaser the right to sell, and the writer the obligation to buy, the underlying currency, security or other asset at the exercise price during the option period. The writer of a covered call owns assets that are acceptable for escrow and the writer of a secured put invests an amount not less than the exercise price in eligible assets to the extent that it is obligated as a writer. If a call written by a Fund is exercised, the Fund forgoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received. In writing puts, there is a risk that the Fund may be required to take delivery of the underlying asset at a disadvantageous price.

    Over-the-counter options ("OTC options") differ from exchange traded options in several respects. They are transacted directly with dealers and not with a clearing corporation, and there is a risk of nonperformance by the dealer as a result of the insolvency of such dealer or otherwise, in which event the fund may experience material losses. However, in writing options the premium is paid in advance by the dealer, OTC options, which may not be continuously liquid, are available for a greater variety of assets, and a wider range of expiration dates and exercise prices, than are exchange traded options. The Fund intends to treat OTC options as illiquid securities.

Restricted and Illiquid Securities

    The Funds may invest in restricted securities. Restricted securities are any securities in which a Fund may otherwise invest pursuant to its investment objective and policies, but which are subject to restriction on resale under federal securities law. Each Fund will limit investments in illiquid securities, including certain restricted securities not determined by the Board of Trustees to be liquid, non-negotiable time deposits, and repurchase agreements providing for settlement in more than seven days after notice, to 15% of the value of its net assets (10% in the case of the money market Funds).

Portfolio Turnover

    Each Fund may trade or dispose of portfolio securities as considered necessary to meet its investment objective. Each of the Funds intends to make investments based on long-term investment considerations as opposed to short-term trading. However, each Fund may take advantage of opportunities for short-term profits as they arise. Higher portfolio turnover results in increased Fund expenses, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and on the reinvestment in other securities, and results in the acceleration of realization of capital gains or losses for tax purposes. The Funds cannot accurately predict their portfolio turnover rates, but it is anticipated that each Fund's annual turnover rate generally will not exceed 100% (excluding the money market
Funds, which must invest in short-term instruments). Each Fund intends to comply with the short-term trading restrictions of Subchapter M of the Internal Revenue Code of 1986, as amended, which could inhibit a rapid change in a Fund's investments.


NET ASSET VALUE

    Net asset value per share (the price at which shares are purchased and redeemed) is determined as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time), on each business day the Exchange is open for business. Each Fund's net asset value per share is determined by dividing the sum of the market value of all securities and all other assets of the applicable Fund, less liabilities of the Fund, by the number of the Fund's shares outstanding.

    The net asset value per share will fluctuate for each Fund other than the Taxable Money Market Fund and the Tax-Free Money Market Fund. The portfolio securities of the two money market Funds are valued utilizing the amortized cost method of valuation, which normally approximates market value, and which is intended to result in a constant net asset value of $1.00 per share. Although every effort is made to maintain the net asset value of the money market Funds at $1.00 per share, there can be no assurance that this constant net asset value will be maintained at all times. For example, in the event of rapid and sharp increases in current interest rates, a national credit crisis, or a default by one or more of the issuers of a money market
Fund's portfolio securities, then it is possible that a money market Fund's net asset value could decline below $1.00 per share.


HOW TO BUY SHARES

    Shares of the Funds are sold each day the New York Stock Exchange is open at the applicable Fund's net asset value per share next calculated after receipt of the purchase order in proper form. The Trust reserves the right to reject any purchase request.

Minimum Investment

    The minimum initial investment in each Fund is $l,000, except an IRA for which the minimum initial investment is $500. Former shareholders of the Unified family of funds, or the Quest funds which acquired the Unified family of funds, may open an account with less than the required minimum. However, they are subject to a one-time $4.50 administrative charge to establish the account. Subsequent investments may be made in amounts of at least $100, except for an IRA, which must be in amounts of at least $50. Minimum investments for certain other types of retirement accounts may be different.
See "Shareholder Services."

Opening An Account

    An account may be opened by mail or bank wire, as follows:

    By Mail.  To open a new account by mail:

        Complete and sign the account application. (Be sure to specify the name of the Fund(s) in which an investment is made.)

        Enclose a check payable to each Fund specified in the application.

        Mail the application and the check to the Transfer Agent at the
        following address:   The Vintage Funds, c/o Unified Advisers, Inc.,
        P.O. Box 6110, Indianapolis,  Indiana 46206-6110.

    By Wire. To open a new account (or to open an additional account in a different Fund) by wire, call the Transfer Agent at 1-800-408-4682. A representative will assist you to obtain an account application by telecopy (or mail), which must be completed, signed and telecopied (or mailed) to the Transfer Agent before payment by wire may be made. Then, request your financial institution to wire immediately available funds to:

         Star Bank, N.A.
         ABA # 04-20000-13
         Attention:  Name of Fund   (see below)
                           Number of Fund (see below)
         Credit Account # ________  (see below)

    The applicable Fund and account numbers are as follows:

Fund Name                         Fund Number         Account Number

Starwood Strategic Fund                20                483616744
Aggressive Growth Fund                 21                483616751
Fiduciary Value Fund                   23                483616769
Asset Allocation Fund                  24                483616777
Taxable Fixed Income Fund              25                483616785
Municipal Fixed Income Fund            26                483616793
Taxable Money Market Fund              30                483616819
Tax-Free Money Market Fund             31                483616827


    The order is considered received when Star Bank, N.A., the Trust's custodian, receives payment by wire. However, the completed account application must be mailed to the Transfer Agent on the same day the wire payment is made. See "Opening an Account -- By Mail" above. The Trust will not permit redemptions until the Transfer Agent receives the application in proper form. Financial institutions may charge a fee for wire transfers.

Subsequent Investments

    Once an account is open, additional purchases of Fund shares may be made at any time in minimum amounts of $100, except for an IRA, which must be in amounts of at least $50. Additional purchases may be made:

        By sending a check, made payable to the applicable Fund, to The Vintage Funds, [Name of Fund], P.O. Box 640689, Cincinnati, Ohio 45264-0689. The Trust will charge a $15 fee against a shareholder's account for any check returned for insufficient funds. The shareholder also will be responsible for any losses suffered by the Trust as a result.

        By wire to the applicable Fund account as described above under "Opening an Account -- By Wire". Shareholders should call the Transfer Agent at 1-800-408-4682 before wiring funds.

        By electronic funds transfer from a financial institution through the Automated Clearing House ("ACH"), as described below.

        By telephone order, as described below.

     By Automated Clearing House (ACH). Once an account is open, shares may be purchased or redeemed through ACH in minimum amounts of $100.
ACH is the electronic transfer of funds directly between an account with a financial institution and the applicable Fund. In order to use the ACH service, the ACH Authorization section of the account application must be completed.
For existing accounts, an ACH Authorization Form may be obtained by calling the Transfer Agent at 1-800-408-4682. Allow at least two weeks for preparation before using ACH. To order a purchase or redemption by ACH, call the Transfer Agent at 1-800-408-4682. There are no charges for ACH transactions imposed by the Fund or the Transfer Agent. ACH transactions are completed approximately two business days following the placement of the transfer order.

    ACH may be used to make direct deposits into a Fund account of part or all of recurring payments made to a shareholder by his or her employer (corporate, federal, military, or other) or by the Social Security Administration.

    By Telephone Order. Once an account is open, shares may be purchased at a certain day's price by calling the Transfer Agent at 1-800-408-4682, before the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time) on that day. Orders must be for $1,000 or more and may not be for an amount greater that twice the value of the existing account at the time the order is placed. Payment by check or wire must be received within three business days after the order is placed, or the order will be cancelled and the shareholder will be responsible for any resulting loss to the Fund. Payment of telephone orders by check may not be mailed to the Transfer
Agent's P.O. Box address herein, but must be mailed to the Transfer Agent at Unified Advisers, Inc., 429 North Pennsylvania Street, Indianapolis, Indiana 46204. Payment must be accompanied by the order number given at the time the order is placed. A written confirmation with complete purchase information will be sent to the shareholder of record shortly after payment is received.


DIVIDENDS AND DISTRIBUTIONS

    The Starwood Strategic Fund, the Aggressive Growth Fund, the Asset Allocation Fund and the Fiduciary Value Fund declare and pay dividends on a quarterly basis.

    The Taxable Fixed Income Fund and the Municipal Fixed Income Fund declare and pay dividends on a monthly basis.

    The Taxable Money Market Fund and The Tax-Free Money Market Fund declare and pay dividends on a daily basis.

    The Funds make distributions of any net realized long-term capital gains at least once every twelve months. Dividends and distributions are automatically reinvested in additional shares on payment dates at the ex-dividend net asset value, unless cash payments are requested on the account application or in writing to the Transfer Agent. If cash payments are requested with respect to either of the money market Funds, daily dividends will accumulate and be paid at the end of each month, as requested in writing. All shareholders on the record date are entitled to the dividend.

    If an order for shares is received on a business day prior to receipt of wire payment, shares purchased by wire begin earning dividends on the business day wire payment is received by the Transfer Agent. If the order for shares and payment by wire are received on the same day, shares begin earning dividends on the next business day. Shares purchased by check begin earning dividends on the business day after the check is converted into federal funds. Shares earn dividends through the business day that proper written redemption instructions are received by the Transfer Agent. Certain transactions in the money market Funds are treated differently, as described below.

Timing of Certain Money Market Fund Transactions

    The money market Funds have two transaction times each day, at 12:00 noon (Eastern time) and the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time). New investments represented by federal funds or bank wires received by the Custodian prior to 12:00 noon are paid the full dividend for that day; such investments received after 12:00 noon do not begin to receive daily dividends until the next day. Redemption orders received prior to 12:00 noon are effected at 12:00 noon, and the redemption proceeds are normally available that day. Redemption orders received after 12:00 noon are effected at the close of regular trading on the New York Stock Exchange, and the redemption proceeds are normally remitted the next business day. Redemption orders received at any time during a day do not earn that day's dividend.


EXCHANGE PRIVILEGE

    Shares of any Fund may be exchanged for shares of any other Fund at net asset value, without any additional charges. The shares exchanges must have been registered in the shareholder's name for at least five days prior to the exchange request, and must have a net asset value which at least meets the minimum investment required for the Fund into which the exchange is being made.

    Exchange requests may be made by telephone or in writing. Exchanges will be effected at the respective net asset values per share of the Funds involved, next determined after the exchange request is received in proper form. If an exchange request is received by the Transfer Agent in proper form on a Trust business day before the close of regular trading on the New York Stock
Exchange (currently 4:00 p.m., Eastern time), the exchange will be effected that day. An exchange of shares purchased by check will be delayed until the check has been converted into federal funds and redemption proceeds are available for purchase of the newly acquired shares, which could take up to 15 days.

    By Telephone. Exchange requests may be made by telephone by calling the Transfer Agent at 1-800-408-4682. Exchange requests made by telephone will be effected only if (1) the shareholder's existing account has authorized telephone redemption privileges (see "How to Redeem Shares -- By Telephone" below) and (2) no account information will change as a result of the exchange. The Transfer Agent requires personal identification before accepting any exchange request by telephone, and telephone exchange requests may be recorded.

    By Mail or Telecopy. Exchange requests made in writing should be sent to The Vintage Funds c/o Unified Advisers, Inc., P.O. Box 6110, Indianapolis, Indiana 46206-6110. A written request to exchange shares having a net asset value of less than $5,000 may be sent by telecopy, by first calling the Transfer Agent at 1-800-408-4682. Regardless of whether the request is sent by mail or by telecopy, the request must be signed exactly as the shareholder's name appears on the Trust's account records. If the shares to be exchanged have a net asset value of $5,000 or more, the request must be mailed, and all signatures must be properly guaranteed as described below under "How to Redeem Shares -- Signatures." If shares are to be exchanged into a new account registered in a different name, or if any account information will change as a result of the exchange, a separate account application must be received by the Transfer Agent by mail before the exchange may be effected.

    The exchange privilege is designed to accommodate changes in shareholder investment objectives. It is not designed for frequent trading in response to short-term market fluctuations. Accordingly, the Trust reserves the right to limit a shareholder's use of the exchange privilege. The exchange privilege may be modified or terminated at any time.

    Any exchange involves a redemption of shares of one Fund and an investment of the redemption proceeds in shares of another Fund. Before requesting an exchange, a shareholder should read carefully the parts of this Prospectus describing the Fund into which the exchange will be made. Also, an exchange is treated for federal income tax purposes as a sale of the shares given in exchange, and the shareholder may realize a taxable gain or loss on the exchange.


HOW TO REDEEM SHARES

    Shares of each Fund may be redeemed on any day on which the Fund computes it net asset value. Shares are redeemed at their net asset value next determined after the Transfer Agent receives the redemption request in proper form. Redemption requests may be may by mail or by telephone.

     By Mail. A shareholder may redeem shares by mailing a written request to The Vintage Funds, c/o Unified Advisers, Inc., P.O. Box 6110, Indianapolis, Indiana 46206-6110. Written requests must state the shareholder's name, the name of the Fund, the account number and the shares or dollar amount to be redeemed and be signed exactly as the shares are registered.

         Signatures. Shareholders requesting a redemption of $5,000 or more, or a redemption of any amount payable to a person other than the shareholder of record or to be sent to an address other than that on record with the Trust, must have all signatures on written redemption requests guaranteed. The Transfer Agent will accept signatures guaranteed by a financial institution whose deposits are insured by the FDIC; a member of the New York, American, Boston, Midwest, or Pacific Stock Exchange; or any other
"eligible guarantor institution," as defined in the Securities Exchange Act of 1934. The Transfer Agent will not accept signatures guaranteed by a notary public. The Transfer Agent has adopted standards for accepting signature guarantees from the above institutions. The Trust may elect in the future to limit eligible signature guarantors to institutions that are members of a signature guarantee program. The Trust and its Transfer Agent reserve the right to amend these standards at any time without notice.

         Redemption requests by corporate and fiduciary shareholders must be accompanied by appropriate documentation establishing the authority of the person seeking to act on behalf of the account. Forms of resolutions and other documentation to assist in compliance with the Transfer Agent's procedures may be obtained by calling the Transfer Agent.

    By Telephone. You may also redeem shares by telephone by calling the Transfer Agent at 1-800-408-4682. In order to make redemption requests by telephone, the Telephone Privileges section of the account application must be completed. For existing accounts, a Telephone Privileges form may be obtained by calling the Transfer Agent at 1-800-408-4682.

    Telephone redemptions may be requested only if the proceeds are to be issued to the shareholder of record and mailed to the address on record with the Fund. Upon request, proceeds of $100 or more may be transferred by ACH, and proceeds of $1,000 or more may be transferred by wire, in either case to the account stated on the account application. Shareholders will be charged for outgoing wires.

    Telephone privileges and account designations may be changed by sending the Transfer Agent a written request with all signatures guaranteed as described above.

    The Transfer Agent requires personal identification before accepting any redemption request by telephone, and telephone redemption instructions may be recorded. If reasonable procedures are not followed by the Trust, it may be liable for losses due to unauthorized or fraudulent telephone instructions.
In the event of drastic economic or market changes, a shareholder may experience difficulty in redeeming by telephone. If such a case should occur, redemption by mail should be considered.

Receiving Payment

    The Trust normally will make payment for all shares redeemed within three business days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. A requested wire of redemption proceeds normally will be effected the following business day, but in no event more than three business
days, after receipt of the redemption request in proper form.   However, when
shares are purchased by check or through ACH, the proceeds from the redemption of those shares are not available, and the shares may not be exchanged, until the purchase check or ACH transfer has been converted to federal funds, which could take up to 15 days.

Check Writing (Money Market Funds Only)

    Under the Funds' check writing service, shareholders of the Taxable Money Market Fund or the Tax-Free Money Market Fund may write checks payable to any payee in any amount of $250 or more. There is no check writing privilege for the non-money market Funds. A shareholder with check writing privileges may present for payment three checks per month free of charge; additional checks will result in a charge of $0.30 per check. Daily dividends will continue to accrue on the shares redeemed by check until the day the check is presented for payment.

    The Check Writing Privileges section of the account application must be completed in order to initiate check writing privileges. For existing accounts, check writing privileges may be initiated by sending a written request to the Transfer Agent with all signatures guaranteed. A book of checks will be sent to the shareholder of record upon the Transfer Agent's receipt of the request.

    A check should not be used to close out an account with the Fund because the balance of the account will continue to increase by the amount of daily dividends until the check is presented for payment. The Transfer Agent may impose a charge for checks returned unpaid for insufficient funds or for effecting stop-payment instructions.

Minimum Account Balance

    Due to the high cost of maintaining accounts with low balances, the Trust may involuntarily redeem Shares in any account, and pay the proceeds to the shareholder, if the account balance falls below a required minimum value of $1,000 ($500 for an IRA) due to shareholder redemptions. This requirement does not apply, however, if the balance falls below the minimum because of changes in a Fund's net asset value. Before shares are redeemed to close an account, the shareholder is notified in writing and allowed 30 days to purchase additional Shares to meet the minimum requirement.


SHAREHOLDER SERVICES

    Each time shares are purchased or redeemed, a statement will be mailed showing the details of the transaction and the number and value of shares owned after the transaction. Share certificates are not issued. Financial reports showing investments, income and expenses of the Funds are mailed to shareholders semi-annually. After the end of each year, shareholders receive a statement of all their transactions for the year.

    The Trust provides a number of plans and services to meet the special needs of certain investors, including (1) an automatic investment plan, (2) a payroll deduction plan, (3) a systematic withdrawal plan to provide monthly payments,
(4) retirement plans such as IRA and 403(b), and (5) corporate pension and profit sharing plans, including a 401(k) plan. Brochures describing these plans and related charges and account applications are available from the Transfer Agent by calling 1-800-408-4682.


THE TRUST AND ITS MANAGEMENT

    The Trust is an Indiana business trust authorized to offer separate classes and sub-classes of shares of beneficial interest. At the date of this Prospectus, the Trust has established each of the eight Funds described herein as a separate class of its shares. The Trust's offices are at 429 North Pennsylvania Street, Indianapolis, Indiana 46204. The business affairs of the Trust are under the direction of its Board of Trustees.

Investment Advisory Arrangements

    Investment Adviser. Vintage Advisers, Inc., 429 North Pennsylvania Street, Indianapolis, Indiana 46204, serves as the Trust's investment adviser (the "Adviser"). The Adviser supervises and assists in the management of the Funds under an Investment Advisory Agreement between the Adviser and the Trust, subject to the overall authority of the Board of Trustees. The Adviser also is responsible for monitoring and evaluating the performance of each Sub-Adviser, as described below.

    The Adviser was organized in December 1994 and is a registered investment adviser. It has no prior operating history and does not act as the investment adviser to any other investment companies. The Adviser is controlled by Timothy L. Ashburn and Jack R. Orben, each of whom owns of record 25% of its voting securities. The remainder of the Adviser's voting securities are owned of record by a management retention plan for the benefit of Messrs. Ashburn and Orben and certain other individuals. Messrs. Ashburn and Orben control the voting of the shares owned by that plan. They, together with the other directors and officers of the Adviser, have substantial experience in the investment counsel and mutual fund industries. Each of the portfolio managers named below under "Portfolio Managers' Backgrounds" is a director or officer of the Adviser. Messrs. Ashburn and Orben are members of the Trust's Board of Trustees.

    The Adviser has notified the Trust that, in the event of an initial public offering of the Adviser's voting securities, the Adviser may offer the first opportunity to purchase such securities to persons who are then shareholders of the Funds. The Adviser has also notified the Trust, however, that it has no current intention of offering its voting securities to the public in the foreseeable future, and that there can be no assurance that the Adviser will ever offer its voting securities to the public.

    Sub-Advisers. The Adviser has entered into Sub-Advisory Agreements with Starwood Corporation and Fiduciary Counsel, Inc. (the "Sub-Advisers") to manage the investment portfolios of certain of the Funds. The Sub-Advisers are located at 40 Wall Street, New York, New York. They are wholly owned subsidiaries of Associated Family Services, Inc. ("AFS"). Jack R. Orben owns 33% of the outstanding voting securities of AFS.

    Starwood Corporation is the sub-adviser of the Starwood Strategic Fund. Originated in 1932, Starwood Corporation is a registered investment adviser that manages approximately $30 million in assets. It does not act as the investment adviser to any other investment companies.

    Fiduciary Counsel, Inc. is the sub-adviser to each of the Fiduciary Value Fund, the Taxable Fixed Income Fund, the Municipal Fixed Income Fund, the Taxable Money Market Fund and the Tax-Free Money Market Fund. Formed in 1931, Fiduciary Counsel is a registered investment adviser that manages approximately $350 million in assets. It does not act as the investment adviser to any other investment companies.

Portfolio Managers' Backgrounds

    Starwood Strategic Fund. Andrew E. Beer is the Fund's portfolio manager. Mr. Beer has been the President and Director of Starwood Corporation since 1984.

    Aggressive Growth Fund and The Asset Allocation Fund.  Timothy L.
Ashburn and Lynn E. Wood are the Funds' portfolio managers. Mr. Ashburn is the Chairman of the Board and President of the Adviser. Also, since December 1989, he has been the Chairman of the Board of the Distributor and the Transfer Agent. From July 1991 to April 1994, he also was the Trust Division Manager and Senior Trust Officer of Vine Street Trust Company, Lexington, Kentucky. Mr. Wood is the Executive Vice President and Chief Operating Officer and a Director of the Adviser. Since July 1993, he has been the President and Chief Operating Officer of the Distributor and the Transfer Agent. Prior to then, he was Vice President and Managing Director of the Distributor.

    Fiduciary Value Fund, Taxable Fixed Income Fund, Municipal Fixed Income Fund, Taxable Money Market Fund and Tax-Free Money Market Fund. Ralph
E. Rosamilia is the Funds' portfolio manager. Mr. Rosamilia has been the President and Chief Executive Officer of Fiduciary Counsel since January 1995. Prior to then, he was a Managing Director of Fiduciary Counsel since 1986. Since 1986, Mr. Rosamilia has been Chairman of Fiduciary
Counsel's Investment Policy Committee and a member of its Executive
Committee. Mr. Rosamilia graduated from the University of Pennsylvania's Wharton School of Business in 1966, and has nearly 30 years of investment experience.

Advisory Fees

    Each Fund pays the Adviser an annual advisory fee, payable monthly, based on its average daily net assets. The fee is equal to 0.75% of the Fund's average daily net assets for all of the Funds that may invest principally in equity securities (i.e., the Starwood Strategic Fund, the Aggressive Growth Fund, the Fiduciary Value Fund and the Asset Allocation Fund). The fee is equal to 0.50% of the Fund's average daily net assets for all of the Funds that may invest principally in debt securities (i.e., the Taxable Fixed
Income Fund, the Municipal Fixed Income Fund, the Taxable Money Market Fund and the Tax-Free Money Market Fund). These fees are similar to those for other mutual funds with similar investment objectives, but may be higher than fees paid by other mutual funds with different investment objectives. The Adviser has agreed to voluntarily waive some or all of its fees, but may terminate this voluntary waiver with respect to any Fund at any time at its sole discretion. The Adviser has also undertaken to reimburse each Fund for operating expenses in excess of limitations established by certain states. During the period
June 2, 1995 (commencement of operations) to September 30, 1995, only the Taxable Money Market Fund had investment operations. During that period, the Adviser waived its entire advisory fee.

    The Adviser pays each Sub-Adviser an annual fee for its services in managing the portfolios of certain of the Funds. These fees are paid directly by the Adviser from its own assets and are not an expense of the Funds. The Funds themselves pay no fees to the Sub-Advisers. The sub-advisory fees are payable monthly, with respect to the applicable Fund's average daily net assets. For the Starwood Strategic Fund and the Fiduciary Value Fund, the sub-advisory fee is equal to 0.35% of the Fund's net assets up to $250 million; 0.30% of the next $250 million of net assets; and 0.25% of net assets in excess of $500 million. For the Taxable Fixed Income Fund and the Municipal Fixed Income Fund, the sub-advisory fee is equal to 0.30% of the Fund's net assets up to $500 million; and 0.25% of net assets in excess of $500 million. For the Taxable Money
Market Fund and the Tax-Free Money Market Fund, the sub-advisory fee is equal to 0.07% of the Fund's net assets up to $1 billion; and 0.05% of net assets in excess of $1 billion.

Distribution Services

    Distributor. Unified Management Corporation (the "Distributor"), 429 North Pennsylvania Street, Indianapolis, Indiana 46024, acts as each Fund's distributor pursuant to a Distribution Agreement with the Trust. The distributor is a subsidiary of Unified Holdings, Inc.

    Distribution Plan. Under a Distribution Plan adopted with respect to each Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Trust pays the Distributor an annual fee, payable monthly, of up to 0.10% of each Fund's average daily net assets. The Distributor is entitled to retain all of this distribution fee to reimburse the Distributor for payments made or expenses incurred for distribution of Fund shares, including those incurred in connection with preparing and distributing sales literature and advertising, preparing, printing and distributing prospectuses and statements of additional information used for other than regulatory purposes or distribution to existing shareholders, implementing and operating the Distribution Plan, and compensating third parties for their distribution services. The Distributor may select financial institutions such as banks, custodians, investment advisers and broker/dealers to provide sales support services as agents for their clients or customers.

    The Distribution Plan is a compensation-type plan. Therefore, the amounts payable to the Distributor during any year may be more or less than actual expenses incurred by the Distributor during such year. No amount payable or credit due pursuant to the Distribution Plan for any fiscal year may be carried over for payment or utilized as a credit, as the case may be, beyond the end of the year, unless authorized by the Trust's Board of Trustees. However, the Distributor may be able to recover such amounts or may earn a profit from future payments made by the Trust under the Distribution Plan.

Administration of the Trust

    Administrator. Unified Advisers, Inc., 429 North Pennsylvania St., Indianapolis, Indiana 46204, serves as the Trust's administrator (the "Administrator"). Pursuant to a Mutual Fund Services Agreement with the
Trust, the Administrator provides certain administrative personnel and services (including administration, transfer agency and fund accounting services) necessary to operate the Funds. For its services, the Administrator receives an annual fee, payable monthly, from each Fund based on its average daily net assets. The fee is equal to 0.435% of the Fund's average daily net assets for all of the Funds, other than the Taxable Money Market Fund and the Tax-Free Money Market Fund for which the fee is equal to 0.185% of the Fund's average daily net assets.

     Shareholder Services Plan.   The Trust has adopted a Shareholder Services
Plan (the "Service Plan") with respect to each Fund, which is administered by the Administrator. Under the Service Plan, financial institutions, including brokers, may enter into shareholder service agreements with the Trust to provide administrative support services to their clients or customers who from time to time may be owners of record or beneficial owners of the shares of one or more of the Funds. In return for providing these support services, a financial institution may receive payments from the Fund at a rate not exceeding 0.15% of the average daily net assets of the shares beneficially owned by the financial institution's clients or customers for whom it is holder of record or with whom it has a servicing relationship. These administrative services may include, but are not limited to, the provision of personal services and maintenance of shareholder accounts.

    The Glass-Steagall Act limits the ability of a depository institution (such as a commercial bank or a savings and loan association) to become an underwriter or distributor of securities. In the event the Glass-Steagall Act is deemed to prohibit depository institutions from acting in the capacities described above or should Congress relax current restrictions on depository institutions, the Board of Trustees will consider appropriate changes in the services. State securities laws governing the ability of depository institutions to act as underwriters or distributors of securities may differ from interpretations given to the Glass-Steagall Act and, therefore, banks and financial institutions may be required to register as dealers pursuant to state law.

    Other Arrangements. The Adviser, the Distributor or the Administrator may, from their respective fees, also pay brokers or financial institutions a fee based upon the net asset value of the Fund shares beneficially owned by the broker's or financial institution's clients or customers. This fee is in addition to amounts paid under the Distribution Plan or the Services Plan. These payments will be made directly by the Adviser, the Distributor or the Administrator from their own assets, will not be made from the assets of the Funds and are not an additional expense of the Funds.

    From time to time the Distributor will purchase Fund shares on behalf of its clients and will be entitled to receive 12b-1 fees, shareholder servicing fees and other administrative fees described herein to the same extent as any other broker or financial institution.

Transfer Agent, Fund Accounting Agent and Custodian

    Unified Advisers, Inc., P.O. Box 6110, Indianapolis, Indiana 46206-6110, acts as the Trust's transfer agent (the "Transfer Agent") and fund accounting agent.

    Star Bank, N.A., 425 Walnut Street, Cincinnati, Ohio 45201, acts as the Trust's custodian. General correspondence to the custodian should be addressed to Star Bank, N.A., P.O. Box 1038, Location 6118, Cincinnati, Ohio 45201. Share purchase orders mailed directly to the custodian (See "How to Buy Shares -- Subsequent Investments") should be addressed to The Vintage Funds, [Name of Applicable Fund], P.O. Box 640689, Cincinnati, Ohio 45264-0689.

Portfolio Transactions

    The Adviser and Sub-Advisers select the firms that effect brokerage transactions for their respective Funds, subject to the overall direction and review of Adviser and the Board of Trustees. The initial criterion that must be met by the Adviser and Sub-Advisers in selecting brokers and dealers is whether the firm can obtain the most favorable combination of price and execution for the transaction. This does not mean that the execution decision must be based solely on whether the lowest possible commission costs may be obtained.
In seeking the best combination of price and execution, the Adviser and Sub-Advisers evaluate the execution capability of the firms and the services they provide, including their general execution capability, reliability and integrity, willingness to take positions in securities, and general operational and financial condition.

    Subject to this primary objective, the Advisers and Sub-Advisers may select for brokerage transactions those firms which furnish brokerage and research services to the Funds, the Adviser or the Sub-Advisers. The Adviser and Sub-Advisers may also give consideration to firms that have sold Fund shares. The Board of Trustees has authorized the Funds to pay brokerage commissions to firms that are affiliated with the Adviser or the Sub-Advisers, subject to the foregoing criteria.

Expenses

    Each Fund pays, except to the extent specifically assumed by others, all expenses incurred in its operations, and a portion of the Trust's general administrative expenses are allocated to the Funds either on the basis of their relative net assets, on the basis of special needs of any Fund, or equally as is deemed appropriate. The expenses borne by a Fund include: organizational costs, taxes, interest, brokerage fees and commissions, fees of Trustees, Securities and Exchange Commission fees, state Blue Sky qualification fees, advisory and administrative fees, distribution and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agent's fees, certain insurance premiums, industry association fees, auditing and legal expenses, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of calculating the net asset value of the Fund's shares, costs of shareholders' reports and meetings, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, and any extraordinary expenses.


"VOICE"
(VISION FOR ON-GOING INVESTMENTS IN CHARITY AND
EDUCATION)

    The Adviser has established The Vintage Funds University and Philanthropic Program (the "Program"), entitled "VOICE" (Vision for On-going Investments in Charity and Education) pursuant to which the Adviser will make donations from its own income to certain accredited college or university endowments or general scholarship funds ("Eligible Institutions") designated by qualified shareholders. Philanthropic institutions outside of the area of education may be proposed by qualifying shareholders and may, at the sole discretion of the Adviser, be accepted for inclusion as an Eligible Institution.

    All Vintage Funds shareholders maintaining an average annualized aggregate net asset value of $25,000 or more over the period of an entire calendar quarter ("Qualified Shareholders") will be qualified to designate one or more Eligible Institutions to receive a donation under the Program with respect to that period. A shareholder making an initial investment of $25,000 or more in Fund shares may designate one Eligible Institution on the VOICE Program Application. A shareholder making an initial investment of $1,000,000 or more (or maintaining that amount for an entire quarterly period) may designate one additional Eligible Institution for each $l,000,000 invested
(or maintained for such period).

    The Adviser will donate, on a quarterly basis, from its own income an amount equal to 0.25% of the average annualized aggregate net asset value of the shares owned by the Qualified Shareholder for the preceding quarterly period, for so long as the average annualized aggregate net asset value of the shares owned by the Qualified Shareholder remain above $25,000 for such period. Donations will be made by the Adviser in the name of the Qualified Shareholder to the Eligible Institution(s) designated by the Qualified Shareholder. However, while the donation will be made in the Qualified Shareholder's name, the Qualified Shareholder will not be entitled to any tax deductions for such donation.

    All Qualified Shareholders desiring to change their designated Eligible Institution(s) may do so twice a year, in January and July. If a Qualified Shareholder was entitled to designate, and did designate, more than one Eligible Institution, the amount donated will be allocated according to the percentages designated on the VOICE Program Application.

    Donations will be made by the Adviser from its own income and, therefore, will have no impact on the expenses or yield of the Funds. There can be no assurances that the Adviser will have income from which to make donations.

    The preceding information is only a summary of the VOICE Program and is qualified in its entirety by the more complete information available from the Adviser.

    Information about the VOICE Program, including applications to participate in the Program, may be obtained from the Adviser by calling 1-800-408-4682 (1-800-40-VINTAGE).


TAXES

    It is intended that each Fund will qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"), as long as such qualification is in the best interest of the Fund's shareholders. Such qualification relieves each Fund of liability for federal income tax to the extent its earnings are distributed in accordance with the Code.

    A shareholder receiving a distribution of ordinary income and/or an excess of net short-term capital gain over net long-term capital loss ordinarily would treat it as a receipt of ordinary income in the computation of the shareholder's gross income, whether such distribution is received in cash or reinvested in additional shares. Any distribution of the excess of net long-term capital gain over net short-term capital loss ordinarily is taxable to shareholders as long-term capital gain regardless of how long the shareholder has held shares. Dividends and distributions also may be subject to state and local taxes.

    Shareholders will receive statements as to the tax status of dividends and distributions annually, as well as periodic account summaries that will include information as to any dividends and distributions from securities gains paid during the year. Shareholders should consult their own tax advisers with questions regarding federal, state or local taxes.

The Municipal and Tax-Free Funds

    Shareholders of the Municipal Fixed Income Fund or the Tax-Free Money Market Fund are not required to pay federal regular income tax on any dividends received from the Fund that represent net interest on tax-exempt municipal bonds. However, under the Tax Reform Act of 1986, dividends representing net interest earned on some municipal bonds may be included in calculating the federal individual alternative minimum tax or the federal alternative minimum tax for corporations. The alternative minimum tax, imposed at a maximum rate of 28% of alternative minimum taxable income for individuals and other non-corporate taxpayers, and 20% for corporations, applies when it exceeds the regular tax for the taxable year. Alternative minimum taxable income is equal to the regular taxable income of the taxpayer increased by certain "tax preference" items not included in regular taxable income and reduced by only a portion of the deductions allowed in the calculation of the regular tax.

    The Tax Reform Act of 1986 treats interest on certain "private activity" bonds issued after August 7, 1986, as a tax preference item for both individuals and corporations. Unlike traditional governmental purpose municipal bonds, which finance roads, schools, libraries, prisons and other public facilities, private activity bonds provide benefits to private parties. The Municipal
Fixed Income Fund and the Tax-Free Money Market Fund may purchase all types of municipal bonds, including private activity bonds. Thus, should a Fund purchase any such bonds, a portion of the Fund's dividends may be treated as a tax preference item.

    In addition, in the case of a corporate shareholder, dividends of these Funds which represent interest on municipal bonds may be subject to the 20% corporate alternative minimum tax because the dividends are included in a corporation's "adjusted current earnings." The corporate alternate minimum tax treats 75% of the excess of a taxpayer's pre-tax "adjusted current earnings" over the taxpayer's alternative minimum taxable income as a tax preference item. "Adjusted current earnings" is based upon the concept of a corporation's "earnings and profits." Since "earnings and profits" generally includes the full amount of any Fund dividend, and alternative minimum taxable income does not include the portion of the Fund's dividend attributable to municipal bonds which are not private activity bonds, the difference will be included in the calculations of the corporation's alternative minimum tax.

    Dividends of the Municipal Fixed Income Fund and the Tax-Free Money
Market Fund representing net interest income earned on some temporary investments and any realized net short-term gains are taxed as ordinary income.

Backup Withholding

    The Trust may be required to withhold federal income tax at a rate of 31% from dividends and redemption proceeds paid to non-corporate shareholders. This tax may be withheld from dividends if a shareholder fails to furnish the Trust with the shareholder's correct taxpayer identification number, the Internal Revenue Service (the "IRS") notifies the Trust that the shareholder has failed to report certain income to the IRS, or the shareholder fails to certify that he or she is not subject to backup withholding when required to do so. Backup withholding is not an additional tax and the shareholder may credit any amounts withheld against the shareholder's federal income tax liability.


PERFORMANCE INFORMATION

    From time to time the Trust may publish performance information relative to the Funds, and may include such information in advertisements, sales literature or shareholder reports. This information will be based on historical performance and is not intended to indicate future performance. Additional information about the performance of the Funds will be contained in the Trust's annual reports to shareholders which may be obtained without charge by calling the Trust.

    Total return quotations for the Funds (other than the money market Funds) are expressed in terms of average annual compounded rates of return for the periods quoted, and will assume that all dividends and distributions were reinvested in additional shares.

    Yield quotations for the Funds (other than the money market Funds) are based upon a 30-day period ended on a specific date, computed by dividing the Fund's net investment income per share earned during the period by the Fund's price per share on the last day of the period. This number is then annualized using semi-annual compounding.

    The Taxable Money Market Fund and the Tax-Free Money Market Fund may quote their current yields and effective yields. The "yield" of a money market Fund refers to the income generated by an investment in the Fund over a seven-day period. This income is then annualized. The amount of income generated by investments during the week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested.
The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

    The Municipal Fixed Income Fund and the Tax-Free Money Market Fund may also quote their "tax-equivalent yield", which is calculated similarly to the yield, but is adjusted to reflect the taxable yield that the Fund's shares would have had to earn to equal the actual yield, assuming a specific tax rate. A Fund's tax-equivalent yield will always be higher than its taxable yield.

    Comparative performance information may be used from time to time in advertising or marketing information relative to the Funds, including certain indices or data from Lipper Analytical Services, Inc., Morningstar Mutual Fund Report and other publications.


GENERAL INFORMATION

    The Trust was organized on February 1, 1995 as an Indiana business trust. The Trust's Declaration of Trust permits the Trust to offer and sell an unlimited number of full and fractional shares of beneficial interest in each of the Funds and to create additional Funds. Each Fund of the Trust issues its own class of shares of beneficial interest. The shares of each Fund represent an interest only in that Fund's assets (and income) and in the event of liquidation, each share of a particular Fund would have the same rights to distributions and assets as every other share of that Fund. Shares have no preemptive or conversion rights, nor do they have cumulative voting rights. Each full or fractional share of each Fund has a proportionate vote on each matter submitted to shareholders of that Fund. All shares of each Fund have equal voting rights except that in matters affecting only a particular Fund, only shares of that Fund are entitled to vote.

    Under Indiana law, the Trust is not required to hold annual meetings of shareholders. The Trust will not hold annual meetings except for extraordinary items requiring shareholder approval under the Investment Company Act of 1940.

    Trustees may be removed by the Board of Trustees or by the shareholders at a special meeting. A special meeting of shareholders shall be called by the Board of Trustees upon the request of shareholders owning at least 10% of the outstanding shares of all Funds entitled to vote.

    Shareholder inquiries may be made by writing to The Vintage Funds, c/o Unified Advisers, Inc., P.O. Box 6110, Indianapolis, Indiana 46206-6110, or by calling 1-800-408-4682 (1-800-40-VINTAGE).

[Begin Back Cover Page]

                        THE VINTAGE FUNDS

                   The Starwood Strategic Fund
                    The Agressive Growth Fund
                     The Fiduciary Value Fund
                    The Asset Allocation Fund
                  The Taxable Fixed Income Fund
                 The Municipal Fixed Income Fund
                  The Taxable Money Market Fund
                  The Tax-Free Money Market Fund

                            PROSPECTUS

                         January 29, 1996


TRANSFER AGENT
Unified Advisers, Inc.
429 N. Pennsylvania Street
Indianapolis, Indiana 46204

CUSTODIAN
Star Bank, N.A.
425 Walnut Street
Cincinnati, Ohio 45201

INVESTMENT ADVISER
Vintage Advisers, Inc.
429 N. Pennsylvania Street
Indianapolis, Indiana 46204

INDEPENDENT ACCOUNTANTS
Price Waterhouse LLP
300 North Meridian, Suite 1700
Indianapolis, Indiana 46204

LEGAL COUNSEL
Baker & Daniels
300 North Meridian, Suite 2700
Indianapolis, Indiana 46204

THE VINTAGE FUNDS
P.O. Box 6110
Indianapolis, Indiana 46206-6110
1-800-40-VINTAGE  (1-800-408-4682

THE VINTAGE FUNDS

PROSPECTUS                             Prospectus dated January 29, 1996

     The Vintage Funds (the "Trust") is an open-end, management investment company (a mutual fund) having eight separate portfolios, each of which has its own separate investment objective and policies. Two of the portfolios offered by the Trust are money markets, The Taxable Money Market Fund and The
Tax-Free Money Market Fund (the "Funds").

     The Taxable Money Market Fund seeks a high level of current income consistent with the preservation of capital and maintenance of liquidity by investing principally in a diversified portfolio of short-term money market instruments. The Fund intends to maintain a constant net asset value of $1.00 per share, although there is no assurance that it will be able to do so.

     The Tax-Free Money Market Fund seeks a high level of current income that is exempt from federal income tax consistent with the preservation of capital and maintenance of liquidity by investing principally in a diversified portfolio of high quality, short-term municipal securities. The Fund intends to maintain a constant net asset value of $1.00 per share, although there is no assurance that it will be able to do so.

     The shares offered hereby are not deposits or obligations of any financial institution and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in the shares involves investment risks including the possible loss of principal. There can be no assurance that the Funds will be able to maintain a stable net asset value of $1.00 per share.

     This Prospectus contains information that you should know before investing in either of the Funds and it should be retained for future reference. A Statement of Additional Information, dated January 29, 1996 has been filed with the Securities and Exchange Commission and is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge by calling 1-800-408-4682 (1-800-40-VINTAGE).


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL
OFFENSE.

TABLE OF CONTENTS

SUMMARY OF FUND EXPENSES                     3

FINANCIAL HIGHLIGHTS                         4

HIGHLIGHTS .                                 6

INVESTMENT OBJECTIVES AND
INVESTMENT RISKS                             6
      The Taxable Money Market Fund          7
      The Tax-Free Money Market Fund         8
      Fundamental Investment Limitations     9

CERTAIN INVESTMENTS AND
INVESTMENT TECHNIQUES                       10

NET ASSET VALUE                             17

HOW TO BUY SHARES                           18
     Minimum Investment                     18
     Opening an Account                     18
          By Mail                           18
          By Wire                           18
     Subsequent Investments                 19
          By Automated Clearing House (ACH) 19

DIVIDENDS AND DISTRIBUTIONS                 20

EXCHANGE PRIVILEGE                          20
     By Telephone                           20
     By Mail or Telecopy                    21

HOW TO REDEEM SHARES                        21
     By Mail                                21
          Signatures                        21
     By Telephone                           22
     Receiving Payment                      22
     Check Writing                          22
     Minimum Account Balance                23

SHAREHOLDER SERVICES                        23

THE TRUST AND ITS MANAGEMENT                24
     Investment Advisory Arrangements       24
          Investment Adviser                24
          Sub-Adviser                       24
     Portfolio Manager's Background         24
     Advisory Fees                          24
     Distribution Services                  25
          Distributor                       25
          Distribution Plan                 25
     Administration of the Trust            25
          Administrator                     25
          Shareholder Services Plan         25
          Other Arrangements                26
     Transfer Agent, Fund Accounting Agent
        and Custodian                       26
     Portfolio Transactions                 26
     Expenses                               27

THE "V.O.I.C.E. " PROGRAM                   27

TAXES                                       28
     The Tax-Free Fund                      29
     Backup Withholding                     29

PERFORMANCE INFORMATION                     29

GENERAL INFORMATION                         30

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and in the Funds' official sales literature in connection with the offer of the Funds' shares, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Funds. This Prospectus does not constitute an offer in any State in which, or to any person to whom, such offering may not lawfully be made.


SUMMARY OF FUND EXPENSES


                  Shareholder Transaction Expenses

Maximum Sales Load Imposed on Purchases  (as a percentage of offering price)
 . .None
Maximum Sales Load Imposed on Reinvested Dividends (as a percentage of offering price) .
 .None
Deferred Sales Load (as a percentage of original purchase price or redemption proceeds, as applicable). . . . . . . . . . . . . . . . . . . . .None
Redemption Fee (as a percentage of amount redeemed, if applicable) . .None
Exchange Fee . . . . . . . . . . . . . . . . . . . . . . . . .None


                  Annual Fund Operating Expenses *
          (As a percentage of projected average net assets)

                   Management    12b-1     Servicing     Other (1)   Total (2)
Fund Name           Fees         Fees        Fees        Expenses    Expenses

Taxable Money       0.50%        0.10%       0.15%         0.25%      1.00%
Market

Tax-Free Money      0.50%        0.10%       0.15%         0.25%      1.00%
Market


       (1) The Adviser has voluntarily agreed to waive its management fees to the extent necessary, on an annualized basis, to cause the Other Expenses of each Fund to be as indicated. Although the Adviser has no current intention to abandon this voluntary arrangement, the Adviser may terminate the arrangement at any time at its sole discretion. Absent the voluntary fee waiver arrangement, Other Expenses are not expected to exceed 0.50%, once each Fund reaches $45,000,000 in assets.

       (2) Absent the voluntary fee waiver arrangement, Total Expenses are not expected to exceed 1.25%, once each Fund reaches $45,000,000 in assets.

*   The Funds commenced operations on June 2, 1995 and only the Taxable
Money Market Fund had investment operations during the period ended
September 30, 1995. Thus, the expenses in the table are estimated based on average expenses expected to be incurred during the year ending September 30, 1996. During the course of this period, expenses may be more or less than the average amounts shown.

    Initial investments of less than the required minimum by persons exempt from the minimum investment requirement are subject to a one-time $4.50 administrative charge. See "How to Buy Shares." Wire-transferred redemptions are subject to a $15.00 charge and certain checking transactions may be subject to additional charges. See "How to Redeem Shares".

    The purpose of this table is to assist the investor in understanding the various costs and expenses that a shareholder of a Fund will bear, either directly or indirectly. Long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charge permitted under the rules of the National Association of Securities Dealers, Inc. For a further description of the various costs and expenses incurred by the Funds, see "The Trust and its Management."

Example:

    An investor would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period:

Fund Name                                 1 Year    3 Years

Taxable Money Market Fund                 10.00      31.19
Tax-Free Money Market Fund                10.00      31.19

       The amounts listed in the example should not be considered as representative of future expenses and actual expenses may be greater or less than those indicated (See footnotes 1 and 2 above). Moreover, while the example assumes a 5% annual return, a Fund's performance will vary and may result in an actual return greater or less than 5%. While the example assumes that each Fund will maintain an asset level of $45,000,000, each respective Fund's assets may vary substantially above or below that level.

    The Funds may invest incidentally in other mutual funds. To the extent that a Fund invests in other mutual funds, the Fund will indirectly bear its proportionate share of any fees and expenses paid by such other funds, in addition to the fees and expenses payable directly by the Fund. Therefore, to the extent that the Fund invests in other mutual funds, the Fund will incur higher expenses, many of which may be duplicative. These expenses will be borne by the Fund, and are not included in the expenses reflected in the table or example above. See " Certain Investments and Investment Techniques -- Investments in Other Mutual Funds."


FINANCIAL HIGHLIGHTS

    The following schedule of per share data and ratios for the period from June 2, 1995 through September 30, 1995 has been audited by Price
Waterhouse LLP, independent accountants, whose report thereon is included in the 1995 Annual Report to Shareholders which is incorporated by reference in the Statement of Additional Information. During this period, only the Taxable Money market fund had investment operations. Therefore, the schedules for the other funds are not meaningful and have been omitted. this schedule should be read in conjunction with the other financial statements and notes thereto included in the Annual Report, which is available without charge by calling the Funds at 1-800-408-4682.




FINANCIAL HIGHLIGHTS
Period June 2, 1995 through September 30, 1995




                                           Taxable Money
                                            Market Fund

Per Share Operating Performance

Net Asset Value,                              $1.00
  Beginning of Period

Income From
Investment Operations:
  Net Investment income                        0.002
Total from investment income                   0.002

Less Distributions:
 Dividends from
 net investment income                        (0.002)
Total from distributions                      (0.002)

Net Asset Value, End of Period                 $1.00

Total Return                                    0.20%

Ratios/Supplementary Data

Net assets, end of period                     $1,230,385
Ratio of net expenses (after
 reimbursement) to average net assets           0.47%(a)
Ratio of net investment income
  to average net assets                         0.65%

HIGHLIGHTS

Investment Objectives and Investment Risks

    An investment in the Funds involves investment risks including the possible loss of principal. These risks depend upon many factors including, among others, the Fund's investment objective, the credit quality of the securities held and interest rate movements. There is no assurance that either Fund will be able to maintain a stable net asset value of $1.00 per share. See "Investment Objectives and Policies" and "Certain Investments and
Investment Techniques."

Liquidity

    Each Fund continuously offers and redeems its shares at a constant net asset value of $1.00 per share. See "How to Buy Shares," "How to Redeem Shares" and "Net Asset Value."

No Sales or Redemption Charges

    There are no commissions, fees or charges by the Trust for the purchase or redemption of shares. Initial investments below the stated minimum, wire-transferred redemptions and certain checking transactions may be subject to additional charges. See "Summary of Fund Expenses," "How to Buy Shares" and "How to Redeem Shares."

Minimum Investment

    A minimum investment of $1,000 is required to open an account, except an IRA account for which the minimum is $500. Former shareholders of the Unified family of funds or the Quest funds, which acquired the Unified family of funds, may open an account with less than the required minimum. However, they are subject to a one-time $4.50 administrative charge to establish the account. Subsequent investments must be at least $100, or $50 for an IRA.
See "How to Buy Shares."

Investment Advisers

    Vintage Advisers, Inc. is the Funds' investment adviser (the "Adviser"). The Adviser has engaged Fiduciary Counsel, Inc. to serve as sub-adviser. The sub-adviser manages the investment portfolios of the Funds, subject to the Adviser's overall management. See "The Trust and its Management."

Retirement Plans and Other Shareholder Services

    The Trust offers retirement plans including a prototype Profit Sharing Plan, Money Purchase Pension Plan, Salary Savings Plan - 401(k) and IRA accounts, as well as a number of special shareholder services. For information regarding these plans or services, call the Transfer Agent at 1-800-408-4682. See "Shareholder Services."


The "V.O.I.C.E. " Program
(Vision For On-Going Investments In Charity and Education)

    The Adviser administers The Vintage Funds University and Philanthropic Program pursuant to which the Adviser will make contributions to the general scholarship funds or endowments of certain accredited colleges and universities designated by qualified shareholders of any of the Funds. For information regarding this Program, call the Adviser at 1-800-408-4682. Also see "The
V.O.I.C.E.   Program" below.


INVESTMENT OBJECTIVES AND POLICIES

    The Funds' investment objectives cannot be changed without shareholder approval. While there is no assurance that either Fund will achieve its investment objective, it endeavors to do so by following the investment policies described in this Prospectus. Unless otherwise indicated, the Funds' investment policies may be changed by the Trust's Board of Trustees without shareholder approval. Shareholders will be notified before any material change in investment policies becomes effective.

    The following sections are concise descriptions of the Funds and their investment objectives and policies. More information about certain types of investments and investment techniques is provided below under "Certain Investments and Investment Techniques" and in the Statement of Additional Information.

The Taxable Money Market Fund

    The Taxable Money Market Fund seeks a high level of current income consistent with the preservation of capital and maintenance of liquidity. The Fund pursues this objective by investing principally in a diversified portfolio of high quality, short-term money market instruments.

     The Fund's investments are selected by its sub-adviser, Fiduciary Counsel, Inc. These investments principally include:

       direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes and bonds;

       notes, bonds, and discount notes of U.S. government agencies or instrumentalities;

       short-term corporate debt instruments (including commercial paper and variable rate demand notes) which mature in 270 days or less;

       domestic and foreign issues of corporate debt obligations having floating or fixed rates of interest and having remaining maturities of less than 13 months;

       time deposits (including savings deposits and certificates of deposit) and bankers acceptances in commercial banks or savings associations whose accounts are insured by the Federal Deposit Insurance Corporation (the "FDIC"), including certificates of deposit issued by and other time deposits in foreign branches of FDIC insured financial institutions or who have at least $100 million in capital (collectively, "domestic bank instruments");

       other short-term investments of a type which the adviser determines presents minimal credit risks and which are of "high quality" as determined by a nationally recognized statistical rating organization, or, in the case of an instrument that is not rated, of comparable quality in the judgment of the adviser; and

       repurchase agreements collateralized by eligible investments.

    The Fund may invest only in securities that, at the time of purchase, have a remaining maturity of less than 13 months and that are "eligible securities" as defined by regulations of the Securities and Exchange Commission. "Eligible securities" generally include securities rated in one of the two highest categories by at least two nationally recognized statistical rating organizations (or by one such rating agency if only one has issued a rating) or, if unrated, are determined to be of comparable quality by Fiduciary
Counsel pursuant to policies approved by the Board of Trustees. If the Fund purchases an eligible security and its rating is subsequently downgraded so that the security is no longer of high quality, the Fund will consider and take appropriate action, which may include divesting the security. The Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less.

The Tax-Free Money Market Fund

    The Tax-Free Money Market Fund seeks a high level of current income that is exempt from federal income tax consistent with the preservation of capital and maintenance of liquidity. The Fund pursues this objective by investing principally in a diversified portfolio of high quality, short-term municipal securities

    The Fund invests principally in high quality, short-term municipal securities, the interest from which is exempt from federal income tax. Municipal securities are debt obligations issued by or on behalf of states, territories and possessions of the United States, including the District of Columbia, and their political subdivisions, agencies and instrumentalities, the interest from which is exempt from federal regular income tax. They are described in more detail below under "Certain Investments and Investment Techniques" and in the Statement of Additional Information. The Fund may invest up to 25% of its assets in securities of issuers located in the same state.

    As a matter of investment policy, which may not be changed without shareholder approval, under normal circumstances, the Fund will be invested so that at least 80% of the income from investments will be exempt from federal income tax or that at least 80% of its net assets are invested in obligations, the interest from which is exempt from federal income tax. Interest income that is exempt from federal income tax retains its federal tax-free status when distributed to the Fund's shareholders. As described below under "Taxes," income from certain types of municipal securities may be subject to the federal alternative minimum tax. To the extent that the Fund invests in these securities, a shareholder, depending on the shareholder's own tax status, may be subject to alternative minimum tax on that part of the Fund's distributions derived from these securities. However, the Fund will limit its investments in these securities so that no more than 20% of its income will be subject to the alternative minimum tax.

    From time to time, during periods of other than normal market conditions, the Fund may invest in instruments that may or may not be exempt from federal income tax. Although the Fund is permitted to make taxable, temporary investments, there is no current intention of generating income subject to federal regular income tax.

    The Fund may invest only in securities that, at the time of purchase, have a remaining maturity of less than 13 months and that are "eligible securities" as defined by regulations of the Securities and Exchange Commission. "Eligible securities" generally include securities rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations (or by one such rating agency if only one has issued a rating) or, if unrated, determined to be of comparable quality by the Fund's sub-adviser, Fiduciary Counsel, Inc., pursuant to policies approved by the Board of Trustees. If the Fund purchases an eligible security and its rating is subsequently downgraded so that the security is no longer of high quality, the Fund will consider and take appropriate action, which may include divesting the security. The Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less.

Fundamental Investment Limitations

    The following investment limitations cannot be changed without shareholder approval. These limitations are considered at the time of purchase; a sale of securities is not required in the event of a subsequent change in circumstances.

None of the Funds will:

    borrow money or pledge securities except that, for temporary or emergency purposes, each Fund may borrow up to one-third of the value of total assets (including the amount borrowed) and pledge up to 15% of the value of those assets to secure such borrowings;

    lend any of its assets, except portfolio securities up to one-third of the value of its total assets. This shall not prevent a Fund from purchasing or holding U.S. government obligations, money market instruments, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements, or engaging in other transactions where permitted by the Fund's investment objective, policies and limitations;

    with respect 75% of the value of its total assets (100% in the case of the Taxable Money Market Fund), invest more than 5% of the value of its total assets in the securities (other than securities issued or guaranteed by the government of the United States or its agencies or instrumentalities, repurchase agreements collateralized by U.S. government securities and securities of other investment companies) of any one issuer or acquire more than 10% of the outstanding voting securities of any one issuer;

    invest 25% or more of the value of its total assets in any one industry or in government securities of any one foreign country, except that each Fund may invest without limitation in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities or in domestic bank instruments;

    invest in more than 3% of the total outstanding voting securities of any one investment company or invest more than 5% of its total assets in any one investment company, or invest more than 10% of its total assets in investment companies in general. The foregoing limitations are not applicable to investment company securities acquired as part of a merger, consolidation, reorganization and other acquisition.


CERTAIN INVESTMENTS AND INVESTMENT TECHNIQUES

    This Section describes certain types of investments, investment techniques and investment policies and limitations of the Funds. For further information, see the Statement of Additional Information.

Fixed Rate Corporate Debt Obligations

    Both of the Funds may invest in fixed rate corporate debt obligations. Fixed rate securities tend to exhibit more price volatility during times of rising or falling interest rates than securities with floating rates of interest. This is because floating rate securities, as described below, behave like short-term instruments in that the rate of interest they pay is subject to periodic adjustments based on a designated interest rate index. Fixed rate securities pay a fixed rate of interest and are more sensitive to fluctuating interest rates. In periods of rising interest rates the value of a fixed rate security is likely to fall. Fixed rate securities with short-term characteristics are not subject to the same price volatility as fixed rate securities without such characteristics. Therefore, they behave more like floating rate securities with respect to price volatility.

    Many corporate debt obligations permit the issuers to call the security and thereby redeem their obligations earlier than the stated maturity dates. Issuers are more likely to call bonds during periods of declining interest rates. In these cases, if a Fund owns a bond which is called, the Fund will receive its return of principal earlier than expected and would likely be required to reinvest the proceeds at lower interest rates, thus reducing income to the Fund.

Other Corporate Debt Obligations

    The Funds may also invest in other corporate debt obligations, including those described below.

    Floating Rate Obligations. Floating rate securities are generally offered at an initial interest rate which is at or above prevailing market rates. The interest rate paid on these securities is then reset periodically (commonly every 90 days) to an increment over some predetermined interest rate index. Commonly utilized indices include the three-month Treasury bill rate, the 180-day Treasury bill rate, the one-month or three-month London Interbank Offered Rate (LIBOR), the prime rate of a bank, the commercial paper rates, or the longer-term rates on U.S. Treasury securities.

    Variable Rate Demand Notes. Variable rate demand notes are long-term corporate debt instruments that have variable or floating interest rates and provide the Fund with the right to tender the security for repurchase at its stated principal amount plus accrued interest. Such securities typically bear interest at a rate that is intended to cause the securities to trade at par. The interest rate may float or be adjusted at regular intervals (ranging from daily to annually), and is normally based on an interest index or a stated percentage of a prime rate or another published rate. Many variable rate demand notes allow the Fund to demand the repurchase of the security on not more than seven days prior notice. Other notes only permit the Fund to tender the security at the time of each interest rate adjustment or at other fixed intervals.

    Zero Coupon Securities.   Corporate zero coupon securities are:
(i) notes or debentures which do not pay current interest and are issued at substantial discounts from par value, or (ii) notes or debentures that pay no current interest until a stated date one or more years into the future, after which the issuer is obligated to pay interest until maturity, usually at a higher rate than if interest were payable from the date of issuance.

Asset-Backed Securities

    The Funds may invest in mortgage-related asset-backed securities that are considered U.S. government securities. Asset-backed securities are created by the grouping of certain governmental, government related and private loans, receivables and other lender assets into pools. Interests in these pools are sold as individual securities. Payments from the asset pools may be divided into several different tranches of debt securities, with some tranches entitled to receive regular installments of principal and interest, other tranches entitled to receive regular installments of interest, with principal payable at maturity or upon specified call dates, and other tranches only entitled to receive payments of principal and accrued interest at maturity or upon specified call dates. Different tranches of securities will bear different interest rates, which may be fixed or floating.

    Because the loans held in the asset pool often may be prepaid without penalty or premium, asset-backed securities can be subject to higher prepayment risks than most other types of debt instruments. Prepayments may result in a capital loss to the Fund to the extent that the prepaid mortgage securities were purchased at a market premium over their stated amount. Conversely, the prepayment of mortgage securities purchased at a market discount from their stated principal amount will accelerate the recognition of interest income by the Fund, which would be taxed as ordinary income when distributed to the shareholders.

    The credit characteristics of asset-backed securities also differ in a number of respects from those of traditional debt securities. The credit quality of most asset-backed securities depends primarily upon the credit quality of the assets underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement to such securities.

Foreign Securities

    Each Fund may invest in foreign securities, including foreign securities not
publicly traded in the United States.   Each of the Funds may invest up to 25%
of its total assets in foreign securities. The percentage of a Fund's assets that will be allocated to foreign securities will vary depending on the relative yields of foreign and U.S. securities, the economies of foreign countries, the condition of such countries' financial markets, the interest rate climate of such countries and the relationship of such countries' currency to the U.S. dollar. These factors are judged on the basis of fundamental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data.

    Investments in foreign securities involve special risks that differ from those associated with investments in domestic securities. The risks associated with investments in foreign securities apply to securities issued by foreign corporations and sovereign governments. These risks relate to political and economic developments abroad, as well as those that result from the differences between the regulation of domestic securities and issuers and foreign securities and issuers. These risks may include, but are not limited to, expropriation and nationalization, confiscatory taxation, reduced levels of government regulation of securities markets, currency fluctuations and restrictions on, and costs associated with, the exchange of currencies, withholding taxes on interest, limitations on the use or transfer of assets, political or social instability and adverse diplomatic developments. It may also be more difficult to enforce contractual obligations or obtain court judgments abroad than would be the case in the United States because of differences in the legal systems. If the issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, the Fund may have limited legal recourse in the event of a default. Moreover, individual foreign economies may differ favorably or unfavorably from the domestic economy in such respects as growth of gross national product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

    Additional differences exist between investing in foreign and domestic securities. Examples of such differences include: less publicly available information about foreign issuers; credit risks associated with certain foreign governments; the lack of uniform financial accounting standards applicable to foreign issuers; less readily available market quotations on foreign issues; the likelihood that securities of foreign issuers may be less liquid or more volatile; generally higher foreign brokerage commissions; and unreliable mail service between countries.

    To the extent that debt securities purchased by a Fund are denominated in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the Fund's net asset value; the value of interest earned; gains and losses realized on the sale of securities; and net investment income and capital gain, if any, to be distributed to shareholders by the Fund. If the value of a foreign currency rises against the U.S. dollar, the value of the Fund's assets denominated in that currency will increase; correspondingly, if the value of a foreign currency declines against the U.S. dollar, the value of the Fund's assets denominated in the currency will decrease.

    Foreign Currency Transactions. The Funds may enter into foreign currency transactions to obtain the necessary currencies to settle securities transactions. Currency transactions may be conducted either on a spot or cash basis at prevailing rates or through forward foreign currency exchange contracts.

    The Funds may also enter into foreign currency transactions to protect Fund assets against adverse changes in foreign currency exchange rates or exchange control regulations. Such changes could unfavorably affect the value of Fund assets which are denominated in foreign currencies, such as foreign securities or funds deposited in foreign banks, as measured in U.S. dollars. Although foreign currency transactions may be used by the Fund to protect against a decline in the value of one or more currencies, such efforts may also limit any potential gain that might result from a relative increase in the value of such currencies and might, in certain cases, result in losses to the Fund.


Municipal Securities

     The Tax-Free Money Market Fund may invest in short-term municipal securities that qualify as money market instruments.

    Municipal securities are generally issued to finance public works, such as airports, bridges, highways, housing, hospitals, mass transportation projects, schools, streets, and water and sewer works. They are also issued to repay outstanding obligations, to raise funds for general operating expenses, and to make loans to other public institutions and facilities.

    The two principal classifications of municipal securities are "general obligation" and "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its full faith and credit and taxing power for the payment of principal and interest. Interest on and principal of revenue bonds, however, are payable only from the revenue generated by the facility financed by the bond or other specified sources of revenue. Revenue bonds do not represent a pledge of credit or create any debt of or charge against the general revenues of a municipality or public authority.

    Municipal securities may carry fixed or floating rates of interest. Most municipal securities pay interest in arrears on a semiannual or more frequent basis. However, certain securities, typically known as capital appreciation bonds or zero coupon bonds, do not provide for any interest payments prior to maturity. Such securities are normally sold at a discount from their stated value, or provide for periodic increases in their stated value to reflect a compounded interest rate. The market value of these securities is also more sensitive to changes in market interest rates than securities that provide for current interest payments.

    Participation Interests. The Funds may purchase participation interests from financial institutions such as commercial banks, savings and loan associations and insurance companies. These participation interests give the Fund an undivided interest in one or more underlying municipal securities. The financial institutions from which the Fund purchases participation interests frequently provide or obtain irrevocable letters of credit or guarantees to attempt to assure that the participation interests are of high quality. These typically give the Fund the right to demand payment of the principal amounts of the participation interests plus accrued interest on short notice (usually within seven days).

    Municipal Leases. Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. They may take the form of a lease, an installment purchase contract, a conditional sales contract or a participation certificate of any of the above.

    Industrial Development Bonds. Industrial development bonds are issued by or on behalf of public authorities to provide financing aid to acquire sites or construct and equip facilities for privately or publicly owned corporations. The availability of this financing encourages these corporations to locate within the sponsoring communities and thereby increases local employment. Industrial development bonds do not represent a pledge of credit or create any debt of municipality or a public authority, and no taxes may be levied for payment of principal or interest on these bonds. The principal and interest is payable solely out of monies generated by the entities using or purchasing the sites or facilities. These bonds will be considered municipal securities if the interest paid on them, in the opinion of bond counsel, is exempt from federal regular income tax.

    Municipal Notes. Municipal securities in the form of notes generally are used to provide for short-term capital needs, in anticipation of an issuer's receipt of other revenues or financing, and typically have maturities of up to three years. Such instruments may include Tax Anticipation Notes, Revenue Anticipation Notes, Bond Anticipation Notes, Tax and Revenue Anticipation
Notes and Construction Loan Notes. The obligations of an issuer of municipal notes are generally secured by the anticipated revenues from taxes, grants or bond financing. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer's payment obligations under the notes or that refinancing will be otherwise unavailable.

    Tax-Exempt Commercial Paper. Issues of commercial paper typically represent short-term, unsecured, negotiable promissory notes. These obligations are issued by state and local governments and their agencies to finance working capital needs of municipalities or to provide interim construction financing and are paid from general revenues of municipalities or are refinanced with long-term debt. In most cases, tax-exempt commercial paper is backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.

    Zero Coupon and Capital Appreciation Bonds. Zero coupon and capital appreciation bonds are debt securities issued or sold at a discount from their face value and which do not entitle the holder to any periodic payment of interest prior to maturity or a specified redemption date (or cash payment date). The amount of the discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves or receipts or certificates representing interest in such stripped debt obligations or coupons. Discount with respect to stripped tax-exempt securities or their coupons may be taxable. The market prices of capital appreciation bonds generally are more volatile than the market prices of interest bearing securities and are likely to respond to a greater degree to changes in interest rates than interest bearing securities having similar maturities and credit quality.

U.S. Government Securities

    Each of the Funds may invest in U.S. government securities. These securities are either issued or guaranteed by the U.S. government, its agencies or instrumentalities. The government securities in which the Fund may invest are backed in a variety of ways by the U.S. government or its agencies or instrumentalities. Some of these securities, such as Government National Mortgage Association ("GNMA") mortgage-backed securities, are backed by the full faith and credit of the U.S. government. Other securities, such as obligations of the Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC"), are backed by the credit of the agency or instrumentality issuing the obligations but not the full faith and credit of the U.S. government. No assurances can be given that the U.S. government will provide financial support to these other agencies or instrumentalities, because it is not obligated to do so.

Bank Instruments

    Each of the Funds may invest in bank instruments of the types described under "The Taxable Money Market Fund". These instruments may include Eurodollar Certificates of Deposit ("ECDs"), Yankee Certificates of Deposit ("Yankee CDs") and Eurodollar Time Deposits ("ETDs"). The banks issuing these instruments are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as reserve requirements, loan requirements, loan limitations, examinations, accounting, auditing, and record keeping and the public availability of information.

Investments in Other Mutual Funds

    Each of the Funds may invest to some extent in the securities of other
open-end registered investment companies ("mutual funds").   Each of the
Funds intends to invest incidentally in other mutual funds and may not invest more than 5% of its total assets in any one mutual fund, or more than 10% of its total assets in mutual funds in general. The Funds, considered together with the other funds of the trust, may not invest in more than 3% of the total outstanding voting securities of any one mutual fund. The foregoing limitations are not applicable to investment company securities acquired as part of a merger, consolidation, reorganization or other acquisition.

    The Funds will invest only in other mutual funds that do not impose up-front sales loads or deferred sales loads or redemption fees. However, the Funds may invest in funds that have 12b-1 plans or shareholder services plans which permit the funds to pay certain distribution and other expenses from fund assets. To the extent that a Fund invests in other mutual funds, the Fund will indirectly bear its proportionate share of any fees and expenses paid by such funds in addition to the fees and expenses payable directly by the Fund. Therefore, to the extent that a Fund invests in other mutual funds, the Fund will incur higher expenses, many of which may be duplicative. In addition, to the extent that a Fund invests in other mutual funds, the Fund's shareholders may receive capital gains distributions to a greater extent that if the shareholder owned the underlying mutual funds directly.

    Furthermore, although each Fund will invest only in other mutual funds that have an investment objective similar to the Fund's, or that otherwise is a permitted investment under the Fund's investment policies described herein, the mutual funds purchased by the Funds likely will have certain investment policies, and use certain investment practices that are different from those of the Funds and not described herein. These other policies and practices may subject the other funds' assets to varying or greater degrees of risk.
The Funds are independent from any of the other mutual funds in which they invest and have little voice in or control over the investment practices, policies or decisions of those funds. If a Fund disagrees with those practices, policies or decisions, it may have no choice other than to liquidate its investment in that fund, which can entail further losses. However, a mutual fund is not required to redeem any of its shares owned by another mutual fund in an amount exceeding 1% of the underlying fund's shares during any period of less than 30 days. As a result, to the extent that a Fund owns more than 1% of another mutual fund's shares, the Fund may not be able to liquidate those shares in the event of adverse market conditions or other considerations.

    Also, the investment advisers of the mutual funds in which a Fund invests may simultaneously pursue inconsistent or contradictory courses of action. For example, one fund may be purchasing securities of the same issuer whose securities are being sold by another fund, with the result that the Fund would incur an indirect expense without any corresponding investment or economic benefit.

    When a Fund invests in another mutual fund, the Fund will have the right to vote on matters submitted to a vote of the other fund's shareholders. As required by the Investment Company Act of 1940, on all matters submitted to a vote of the other fund's shareholders, the Fund will vote all of its shares in that fund in the same proportion as the vote of all other shareholders of that fund.



Credit Facilities

    Each of the Funds may invest in demand notes and revolving credit facilities that qualify as money market instruments. Demand notes are borrowing arrangements between a corporation and an institutional lender (such as the Fund) payable upon demand by either party. The notice period for demand typically ranges from one to seven days, and the party may demand full or partial payment. Revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. As the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the facility. The Fund generally acquires a participation interest in a revolving credit facility from a bank or other financial institution. The terms of the participation require the Fund to make a pro rata share of all loans extended to the borrower and entitles the Fund to a pro rata share of all payments made by the borrower. Demand notes and revolving facilities usually provide for floating or variable rates of interest. These instruments are subject to the considerations described above with regard to foreign securities.

Repurchase Agreements

    Each of the Funds may invest in repurchase agreements related to eligible securities. Repurchase agreements are arrangements in which banks, broker/dealers, and other recognized financial institutions sell U.S. government securities or other securities to the Fund and agree at the time of sale to repurchase them at a mutually agreed upon time and price. Under the Investment Company Act of 1940, a repurchase agreement is deemed to be a loan collateralized by the underlying securities. To the extent that the original seller does not repurchase the securities from the Fund, the Fund could receive less than the repurchase price on any sale of such securities.

Reverse Repurchase Agreements

    The Funds may also enter into reverse repurchase agreements. A reverse repurchase transaction is similar to borrowing cash. In a reverse repurchase agreement a Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker, or dealer, in return for a percentage of the instrument's market value in cash, and agrees that on a stipulated date in the future, the Fund will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed upon rate. The use of reverse repurchase agreements may enable the Fund to avoid selling portfolio instruments at a time when a sale may be deemed to be disadvantageous, but the ability to enter into reverse repurchase agreements does not ensure that the Fund will be able to avoid selling portfolio instruments at a disadvantageous time.

Lending of Portfolio Securities

    In order to generate additional income, each Fund may lend portfolio securities on a short-term or a long-term basis up to one-third of the value of its total assets to broker/dealers, banks, or other institutional borrowers of securities. A Fund will only enter into loan arrangements with broker/dealers, banks, or other institutions which its investment adviser has determined are creditworthy under guidelines established by the Board of Trustees. In these loan arrangements, the Fund will receive collateral in the form of cash or U.S. government securities equal to at least 100% of the value of the securities loaned. The Fund continues to be entitled to payments in amounts equal to the interest, dividends and other distributions on the loaned security and receives interest on the amount of the loan.

When-Issued and Delayed Delivery Transactions

    The Funds may purchase securities on a when-issued or delayed delivery basis. These transactions are arrangements in which a Fund purchases securities with payment and delivery scheduled for a future time. Prior to such delivery, no income on the securities accrues to the Fund. In when-issued and delayed delivery transactions, the Fund relies on the seller to complete the transaction. The seller's failure to complete the transaction may cause the Fund to miss a price or yield considered to be advantageous.

Demand Features

    The Funds may acquire securities that are subject to puts and standby commitments ("demand features") to purchase the securities at their principal amount (usually with accrued interest) within a fixed period following a demand by the Fund. The demand feature may be issued by the issuer of the underlying securities, a dealer in the securities or by another third party, and may not be transferred separately from the underlying security. The Fund uses these arrangements to provide the Fund with liquidity and not to protect against changes in the market value of the underlying securities. The bankruptcy, receivership or default by the issuer of the demand feature, or a default on the underlying security or other event that terminates the demand feature before its exercise, will adversely affect the liquidity of the underlying security. Demand features that are exercisable even after a payment default on the underlying security are treated as a form of credit enhancement.

Restricted and Illiquid Securities

    The Funds may invest in restricted securities. Restricted securities are any securities in which a Fund may otherwise invest pursuant to its investment objective and policies, but which are subject to restriction on resale under federal securities law. Each Fund will limit investments in illiquid securities, including certain restricted securities not determined by the Board of Trustees to be liquid, non-negotiable time deposits, and repurchase agreements providing for settlement in more than seven days after notice, to 10% of the value of its net assets.


NET ASSET VALUE

    Net asset value per share (the price at which shares are purchased and redeemed) is determined as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time), on each business day the Exchange is open for business. Each fund's portfolio securities are valued utilizing the amortized cost method of valuation, which normally approximates market value, and which is intended to result in a constant net asset value of $1.00 per share. Although every effort is made to maintain the net asset value of the Funds at $1.00 per share, there can be no assurance that this constant net asset value will be maintained at all times. For example, in the event of rapid and sharp increases in current interest rates, a national credit crisis, or a default by one or more of the issuers of a Fund's portfolio securities, then it is possible that a Fund's net asset value could decline below $1.00 per share.




HOW TO BUY SHARES

    Shares of the Funds are sold each day the New York Stock Exchange is open at the applicable Fund's net asset value per share next calculated after receipt of the purchase order in proper form. The Trust reserves the right to reject any purchase request.

Minimum Investment

    The minimum initial investment in each Fund is $l,000, except an IRA for which the minimum initial investment is $500. Former shareholders of the Unified family of funds or the Quest funds, which acquired the Unified family of funds, may open an account with less than the required minimum. However, they are subject to a one-time $4.50 administrative charge to establish the account. Subsequent investments may be made in amounts of at least $100, except for an IRA, which must be in amounts of at least $50. Minimum investments for certain other types of retirement accounts may be different.
See "Shareholder Services."

Opening An Account

    An account may be opened by mail or bank wire, as follows:

    By Mail.  To open a new account by mail:

       Complete and sign the account application. (Be sure to specify the name of the Fund(s) in which an investment is made.)

       Enclose a check payable to each Fund specified in the application.

       Mail the application and the check to the Transfer Agent at the following address: The Vintage Funds, c/o Unified Advisers, Inc., P.O. Box 6110, Indianapolis, Indiana 46206-6110.

    By Wire. To open a new account (or to open an additional account in a different Fund) by wire, call the Transfer Agent at 1-800-408-4682. A representative will assist you to obtain an account application by telecopy (or mail), which must be completed, signed and telecopied (or mailed) to the Transfer Agent before payment by wire may be made. Then, request your financial institution to wire immediately available funds to:

         Star Bank, N.A.
         ABA # 04-20000-13
         Attention:  Name of Fund   (see below)
                 Number of Fund   (see below)
         Credit Account # ________   (see below)




The applicable Fund and account numbers are listed below:

Fund Name                         Fund Number         Account Number

Taxable Money Market Fund             30           483616819
Tax-Free Money Market Fund            31           483616827

    The order is considered received when Star Bank, N.A., the Trust's custodian, receives payment by wire. However, the completed account application must be mailed to the Transfer Agent on the same day the wire payment is made. See "Opening an Account -- By Mail" above. The Trust will not permit redemptions until the Transfer Agent receives the application in proper form. Financial institutions may charge a fee for wire transfers.

Subsequent Investments

    Once an account is open, additional purchases of Fund shares may be made at any time in minimum amounts of $100, except for an IRA, which must be in amounts of at least $50. Additional purchases may be made:

  By sending a check, made payable to the applicable Fund, to The Vintage Funds, [Name of Fund], P.O. Box 640689, Cincinnati, Ohio 45264-0689. The Trust will charge a $15 fee against a shareholder's account for any check returned for insufficient funds. The shareholder also will be responsible for any losses suffered by the Trust as a result.

  By wire to the applicable Fund account as described above under "Opening an Account -- By Wire". Shareholders should call the Transfer Agent at 1-800-408-4682 before wiring funds.

  By electronic funds transfer from a financial institution through the Automated Clearing House ("ACH"), as described below.

     By Automated Clearing House (ACH). Once an account is open, shares may be purchased or redeemed through ACH in minimum amounts of $100.
ACH is the electronic transfer of funds directly between an account with a financial institution and the applicable Fund. In order to use the ACH service, the ACH Authorization section of the account application must be completed.
 For existing accounts, an ACH Authorization Form may be obtained by calling the Transfer Agent at 1-800-408-4682. Allow at least two weeks for preparation before using ACH. To order a purchase or redemption by ACH, call the Transfer Agent at 1-800-408-4682. There are no charges for ACH transactions imposed by the Fund or the Transfer Agent. ACH transactions are completed approximately two business days following the placement of the transfer order.

    ACH may be used to make direct deposits into a Fund account of part or all of recurring payments made to a shareholder by his or her employer (corporate, federal, military, or other) or by the Social Security Administration.




DIVIDENDS AND DISTRIBUTIONS

    The Funds declare and pay dividends on a daily basis.

    If cash payments are requested, daily dividends will accumulate and be paid at the end of each month, as requested in writing.

    The Funds have two transaction times each day, at 12:00 noon (Eastern time) and the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time). New investments represented by federal funds or bank wires received by the Custodian prior to 12:00 noon are paid the full dividend for that day; such investments received after 12:00 noon do not begin to receive daily dividends until the next day. Shares purchased by check begin earning dividends on the business day after the check is converted into federal funds. Redemption orders received prior to 12:00 noon are effected at 12:00 noon, and the redemption proceeds are normally available for wire transfer that day. Redemption orders received after 12:00 noon are effected at the close of regular trading on the New York Stock Exchange, and the redemption proceeds are normally remitted the next business day. Redemption orders received at any time during a day do not earn that day's dividend.


EXCHANGE PRIVILEGE

    Shares of any Fund may be exchanged for shares of any other fund of the Trust at net asset value, without any additional charges. The shares exchanges must have been registered in the shareholder's name for at least five days prior to the exchange request, and must have a net asset value which at least meets the minimum investment required for the fund into which the exchange is being made.

    Exchange requests may be made by telephone or in writing. Exchanges will be effected at the respective net asset values per share of the Funds involved, next determined after the exchange request is received in proper form. If an exchange request is received by the Transfer Agent in proper form on a Trust business day before the close of regular trading on the New York
Stock Exchange (currently 4:00 p.m., Eastern time), the exchange will be effected that day. An exchange of shares purchased by check will be delayed until the check has been converted into federal funds and redemption proceeds are available for purchase of the newly acquired shares, which could take up to 15 days.

    By Telephone. Exchange requests may be made by telephone by calling the Transfer Agent at 1-800-408-4682. Exchange requests made by telephone will be effected only if (1) the shareholder's existing account has authorized telephone redemption privileges (see "How to Redeem Shares -- By Telephone" below) and (2) no account information will change as a result of the exchange. The Transfer Agent requires personal identification before accepting any exchange request by telephone, and telephone exchange requests may be recorded.

    By Mail or Telecopy. Exchange requests made in writing should be sent to The Vintage Funds c/o Unified Advisers, Inc., P.O. Box 6110, Indianapolis, Indiana 46206-6110. A written request to exchange shares having a net asset value of less than $5,000 may be sent by telecopy, by first calling the Transfer Agent at 1-800-408-4682. Regardless of whether the request is sent by mail or by telecopy, the request must be signed exactly as the shareholder's name appears on the Trust's account records. If the shares to be exchanged have a net asset value of $5,000 or more, the request must be mailed, and all signatures must be properly guaranteed as described below under "How to Redeem Shares -- Signatures." If shares are to be exchanged into a new account registered in a different name, or if any account information will change as a result of the exchange, a separate account application must be received by the Transfer Agent by mail before the exchange may be effected.

    The exchange privilege is designed to accommodate changes in shareholder investment objectives. It is not designed for frequent trading in response to short-term market fluctuations. Accordingly, the Trust reserves the right to limit a shareholder's use of the exchange privilege. The exchange privilege may be modified or terminated at any time.

    Any exchange involves a redemption of shares of one fund and an investment of the redemption proceeds in shares of another. Before requesting an exchange, a shareholder must request and should read carefully the Prospectus describing the fund into which the exchange will be made. Also, an exchange is treated for federal income tax purposes as a sale of the shares given in exchange, and the shareholder may realize a taxable gain or loss on the exchange.


HOW TO REDEEM SHARES

    Shares of each Fund may be redeemed on any day on which the Fund computes it net asset value. Shares are redeemed at their net asset value next determined after the Transfer Agent receives the redemption request in proper form. Redemption requests may be may by mail or by telephone.

         By Mail. A shareholder may redeem shares by mailing a written request to The Vintage Funds, c/o Unified Advisers, Inc., P.O. Box 6110, Indianapolis, Indiana 46206-6110. Written requests must state the shareholder's name, the name of the Fund, the account number and the shares or dollar amount to be redeemed and be signed exactly as the shares are registered.

         Signatures. Shareholders requesting a redemption of $5,000 or more, or a redemption of any amount payable to a person other than the shareholder of record or to be sent to an address other than that on record with the Trust, must have all signatures on written redemption requests guaranteed. The Transfer Agent will accept signatures guaranteed by a financial institution whose deposits are insured by the FDIC; a member of the New York, American, Boston, Midwest, or Pacific Stock Exchange; or any other "eligible guarantor institution," as defined in the Securities Exchange Act of 1934. The Transfer Agent will not accept signatures guaranteed by a notary public. The Transfer Agent has adopted standards for accepting signature guarantees from the above institutions. The Trust may elect in the future to limit eligible signature guarantors to institutions that are members of a signature guarantee program. The Trust and its Transfer Agent reserve the right to amend these standards at any time without notice.

         Redemption requests by corporate and fiduciary shareholders must be accompanied by appropriate documentation establishing the authority of the person seeking to act on behalf of the account. Forms of resolutions and other documentation to assist in compliance with the Transfer Agent's procedures may be obtained by calling the Transfer Agent.

    By Telephone. You may also redeem shares by telephone by calling the Transfer Agent at 1-800-408-4682. In order to make redemption requests by telephone, the Telephone Privileges section of the account application must be completed. For existing accounts, a Telephone Privileges form may be obtained by calling the Transfer Agent at 1-800-408-4682.

    Telephone redemptions may be requested only if the proceeds are to be issued to the shareholder of record and mailed to the address on record with the Fund. Upon request, proceeds of $100 or more may be transferred by ACH, and proceeds of $1,000 or more may be transferred by wire, in either case to the account stated on the account application. Shareholders will be charged for outgoing wires.

    Telephone privileges and account designations may be changed by sending the Transfer Agent a written request with all signatures guaranteed as described above.

    The Transfer Agent requires personal identification before accepting any redemption request by telephone, and telephone redemption instructions may be recorded. If reasonable procedures are not followed by the Trust, it may be liable for losses due to unauthorized or fraudulent telephone instructions.
In the event of drastic economic or market changes, a shareholder may experience difficulty in redeeming by telephone. If such a case should occur, redemption by mail should be considered.

Receiving Payment

    The Trust normally will make payment for all shares redeemed within three business days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. A requested wire of redemption proceeds normally will be effected the following business day, but in no event more than three business days, after receipt of the redemption request in proper form.
However, when shares are purchased by check or through ACH, the proceeds from the redemption of those shares are not available, and the shares may not be exchanged, until the purchase check or ACH transfer has been converted to federal funds, which could take up to 15 days.

Check Writing

    Under the Funds' check writing service, shareholders may write checks payable to any payee in any amount of $250 or more. A shareholder with check writing privileges may present for payment three checks per month free of charge; additional checks will result in a charge of $0.30 per check. Daily dividends will continue to accrue on the shares redeemed by check until the day the check is presented for payment.

    The Check Writing Privileges section of the account application must be completed in order to initiate check writing privileges. For existing accounts, check writing privileges may be initiated by sending a written request to the Transfer Agent with all signatures guaranteed. A book of checks will be sent to the shareholder of record upon the Transfer Agent's receipt of the request.

    A check should not be used to close out an account with the Fund because the balance of the account will continue to increase by the amount of daily dividends until the check is presented for payment. The Transfer Agent may impose a charge for checks returned unpaid for insufficient funds or for effecting stop-payment instructions.

Minimum Account Balance

    Due to the high cost of maintaining accounts with low balances, the Trust may involuntarily redeem shares in any account, and pay the proceeds to the shareholder, if the account balance falls below a required minimum value of $1,000 ($500 for an IRA) due to shareholder redemptions. This requirement does not apply, however, if the balance falls below the minimum because of changes in a Fund's net asset value. Before shares are redeemed to close an account, the shareholder is notified in writing and allowed 30 days to purchase additional shares to meet the minimum requirement.


SHAREHOLDER SERVICES

    Each time shares are purchased or redeemed, a statement will be mailed showing the details of the transaction and the number and value of shares owned after the transaction. Share certificates are not issued. Financial reports showing investments, income and expenses of the Funds are mailed to shareholders semi-annually. After the end of each year, shareholders receive a statement of all their transactions for the year.

    The Trust provides a number of plans and services to meet the special needs of certain investors, including (1) an automatic investment plan, (2) a payroll deduction plan, (3) a systematic withdrawal plan to provide monthly payments,
(4) retirement plans such as IRA and 403(b), and (5) corporate pension and profit sharing plans, including a 401(k) plan. Brochures describing these plans and related charges and account applications are available from the Transfer Agent by calling 1-800-408-4682.


THE TRUST AND ITS MANAGEMENT

    The Trust is an Indiana business trust authorized to offer separate classes and sub-classes of shares of beneficial interest. At the date of this Prospectus, the Trust has established eight funds, including the Funds described herein, each as a separate class of its shares. The Trust's offices are at 429 North Pennsylvania Street, Indianapolis, Indiana 46204. The business affairs of the Trust are under the direction of its Board of Trustees.

Investment Advisory Arrangements

    Investment Adviser. Vintage Advisers, Inc., 429 North Pennsylvania Street, Indianapolis, Indiana 46204, serves as the Trust's investment adviser (the "Adviser"). The Adviser supervises and assists in the management of the Funds under an Investment Advisory Agreement between the Adviser and the Trust, subject to the overall authority of the Board of Trustees. The Adviser also is responsible for monitoring and evaluating the performance of each Sub-Adviser, as described below.

    The Adviser was organized in December 1994 and is a registered investment adviser. It has no prior operating history and does not act as the investment adviser to any other investment companies. The Adviser is controlled by Timothy L. Ashburn and Jack R. Orben, each of whom owns of record 25% of its voting securities. The remainder of the Adviser's voting securities are owned of record by a management retention plan for the benefit of Messrs. Ashburn and Orben and certain other individuals. Messrs. Ashburn and Orben control the voting of the shares owned by that plan. They, together with the other directors and officers of the Adviser, have substantial experience in the investment counsel and mutual fund industries. Messrs. Ashburn and Orben are members of the Trust's Board of Trustees.

    The Adviser has notified the Trust that, in the event of an initial public offering of the Adviser's voting securities, the Adviser may offer the first opportunity to purchase such securities to persons who are then shareholders of the Trust. The Adviser has also notified the Trust, however, that it has no current intention of offering its voting securities to the public in the foreseeable future, and that there can be no assurance that the Adviser will ever offer its voting securities to the public.

    Sub-Adviser. The Adviser has entered into a Sub-Advisory Agreement with Fiduciary Counsel, Inc. (the "Sub-Adviser") to manage the investment portfolios of the Funds. The Sub-Adviser is located at 40 Wall Street, New York, New York. Formed in 1931, Fiduciary Counsel is a registered investment adviser that manages approximately $350 million in assets. It does not act as
the investment adviser to any other investment companies.   It is a wholly
owned subsidiary of Associated Family Services, Inc. ("AFS"). Jack R. Orben owns 33% of the outstanding voting securities of AFS.

Portfolio Manager's Background

    Ralph E. Rosamilia is the Funds' portfolio manager. Mr. Rosamilia has been the President and Chief Executive Officer of Fiduciary Counsel since January 1995. Prior to then, he was a Managing Director of Fiduciary Counsel since 1986. Since 1986, Mr. Rosamilia has been Chairman of Fiduciary Counsel's Investment Policy Committee and a member of its Executive Committee. He is also a Director of the Adviser. Mr. Rosamilia graduated from the University of Pennsylvania's Wharton School of Business in 1966, and has nearly 30 years of investment experience.

Advisory Fees

    Each Fund pays the Adviser an annual advisory fee, payable monthly, equal to 0.50% of the Fund's average daily net assets. The Adviser has agreed to voluntarily waive some or all of its fees, but may terminate this voluntary waiver with respect to either Fund at any time at its sole discretion. The Adviser has also undertaken to reimburse each Fund for operating expenses in excess of limitations established by certain states. During the period June 2, 1995 (commencement of operations) to September 30, 1995, only the Taxable Money market fund had investment operations. During that period, the Adviser waived its entire advisory fee.

    The Adviser pays the Sub-Adviser an annual fee for its services in managing the portfolios of the Funds. These fees are paid directly by the Adviser from its own assets and are not an expense of the Funds. The Funds themselves pay no fees to the Sub-Adviser. The sub-advisory fees are payable monthly, in an amount equal to 0.07% of the Fund's average daily net assets up to $1 billion; and 0.05% of net assets in excess of $1 billion.

Distribution Services

    Distributor. Unified Management Corporation (the "Distributor"), 429 North Pennsylvania Street, Indianapolis, Indiana 46204, acts as each Fund's distributor pursuant to a Distribution Agreement with the Trust. The distributor is a subsidiary of Unified Holdings, Inc.

    Distribution Plan. Under a Distribution Plan adopted with respect to each Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Trust pays the Distributor an annual fee, payable monthly, of up to 0.10% of each Fund's average daily net assets. The Distributor is entitled to retain all of this distribution fee to reimburse the Distributor for payments made or expenses incurred for distribution of Fund shares, including those incurred in connection with preparingand distributing sales literature and advertising, preparing, printing and distributing prospectuses and statements of additional information used for other than regulatory purposes or distribution to existing shareholders, implementing and operating the Distribution Plan, and compensating third parties for their distribution services. The Distributor may select financial institutions such as banks, custodians, investment advisers and broker/dealers to provide sales support services as agents for their clients or customers.

    The Distribution Plan is a compensation-type plan. Therefore, the amounts payable to the Distributor during any year may be more or less than actual expenses incurred by the Distributor during such year. No amount payable or credit due pursuant to the Distribution Plan for any fiscal year may be carried over for payment or utilized as a credit, as the case may be, beyond the end of the year, unless authorized by the Trust's Board of Trustees. However, the Distributor may be able to recover such amounts or may earn a profit from future payments made by the Trust under the Distribution Plan.

Administration of the Trust

    Administrator. Unified Advisers, Inc., 429 North Pennsylvania St., Indianapolis, Indiana 46204, serves as the Trust's administrator (the "Administrator"). Pursuant to a Mutual Fund Service Agreement with the
Trust, the Administrator provides certain administrative personnel and services (including administration, transfer agency and fund accounting services) necessary to operate the Funds. For its services, the Administrator receives an annual fee, payable monthly, equal to 0.185% of each Fund's average daily net assets.

     Shareholder Services Plan.   The Trust has adopted a Shareholder Services
Plan (the "Service Plan") with respect to each Fund, which is administered by the Administrator. Under the Service Plan, financial institutions, including brokers, may enter into shareholder service agreements with the Trust to provide administrative support services to their clients or customers who from time to time may be owners of record or beneficial owners of the shares of one or more of the Funds. In return for providing these support services, a financial institution may receive payments from the Fund at a rate not exceeding 0.15% of the average daily net assets of the shares beneficially owned by the financial institution's clients or customers for whom it is holder of record or with whom it has a servicing relationship. These administrative services may include, but are not limited to, the provision of personal services and maintenance of shareholder accounts.

    The Glass-Steagall Act limits the ability of a depository institution (such as a commercial bank or a savings and loan association) to become an underwriter or distributor of securities. In the event the Glass-Steagall Act is deemed to prohibit depository institutions from acting in the capacities described above or should Congress relax current restrictions on depository institutions, the Board of Trustees will consider appropriate changes in the services. State securities laws governing the ability of depository institutions to act as underwriters or distributors of securities may differ from interpretations given to the Glass-Steagall Act and, therefore, banks and financial institutions may be required to register as dealers pursuant to state law.

    Other Arrangements. The Adviser, the Distributor or the Administrator may, from their respective fees, also pay brokers or financial institutions a fee based upon the net asset value of the Fund shares beneficially owned by the broker's or financial institution's clients or customers. This fee is in addition to amounts paid under the Distribution Plan or the Services Plan. These payments will be made directly by the Adviser, the Distributor or the Administrator from their own assets, will not be made from the assets of the Funds and are not an additional expense of the Funds.

    From time to time the Distributor will purchase Fund shares on behalf of its clients and will be entitled to receive 12b-1 fees, shareholder servicing fees and other administrative fees described herein to the same extent as any other broker or financial institution.

Transfer Agent, Fund Accounting Agent and Custodian

    Unified Advisers, Inc., P.O. Box 6110, Indianapolis, Indiana 46206-6110, acts as the Trust's transfer agent (the "Transfer Agent") and fund accounting agent.

    Star Bank, N.A., 425 Walnut Street, Cincinnati, Ohio 45201, acts as the Trust's custodian. General correspondence to the custodian should be addressed to Star Bank, N.A., P.O. Box 1038, Location 6118, Cincinnati, Ohio 45201. Share purchase orders mailed directly to the custodian (See "How to Buy Shares -- Subsequent Investments") should be addressed to The Vintage Funds, [Name of Applicable Fund], P.O. Box 640689, Cincinnati,
Ohio 45264-0689.

Portfolio Transactions

    The Adviser and Sub-Adviser select the firms that effect brokerage transactions for their respective Funds, subject to the overall direction and review of Adviser and the Board of Trustees. The initial criterion that must be met by the Adviser and Sub-Advisers in selecting brokers and dealers is whether the firm can obtain the most favorable combination of price and execution for the transaction. This does not mean that the execution decision must be based solely on whether the lowest possible commission costs may be obtained.
In seeking the best combination of price and execution, the Adviser and Sub-Adviser evaluate the execution capability of the firms and the services they provide, including their general execution capability, reliability and integrity, willingness to take positions in securities, and general operational and financial condition.

    Subject to this primary objective, the Adviser and Sub-Adviser may select for brokerage transactions those firms which furnish brokerage and research services to the Funds, the Adviser or the Sub-Adviser. The Adviser and Sub-Adviser may also give consideration to firms that have sold Fund shares. The Board of Trustees has authorized the Funds to pay brokerage commissions to firms that are affiliated with the Adviser or the Sub-Adviser, subject to the foregoing criteria.

Expenses

    Each Fund pays, except to the extent specifically assumed by others, all expenses incurred in its operations, and a portion of the Trust's general administrative expenses are allocated to the Funds either on the basis of their relative net assets, on the basis of special needs of any Fund, or equally as is deemed appropriate. The expenses borne by a Fund include: organizational costs, taxes, interest, brokerage fees and commissions, fees of Trustees, Securities and Exchange Commission fees, state Blue Sky qualification fees, advisory and administrative fees, distribution and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agent's fees, certain insurance premiums, industry association fees, auditing and legal expenses, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of calculating the net asset value of the Fund's shares, costs of shareholders' reports and meetings, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, and any extraordinary expenses.


THE "V.O.I.C.E. " PROGRAM
(Vision For On-Going Investments In Charity and Education)

    The Adviser has established The Vintage Funds University and Philanthropic Program (the "Program"), entitled "V.O.I.C.E. " (Vision for On-going
Investments in Charity and Education) pursuant to which the Adviser will make donations from its own revenue to certain accredited college or university endowments or general scholarship funds ("Eligible Institutions") designated by qualified shareholders. Philanthropic institutions outside of the area of education may be proposed by qualifying shareholders and may, at the sole discretion of the Adviser, be accepted for inclusion as an Eligible Institution.

    All Vintage Funds shareholders maintaining an average annualized aggregate net asset value of $25,000 or more over the period of an entire calendar quarter ("Qualified Shareholders") will be qualified to designate one or more Eligible Institutions to receive a donation under the Program with respect to that period. A shareholder making an initial investment of $25,000 or more in Fund shares may designate one Eligible Institution on the V.O.I.C.E. Program Application. A shareholder making an initial investment of $1,000,000 or more (or maintaining that amount for an entire quarterly period) may designate one additional Eligible Institution for each $l,000,000 invested
(or maintained for such period).

    The Adviser will donate, on a quarterly basis, from its own revenue an amount equal to 0.25% of the average annualized aggregate net asset value of the shares owned by the Qualified Shareholder for the preceding quarterly period, for so long as the average annualized aggregate net asset value of the shares owned by the Qualified Shareholder remains above $25,000 for such period. Donations will be made by the Adviser in the name of the Qualified Shareholder to the Eligible Institution(s) designated by the Qualified Shareholder. However, while the donation will be made in the Qualified Shareholder's name, the Qualified Shareholder will not be entitled to any tax deductions for such donation.

    All Qualified Shareholders desiring to change their designated Eligible Institution(s) may do so twice a year, in January and July. If a Qualified Shareholder was entitled to designate, and did designate, more than one Eligible Institution, the amount donated will be allocated according to the percentages designated on the V.O.I.C.E. Program Application.

    Donations will be made by the Adviser from its own revenue and, therefore, will have no impact on the expenses or yield of the Funds. There can be no assurance that the Adviser will have revenue from which to make donations.

    The preceding information is only a summary of the V.O.I.C.E. Program and is qualified in its entirety by the more complete information available from the Adviser.

    Information about the V.O.I.C.E. Program, including applications to participate in the Program, may be obtained from the Adviser by calling 1-800-408-4682 (1-800-40-VINTAGE).


TAXES

    It is intended that each Fund will qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"), as long as such qualification is in the best interest of the Fund's shareholders. Such qualification relieves each Fund of liability for federal income tax to the extent its earnings are distributed in accordance with the Code.

    A shareholder receiving a distribution of ordinary income and/or an excess of net short-term capital gain over net long-term capital loss ordinarily would treat it as a receipt of ordinary income in the computation of the shareholder's gross income, whether such distribution is received in cash or reinvested in additional shares. Any distribution of the excess of net long-term capital gain over net short-term capital loss ordinarily is taxable to shareholders as long-term capital gain regardless of how long the shareholder has held shares. Dividends and distributions also may be subject to state and local taxes.

    Shareholders will receive statements as to the tax status of dividends and distributions annually, as well as periodic account summaries that will include information as to any dividends and distributions from securities gains paid during the year. Shareholders should consult their own tax advisers with questions regarding federal, state or local taxes.

The Tax-Free Fund

    Shareholders of the Tax-Free Money Market Fund are not required to pay federal regular income tax on any dividends received from the Fund that represent net interest on tax-exempt municipal bonds. However, under the Tax Reform Act of 1986, dividends representing net interest earned on some municipal bonds may be included in calculating the federal individual alternative minimum tax or the federal alternative minimum tax for corporations. The alternative minimum tax, imposed at a maximum rate of 28% of alternative minimum taxable income for individuals and other non-corporate taxpayers, and 20% for corporations, applies when it exceeds the regular tax for the taxable year. Alternative minimum taxable income is equal to the regular taxable income of the taxpayer increased by certain "tax preference" items not included in regular taxable income and reduced by only a portion of the deductions allowed in the calculation of the regular tax.

    The Tax Reform Act of 1986 treats interest on certain "private activity" bonds issued after August 7, 1986, as a tax preference item for both individuals and corporations. Unlike traditional governmental purpose municipal bonds, which finance roads, schools, libraries, prisons and other public facilities, private activity bonds provide benefits to private parties. The Tax-Free
Money Market Fund may purchase all types of municipal bonds, including private activity bonds. Thus, should a Fund purchase any such bonds, a portion of the Fund's dividends may be treated as a tax preference item.

    In addition, in the case of a corporate shareholder, dividends of the Tax-Free Money Market Fund which represent interest on municipal bonds may be subject to the 20% corporate alternative minimum tax because the dividends are included in a corporation's "adjusted current earnings." The corporate alternate minimum tax treats 75% of the excess of a taxpayer's pre-tax "adjusted current earnings" over the taxpayer's alternative minimum taxable income as a tax preference item. "Adjusted current earnings" is based upon the concept of a corporation's "earnings and profits." Since "earnings and profits" generally includes the full amount of any Fund dividend, and alternative minimum taxable income does not include the portion of the Fund's dividend attributable to municipal bonds which are not private activity bonds, the difference will be included in the calculations of the corporation's alternative minimum tax.

    Dividends of the Tax-Free Money Market Fund representing net interest income earned on some temporary investments and any realized net short-term gains are taxed as ordinary income.

Backup Withholding

    The Trust may be required to withhold federal income tax at a rate of 31% from dividends and redemption proceeds paid to non-corporate shareholders. This tax may be withheld from dividends if a shareholder fails to furnish the Trust with the shareholder's correct taxpayer identification number, the Internal Revenue Service (the "IRS") notifies the Trust that the shareholder has failed to report certain income to the IRS, or the shareholder fails to certify that he or she is not subject to backup withholding when required to do so. Backup withholding is not an additional tax and the shareholder may credit any amounts withheld against the shareholder's federal income tax liability.


PERFORMANCE INFORMATION

    From time to time the Trust may publish performance information relative to the Funds, and may include such information in advertisements, sales literature or shareholder reports. This information will be based on historical performance and is not intended to indicate future performance. Additional information about the performance of the Funds will be contained in the Trust's annual reports to shareholders which may be obtained without charge by calling the Trust.

    The Funds may quote their current yields and effective yields. The "yield" of a money market Fund refers to the income generated by an investment in the Fund over a seven-day period. This income is then annualized. The amount of income generated by investments during the week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

    The Tax-Free Money Market Fund may also quote its "tax-equivalent yield", which is calculated similarly to the yield, but is adjusted to reflect the taxable yield that the Fund's shares would have had to earn to equal the actual yield, assuming a specific tax rate. A Fund's tax-equivalent yield will always be higher than its taxable yield.

    Comparative performance information may be used from time to time in advertising or marketing information relative to the Funds, including certain indices or data from Lipper Analytical Services, Inc., Morningstar Mutual Fund Report and other publications.


GENERAL INFORMATION

    The Trust was organized on February 1, 1995 as an Indiana business trust. The Trust's Declaration of Trust permits the Trust to offer and sell an unlimited number of full and fractional shares of beneficial interest in each of the Funds and to create additional Funds. Each Fund of the Trust issues its own class of shares of beneficial interest. The shares of each Fund represent an interest only in that Fund's assets (and income) and in the event of liquidation, each share of a particular Fund would have the same rights to distributions and assets as every other share of that Fund. Shares have no preemptive or conversion rights, nor do they have cumulative voting rights. Each full or fractional share of each Fund has a proportionate vote on each matter submitted to shareholders of that Fund. All shares of each fund of the Trust have equal voting rights except that in matters affecting only a particular Fund, only shares of that Fund are entitled to vote.

    Under Indiana law, the Trust is not required to hold annual meetings of shareholders. The Trust will not hold annual meetings except for extraordinary items requiring shareholder approval under the Investment Company Act of 1940.

    Trustees may be removed by the Board of Trustees or by the shareholders at a special meeting. A special meeting of shareholders shall be called by the Board of Trustees upon the request of shareholders owning at least 10% of the outstanding shares of all Funds entitled to vote.

    Shareholder inquiries may be made by writing to The Vintage Funds, c/o Unified Advisers, Inc., P.O. Box 6110, Indianapolis, Indiana 46206-6110, or by calling 1-800-408-4682 (1-800-40-VINTAGE).

          PART B.    STATEMENT OF ADDITIONAL INFORMATION



                        THE VINTAGE FUNDS

               STATEMENT OF ADDITIONAL INFORMATION

                         January 29, 1996

     This Statement of Additional Information, which is not a prospectus, supplements and should be read in conjunction with the current Prospectus of The Vintage Funds (the "Trust"), dated January 29, 1996, as may be revised from time to time. To obtain a copy of the Trust's Prospectus, please write to The Vintage Funds at P.O. Box 6110, Indianapolis, Indiana 46206-6110, or call 1-800-408-4682 (1-800-40-VINTAGE).


                           TABLE OF CONTENTS

                                                                      Page

    Investment Objectives and Policies   . . . . . . . . . . . . . . .  2
    Types of Investments and Investment Techniques . . . . . . . . . .  3
    Investment Limitations . . . . . . . . . . . . . . . . . . . . . . 23
    Management of the Trust. . . . . . . . . . . . . . . . . . . . . . 27
    Investment Advisory Arrangements . . . . . . . . . . . . . . . . . 29
    Distribution Arrangements. . . . . . . . . . . . . . . . . . . . . 30
    Administrative Services Arrangements . . . . . . . . . . . . . . . 31
    Brokerage Transactions . . . . . . . . . . . . . . . . . . . . . . 31
    Purchase and Redemption  . . . . . . . . . . . . . . . . . . . . . 32
    Determination of Net Asset Value . . . . . . . . . . . . . . . . . 32
    Tax Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    Performance Information  . . . . . . . . . . . . . . . . . . . . . 35
    Information About the Trust. . . . . . . . . . . . . . . . . . . . 37
    Custodian, Transfer Agent, Fund Accounting Agent,
       Counsel and Independent Accountants . . . . . . . . . . . . . . 37
    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 38
    Appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39


INVESTMENT OBJECTIVES AND POLICIES

    The Trust offers eight separate Funds, each with its own investment objective and policies. The Funds' investment objectives cannot be changed without shareholder approval. While there is no assurance that any Fund will achieve its investment objective, it endeavors to do so by following the investment policies described in the Prospectus and this Statement of Additional Information. Unless otherwise indicated, the Funds' investment policies may be changed by the Trust's Board of Trustees without shareholder approval. Shareholders will be notified before any material change in investment policies becomes effective.

    The Starwood Strategic Fund seeks growth of capital. The Fund pursues this objective by investing principally in a diversified portfolio of equity securities of seasoned, financially strong growth companies.

    The Aggressive Growth Fund seeks growth of capital. The Fund pursues this objective by investing primarily in a diversified portfolio of other no-load mutual funds that invest principally in large capitalization stocks, and secondarily in other no-load mutual funds that invest principally in small capitalization and emerging growth company equity securities.

    The Fiduciary Value Fund seeks growth of capital, current income and growth of income. The Fund pursues this objective by investing principally in a diversified portfolio of common stocks, preferred stocks and securities convertible into common stocks of companies which offer the prospect of growth of earnings while paying current dividends. The Fund may also purchase securities that do not pay current dividends but which offer prospects for growth of capital and future income.

    The Asset Allocation Fund seeks preservation of capital, capital appreciation and current income. The Fund pursues this objective through a flexible policy of investing principally in a diversified portfolio of other no-load index mutual funds, including domestic and international stock and investment grade bond index funds, as well as money market funds. The Fund may invest directly in equity securities, investment grade corporate and municipal debt obligations, U.S. government securities and money market instruments, but under normal circumstances at least 65% of its assets will be invested in other no-load index funds.

    The Taxable Fixed Income Fund seeks a high level current income consistent with the preservation of capital. The Fund pursues this objective by investing principally in a diversified portfolio of U.S. government securities and investment grade corporate debt obligations.

    The Municipal Fixed Income Fund seeks a high level of current income that is exempt from federal regular income tax consistent with the preservation of capital. The Fund pursues this objective by investing principally in a diversified portfolio of investment grade municipal securities.

    The Taxable Money Market Fund seeks a high level of current income consistent with the preservation of capital and maintenance of liquidity. The Fund pursues this objective by investing principally in a diversified portfolio of high quality, short-term money market instruments. The Fund intends to maintain a constant net asset value of $1.00 per share, although there is no assurance that it will be able to do so.

    The Tax-Free Money Market Fund seeks a high level of current income that is exempt from Federal income tax consistent with the preservation of capital and maintenance of liquidity. The Fund pursues this objective by investing principally in a diversified portfolio of high quality, short-term municipal securities. The Fund intends to maintain a constant net asset value of $1.00 per share, although there is no assurance that it will be able to do so.

    The Funds' investment policies are described in the Prospectus. Certain policies also are described below under "Types of Investments and Investment Techniques."


TYPES OF INVESTMENTS AND INVESTMENT TECHNIQUES

Convertible Securities

    The Funds may invest in convertible securities. Convertible securities are fixed income securities that may be exchanged or converted into a predetermined number of shares of the issuer's underlying common stock at the option of the holder during a specified period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. The investment characteristics of each convertible security vary widely, which allows convertible securities to be employed for a variety of investment strategies.

    The Funds will exchange or convert convertible securities into shares of underlying common stock when, in the opinion of the investment adviser, the investment characteristics of the underlying common shares will assist the Fund in achieving its investment objective. The Funds may also elect to hold or trade convertible shares. In selecting convertible securities, a Fund's investment adviser evaluates the investment characteristics of the convertible security as a fixed income instrument, and the investment potential of the underlying equity security for capital appreciation. In evaluating these matters with respect to a particular convertible security, the investment adviser considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer's profits, and the issuer's management capability and practices.

Warrants

    The Funds (other than the money market Funds) may invest in warrants. Warrants are basically options to purchase common stock at a specific price (usually at a premium above the market value of the optioned common stock at issuance) valid for a specific period of time. Warrants may have a life ranging from less than one year to twenty years, or they may be perpetual. However, most warrants have expiration dates after which they are worthless.
In addition, a warrant is worthless if the market price of the common stock does not exceed the warrant's exercise price during the life of the warrant.
Warrants have no voting rights, pay no dividends, and have no rights with respect to the assets of the corporation issuing them. The percentage increase or decrease in the market price of the warrant may tend to be greater than the percentage increase or decrease in the market price of the optioned common stock. No Fund will invest more than 5% of the value of its total assets in warrants. Warrants acquired in units or attached to securities may be deemed to be without value for purposes of this policy.

Corporate Debt Obligations

    The Funds may invest in corporate debt obligations, including corporate bonds, notes, medium term notes, and debentures, which may have floating or fixed rates of interest.

    Ratings. The Funds will not invest in corporate debt obligations having a rating of less than Baa by Moody's Investors Service, Inc. ("Moody's") or BBB or better by Standard & Poor's Corporation ("S&P"), Fitch Investors Service ("Fitch"), Duff & Phelps, Inc. ("Duff") or Thompson Bankwatch
("Bankwatch"). (The money market Funds have higher rating requirements, as described in the Prospectus.) In certain cases a Fund's investment adviser may choose bonds which are unrated if it determines that such bonds are of comparable quality or have similar characteristics to investment grade bonds. Bonds rated Baa or BBB may have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to weakened capacity to make principal and interest payments than higher rated bonds. Downgraded securities will be evaluated on a case-by-case basis by the Fund's investment adviser. The adviser will determine whether or not the security continues to be an acceptable investment. If not, the security will be sold. A description of the rating categories is contained in the Appendix to this Statement of Additional Information.

    Floating Rate Corporate Debt Obligations. The Funds expect to invest in floating rate corporate debt obligations, including increasing rate securities. Floating rate securities are generally offered at an initial interest rate which is at or above prevailing market rates. The interest rate paid on these securities is then reset periodically (commonly every 90 days) to an increment over some predetermined interest rate index. Commonly utilized indices include the three-month Treasury bill rate, the six-month Treasury bill rate, the one-month or three-month London Interbank Offered Rate
(LIBOR), the prime rate of a bank, the commercial paper rates, or the longer-term rates on U.S. Treasury securities.

    Some of these floating rate corporate debt obligations include floating rate corporate debt securities issued by savings and loans and collateralized by adjustable rate mortgage loans, also known as collateralized thrift notes. Many of these collateralized thrift notes have received AAA ratings from nationally recognized statistical rating organizations. Collateralized thrift notes differ from traditional "pass through" certificates in which payments made are linked to monthly payments made by individual borrowers net of any fees paid to the issuer or guarantor of such securities. Collateralized thrift notes pay a floating interest rate which is tied to a pre-determined index, such as the six-month Treasury bill rate. Floating rate corporate debt obligations also include securities issued to fund commercial real estate construction.

    Increasing rate securities, which currently do not make up a significant share of the market in corporate debt securities, are generally offered at an initial interest rate which is at or above prevailing market rates. Interest rates are reset periodically (most commonly every 90 days) at different levels on a predetermined scale. These levels of interest are ordinarily set at progressively higher increments over time. Some increasing rate securities may, by agreement, revert to a fixed rate status. These securities may also contain features which allow the issuer the option to convert the increasing rate of interest to a fixed rate under such terms, conditions, and limitations as are described in each issue's prospectus.

    Medium Term Notes and Deposit Notes. Medium term notes ("MTNs") and Deposit Notes are similar to Variable Rate Demand Notes as described in the Prospectus. MTNs and Deposit Notes trade like commercial paper, but may have maturities from 9 months to ten years.

    Section 4(2) Commercial Paper. Section 4(2) commercial paper is commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) commercial paper is restricted as to disposition under federal securities law and is generally sold to institutional investors, such as the Funds, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction.
Section 4(2) commercial paper is normally resold to other institutional investors like the Funds through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity. The Trust believes that Section 4(2) commercial paper and possibly certain other restricted securities which meet the criteria for liquidity established by the Board of Trustees are quite liquid. The Funds intend, therefore, to treat the restricted securities which meet the criteria for liquidity established by the Trustees, including Section 4(2) commercial paper, as determined by the Funds' investment advisers, as liquid and not subject to the investment limitation applicable to illiquid securities. In addition, because Section 4(2) commercial paper is liquid, the Trust intends to not subject such paper to the limitation applicable to restricted securities.

Asset-Backed Securities

    The money market Funds may invest in mortgage-related asset-backed securities that are considered U.S. government securities. The other Funds may invest in these and, to varying extents as described in the Prospectus, in other asset-backed securities.

    Asset-backed securities are created by the grouping of certain governmental, government related and private loans, receivables and other lender assets into pools. Interests in these pools are sold as individual securities. Payments from the asset pools may be divided into several different tranches of debt securities, with some tranches entitled to receive regular installments of principal and interest, other tranches entitled to receive regular installments of interest, with principal payable at maturity or upon specified call dates, and other tranches only entitled to receive payments of principal and accrued interest at maturity or upon specified call dates. Different tranches of securities will bear different interest rates, which may be fixed or floating.

    Because the loans held in the asset pool often may be prepaid without penalty or premium, asset-backed securities are generally subject to higher prepayment risks than most other types of debt instruments. Prepayment risks on mortgage securities tend to increase during periods of declining mortgage interest rates, because many borrowers refinance their mortgages to take advantage of the more favorable rates. Depending upon market conditions, the yield that a Fund receives from the reinvestment of such prepayments, or any scheduled principal payments, may be lower than the yield on the original mortgage security. As a consequence, mortgage securities may be a less effective means of "locking in" interest rates than other types of debt securities having the same stated maturity and may also have less potential for capital appreciation. For certain types of asset pools, such as collateralized mortgage obligations, prepayments may be allocated to one tranche of securities ahead of other tranches, in order to reduce the risk of prepayment for the other tranches.

    Prepayments may result in a capital loss to the Fund to the extent that the prepaid mortgage securities were purchased at a market premium over their stated amount. Conversely, the prepayment of mortgage securities purchased at a market discount from their stated principal amount will accelerate the recognition of interest income by the Fund, which would be taxed as ordinary income when distributed to the shareholders.

    The credit characteristics of asset-backed securities also differ in a number of respects from those of traditional debt securities. The credit quality of most asset-backed securities depends primarily upon the credit quality of the assets underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement to such securities.

    Non-Mortgage Related Asset-Backed Securities. The Funds may invest in non-mortgage related asset-backed securities including, but not limited to, interests in pools of receivables, such as credit card and accounts receivable and motor vehicle and other installment purchase obligations and leases. These securities may be in the form of pass-through instruments or asset-backed obligations. The securities, all of which are issued by non-governmental entities and carry no direct or indirect government guarantee, are structurally similar to collateralized mortgage obligations and mortgage pass-through securities, which are described below.

    Non-mortgage related asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the related collateral.
Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of asset-backed securities backed by motor vehicle installment purchase obligations permit the servicer of such receivables to retain possession of the underlying obligations. If the servicer sells these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related asset-backed securities. Further, if a vehicle is registered in one state and is then registered because the owner and the obligor move to another state, such re-registration could defeat the original security interest in the vehicle in certain cases. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee with the holders of asset-backed securities backed by automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.

    Mortgage-Related Asset-Backed Securities. The Funds may also invest in various mortgage-related asset-backed securities. These types of investments may include adjustable rate mortgage securities, collateralized mortgage obligations, real estate mortgage investment conduits, or other securities collateralized by or representing an interest in real estate mortgages (collectively, "mortgage securities"). Many mortgage securities are issued or guaranteed by government agencies.

         Adjustable Rate Mortgage Securities ("ARMS"). ARMS are pass-through mortgage securities representing interests in adjustable rather than fixed interest rate mortgages. The ARMS in which the Funds invest are issued by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), and the Federal Home Loan
Mortgage Corporation ("FHLMC") and are actively traded. The underlying mortgages which collateralize ARMS issued by GNMA are fully guaranteed by the Federal Housing Administration ("FHA") or Veterans Administration
("VA"), while those collateralizing ARMS issued by FHLMC or FNMA are typically conventional residential mortgages conforming to strict underwriting size and maturity constraints.

         Collateralized Mortgage Obligations ("CMOS"). CMOs are bonds issued by single-purpose, stand-alone finance subsidiaries or trusts of financial institutions, government agencies, investment bankers, or companies related to the construction industry. CMOs purchased by the Funds may be:

        collateralized by pools of mortgages in which each mortgage is guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. government;

        collateralized by pools of mortgages in which payment of principal and interest is guaranteed by the issuer and such guarantee is collateralized by U.S. government securities; or

        securities in which the proceeds of the issuance are invested in mortgage securities and payment of the principal and interest is supported by the credit of an agency or instrumentality of the U.S. government.

         All CMOs purchased by the Funds are investment grade, as rated by a nationally recognized statistical rating organization.

         Real Estate Mortgage Investment Conduits ("REMICS"). REMICs are offerings of multiple class real estate mortgage-backed securities which qualify and elect treatment as such under provisions of the Internal Revenue Code. Issuers of REMICs may take several forms, such as trusts, partnerships, corporations, associations, or segregated pools of mortgages. Once REMIC status is elected and obtained, the entity is not subject to federal income taxation. Instead, income is passed through the entity and is taxed to the person or persons who hold interests in the REMIC. A REMIC interest must consist of one or more classes of "regular interests," some of which may offer adjustable rates of interest, and a single class of "residual interests." To qualify as a REMIC, substantially all the assets of the entity must be in assets directly or indirectly secured principally by real property.

    Resets of Interest. The interest rates paid on the ARMS, CMOs, and REMICs in which the Funds invest generally are readjusted at intervals of one year or less to an increment over some predetermined interest rate index. There are two main categories of indices: those based on U.S. Treasury securities and those derived from a calculated measure, such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year and five-year constant maturity Treasury Note rates, the three-month Treasury Bill rate, the 180-day Treasury Bill rate, rates on longer-term Treasury securities, the National Median Cost of Funds, the one-month or three-month London Interbank Offered Rate (LIBOR), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury Note rate, closely mirror changes in market interest rate levels.

    To the extent that the adjusted interest rate on the mortgage security reflects current market rates, the market value of an adjustable rate mortgage security will tend to be less sensitive to interest rate changes than a fixed rate debt security of the same stated maturity. Hence, ARMs which use indices that lag changes in market rates should experience greater price volatility than adjustable rate mortgage securities that closely mirror the market.

    Caps and Floors. The underlying mortgages which collateralize the ARMS, CMOs, and REMICs in which the Funds invest will frequently have caps and floors which limit the maximum amount by which the loan rate to the residential borrower may change up or down: (1) per reset or adjustment interval, and (2) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization.

    The value of mortgage securities in which the Funds invest may be affected if market interest rates rise or fall faster and farther than the allowable caps or floors on the underlying residential mortgage loans. Additionally, even though the interest rates on the underlying residential mortgages are adjustable, amortization and prepayments may occur, thereby causing the effective maturities of the mortgage securities in which the Funds invest to be shorter than the maturities stated in the underlying mortgages.

Municipal Securities

    The Municipal Fixed Income Fund and the Tax-Free Money Market Fund will invest in municipal securities.

    Ratings. The municipal securities in which the Municipal Fixed Income Fund invests are rated, at the time of purchase, Baa or better by Moody's or BBB or better by S&P, Fitch, Duff or Bankwatch. (The Tax-Free Money Market Fund has higher rating requirements, as described in the Prospectus.) In certain cases the Fund's investment adviser may choose bonds which are unrated if it determines that such bonds are of comparable quality or have similar characteristics to investment grade bonds. Bonds rated Baa or BBB have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to weakened capacity to make principal and interest payments than higher rated bonds. If the Fund purchases an investment grade bond, and the rating of such bond is subsequently downgraded so that the bond is no longer classified as investment grade, the Fund is not required to drop the bond from the portfolio, but will consider whether such action is appropriate. A description of the rating categories is contained in the Appendix to this Statement of Additional Information.

    Investment Risks. Yields on municipal securities depend on a variety of factors, including: the general conditions of the municipal note market and of the municipal bond market; the size of the particular offering; the maturity of the obligations; and the rating of the issue. The ability of a Fund to achieve its investment objective also depends on the continuing ability of the issuers of municipal securities and participation interests, or the guarantors of either, to meet their obligations for the payment of interest and principal when due. Since the Municipal Fixed Income
Fund will invest primarily in municipal securities bearing fixed rates of interest, the net asset value of its shares will generally vary inversely with changes in prevailing interest rates.

    Concentration. The Municipal Fixed Income Fund will not invest more than 25% of its total assets in any one industry. Governmental issuers of municipal securities are not considered part of any "industry." However, municipal securities backed only by the assets and revenues of nongovernmental users may, for this purpose, be deemed to be related to the industry in which such nongovernmental users engage, and the 25% limitation would apply to such obligations. It is nonetheless possible that the Fund may invest more than 25% of its assets in a broader segment of the municipal securities market, such as industrial development bonds and revenue obligations of hospitals and other health care facilities, housing agency revenue obligations, or airport revenue obligations. This would be the case only if the Fund determines that the yields available from obligations in a particular segment of the market justified the additional risks associated with a large investment in such segment. Although such obligations could be supported by the credit of governmental users or by the credit of nongovernmental users engaged in a number of industries, economic, business, political and other developments generally affecting the revenues of such users (for example, proposed legislation or pending court decisions affecting the financing of such projects and market factors affecting the demand for their services or products) may have a general adverse effect on all municipal securities in such a market segment.

    Participation Interests. The Funds may purchase participation interests from financial institutions such as commercial banks, savings and loan associations and insurance companies. These participation interests give the Fund an undivided interest in one or more underlying municipal securities. The financial institutions from which the Fund purchases participation interests frequently provide or obtain irrevocable letters of credit or guarantees to attempt to assure that the participation interests are of high quality. These typically give the Fund the right to demand payment of the principal amounts of the participation interests plus accrued interest on short notice (usually within seven days).

    Municipal Leases. Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. They may take the form of a lease, an installment purchase contract, a conditional sales contract or a participation certificate of any of the above.

    Also included within the general category of municipal securities are certain lease obligations or installment purchase contract obligations and participations therein (hereinafter collectively called "lease obligations") of municipal authorities or entities. Although lease obligations do not constitute general obligations of the municipality for which the municipality's taxing power is pledged, a lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate and make the payments due under the lease obligation. Interest on lease obligations is tax-exempt to the same extent as if the municipality had issued debt obligations to finance the underlying project or purchase. However, certain lease obligations contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. If the entity does not appropriate funds for the future lease payments, the entity cannot be compelled to make such payments. Furthermore, a lease may provide that the certificate trustee cannot accelerate lease obligations upon default. The trustee would only be able to enforce lease payments as they became due. In the event of a default or failure of appropriation, it is unlikely that the trustee would be able to obtain an acceptable substitute source of payment.
The Fund does not intend to invest more than 10% of its total assets in non-puttable lease obligations that contain "non-appropriation" clauses.

    In addition to the "non-appropriation" risk, these securities represent a relatively new type of financing that has not yet developed the depth of marketability associated with more conventional bonds and some lease obligations may be illiquid. Although "non-appropriation" lease obligations are generally secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. In addition, the tax treatment of such obligations in the event of non-appropriation is unclear.

    Some municipal leases may be considered to be illiquid. However, some municipal leases may contain put provisions which grant the Fund the right to sell the securities to the issuer at a predetermined price and date. Such provisions improve the marketability and enhance the liquidity of the security. In determining the liquidity of municipal lease securities, the Fund's investment adviser will base its determination on the following factors:

         whether the lease can be terminated by the lessee;

         the potential recovery, if any, from a sale of the leased property upon termination of the lease;

         the lessee's general credit strength (e.g., its debt, administrative, economic and financial characteristics and prospects);

         the likelihood that the lessee will discontinue appropriating funding for the leased property because the property is no longer deemed essential to its operations (e.g., the potential for an "event of non-appropriation," which the Fund's investment adviser will continually monitor); and

         any credit enhancement or legal recourse provided upon an event of non-appropriation or other termination of the lease.

    Industrial Development Bonds. Industrial development bonds are generally issued to provide financing aid to acquire sites or construct and equip facilities for use by privately or publicly owned corporations. Most state and local governments have the power to permit the issuance of industrial development bonds to provide financing for such corporations in order to encourage the corporations to locate within their communities. Industrial development bonds do not represent a pledge of credit or create any debt of municipality or a public authority, and no taxes may be levied for payment of principal or interest on these bonds. The principal and interest is payable solely out of monies generated by the entities using or purchasing the sites or facilities. These bonds will be considered municipal securities if the interest paid on them, in the opinion of bond counsel, is exempt from federal regular income tax.

    Municipal Notes. Municipal securities in the form of notes generally are used to provide for short-term capital needs, in anticipation of an issuer's receipt of other revenues or financing, and typically have maturities of up to three years. Such instruments may include Tax Anticipation Notes, Revenue Anticipation Notes, Bond Anticipation Notes, Tax and Revenue Anticipation
Notes and Construction Loan Notes. Tax Anticipation Notes are issued to finance the working capital needs of governments. Generally, they are issued in anticipation of various tax revenues, such as income, sales, property, use and business taxes, and are payable from these specific future taxes. Revenue Anticipation Notes are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under Federal Revenue Sharing programs. Bond Anticipation Notes are issued to provide interim financing until long-term bond financing can be arranged. In most cases, the long-term bonds then provide the funds needed for repayment of the notes. Tax and Revenue Anticipation Notes combine the funding sources of both Tax
Anticipation Notes and Revenue Anticipation Notes. Construction Loan Notes are sold to provide construction financing. These notes are secured by mortgage notes insured by the Federal Housing Authority; however, the proceeds from the issuance may be less than the economic equivalent of the payment of principal and interest on the mortgage note if there has been a default. The obligations of an issuer of municipal notes are generally secured by the anticipated revenues from taxes, grants or bond financing. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer's payment obligations under the notes or that refinancing will be otherwise unavailable.

    Pre-Refunded Municipal Securities. The Fund may invest in pre-refunded municipal securities. The principal of and interest on pre-refunded municipal securities are no longer paid from the original revenue source for the municipal securities. Instead, the source of such payments is typically an escrow fund consisting of obligations issued or guaranteed by the U.S. Government. The assets in the escrow fund are derived from the proceeds of refunding bonds issued by the same issuer as the pre-refunded municipal securities, but usually on more favorable terms. Issuers of municipal securities use this advance refunding technique to obtain more favorable terms with respect to municipal securities that are not yet subject to call or redemption by the issuer. For example, advance refunding enables an issuer to refinance debt at lower market interest rates, restructure debt to improve cash flow or eliminate restrictive covenants in the indenture or other governing instrument for the pre-refunded municipal securities. However, except for a change in the revenue source from which principal and interest payments are made, the pre-refunded municipal securities remain outstanding on their original terms until they mature or are redeemed by the issuer. The effective maturity of pre-refunded municipal securities will be the redemption date if the issuer has assumed an obligation or indicated its intention to redeem such securities on the redemption date. Pre-refunded municipal securities are usually purchased at a price which represents a premium over their face value.

    Variable and Floating Rate Securities. The interest rates payable on certain securities in which the Funds may invest are not fixed and may fluctuate based upon changes in market rates. A variable rate obligation has an interest rate which is adjusted at predesignated periods. Interest on a floating rate obligation is adjusted whenever there is a change in the market rate of interest on which the interest rate payable is based. Variable or floating rate obligations generally permit the holders of such obligations to demand payment of principal from the issuer or a third party at any time or at stated intervals. Variable and floating rate obligations are less effective than fixed rate instruments at locking in a particular yield. Nevertheless, such obligations may fluctuate in value in response to interest rate changes if there is a delay between changes in market interest rates and the interest reset date for an obligation. The Funds will take demand features into consideration in determining the average portfolio duration of the Fund and the effective maturity of individual municipal securities. In addition, the absence of an unconditional demand feature exercisable within seven days will, and the failure of the issuer or a third party to honor its obligations under a demand feature might, require a variable or floating rate obligation to be treated as illiquid for purposes of a Fund's 15% limitation on illiquid investments.

    Zero Coupon and Capital Appreciation Bonds. Zero coupon and capital appreciation securities carry the risk that, unlike securities that periodically pay interest to maturity, the Fund will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Fund may obtain no return at all on its investment. In addition, even though such securities do not pay current interest in cash, the Fund is nonetheless required to accrue income on such investments and may be required to distribute such amounts at least annually. Because no cash is received at the time of the accrual, the Fund may be required to liquidate other portfolio securities to satisfy the Fund's distribution obligations.

    Insurance. The Funds may invest in "insured" municipal securities. Insured municipal securities are those for which scheduled payments of interest and principal are guaranteed by a private (nongovernmental) insurance company.
The insurance only entitles the Fund to receive the face or par value of the securities held by the Fund. The insurance does not guarantee the market value of the municipal securities or the value of the shares of the Fund.

    The Funds may utilize new issue or secondary market insurance. A new issue insurance policy is purchased by a bond issuer who wishes to increase the credit rating of a security. By paying a premium and meeting the insurer's underwriting standards, the bond issuer is able to obtain a high credit rating (usually, Aaa from Moody's or AAA from Standard & Poor's) for the issued security. Such insurance is likely to increase the purchase price and resale value of the security. New issue insurance policies are non-cancellable and continue in force as long as the bonds are outstanding. A secondary market insurance policy is purchased by an investor (such as the Fund) subsequent to a bond's original issuance and generally insures a particular bond for the remainder of its term. The Funds may purchase bonds which have already been insured under a secondary market insurance policy by a prior investor, or the Fund may itself purchase such a policy from insurers for bonds which are currently uninsured.

    An insured municipal security acquired by a Fund will typically be covered by only one of the above types of policies. All of the insurance policies used by the Funds will be obtained only from insurance companies rated, at the time of purchase, Aaa by Moody's or AAA by Standard & Poor's.


Foreign Securities

    Each Fund may invest in foreign securities, including foreign securities not publicly traded in the United States. The Starwood Strategic Fund may invest without limitation in foreign securities. Each of the other Funds may invest up to 25% of its total assets in foreign securities. As described in the Prospectus, investments in foreign securities involve special risks that differ from those associated with investments in domestic securities.

    Emerging and Developing Countries. The risks described in the Prospectus often are heightened for investments in emerging or developing countries. Compared to the United States and other developed countries, emerging or developing countries may have relatively unstable governments, economies based on only a few industries, and securities markets that trade a small number of securities. Prices on these exchanges tend to be volatile and, in the past, securities in these countries have offered a greater potential for gain (as well as loss) than securities of companies located in developed countries. Further, investment by foreign investors are subject to a variety of restrictions in many emerging or developing countries. These restrictions may take the form of prior governmental approval, limits on the amount or type of securities held by foreigners, and limits on the type of companies in which foreigners may invest. Additional restrictions may be imposed at any time by these and other countries in which a Fund invests. In addition, the repatriation of both investment income and capital from several foreign countries is restricted and controlled under certain regulations, including in some cases the need for certain government consents.

    Currency Risks. Foreign securities are denominated in foreign currencies. Therefore, the value in U.S. dollars of a Fund's assets and income may be affected by changes in exchange rates and regulations. Although each Fund values its assets daily in U.S. dollars, it will not convert its holdings of foreign currencies to U.S. dollars daily. When a Fund converts its holdings to another currency, it may incur conversion costs. Foreign exchange dealers realize a profit on the difference between the prices at which they buy and sell currencies.

    A Fund may engage in foreign currency exchange transactions in connection with its investments in foreign securities. The Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through forward contracts to purchase or sell foreign currencies.

    Forward Foreign Currency Exchange Contracts. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded directly between currency traders
(usually large commercial banks) and their customers. When a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may want to establish the U.S. dollar cost or proceeds, as the case may be. By entering into a forward contract in U.S. dollars for the purchase or sale of the amount of foreign currency involved in an underlying security transaction, the Fund is able to protect itself against a possible loss between trade and settlement dates resulting from an adverse change in the relationship between the U.S. dollar and such foreign currency. However, this tends to limit potential gains which might result from a positive change in such currency relationships.

    A Fund will not enter into forward foreign currency exchange contracts or maintain a net exposure in such contracts where the Fund would be obligated to deliver an amount of foreign currency in excess of the value of the Fund's securities or other assets denominated in that currency or denominated in a currency or currencies that the adviser believes will reflect a high degree of correlation with the currency with regard to price movements. The Fund generally will not enter into forward foreign currency exchange contracts with a term longer than one year.

    Foreign Currency Options. A foreign currency option provides the option buyer with the right to buy or sell a stated amount of foreign currency at the exercise price on a specified date or during the option period. The owner of a call option has the right, but not the obligation, to buy the currency. Conversely, the owner of a put option has the right, but not the obligation, to sell the currency. When the option is exercised, the seller (i.e., writer) of the option is obligated to fulfill the terms of the sold option. However, either the seller or the buyer may, in the secondary market, close its position during the option period at any time prior to expiration.

    A call option on foreign currency generally rises in value if the underlying currency appreciates in value, and a put option on foreign currency generally falls in value if the underlying currency depreciates in value. Although purchasing a foreign currency option can protect a Fund against an adverse movement in the value of a foreign currency, the option will not limit the movement in the value of such currency. For example, if the Fund was holding securities denominated in a foreign currency that was appreciating and had purchased a foreign currency put to hedge against a decline in the value of the currency, the Fund would not have to exercise their put option.
Likewise, if the Fund were to enter into a contract to purchase a security denominated in foreign currency and, in conjunction with that purchase, were to purchase a foreign currency call option to hedge against a rise in value of the currency, and if the value of the currency instead depreciated between the date of purchase and the settlement date, the Fund would not have to exercise its call. Instead, the Fund could acquire in the spot market the amount of foreign currency needed for settlement.

    Buyers and sellers of foreign currency options are subject to the same risks that apply to options generally. In addition, there are certain additional risks associated with foreign currency options. The markets in foreign currency options are relatively new, and a Fund's ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. Although a Fund will not purchase or write such options unless and until, in the opinion of the Fund's investment adviser, the market for them has developed sufficiently to ensure that the risks in connection with such options are not greater than the risks in connection with the underlying currency, there can be no assurance that a liquid secondary market will exist for a particular option at any specific time. In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally. Foreign currency options that are considered to be illiquid are subject to each Fund's 15% limitation on illiquid securities.

    The value of a foreign currency option depends upon the value of the underlying currency relative to the U.S. dollar. As a result, the price of the option position may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

    There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (i.e., less than $1 million) where rates may be less favorable.
The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. option markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options markets until they reopen.

Foreign Bank Instruments

    Each Fund may invest in foreign bank instruments, including Eurodollar Certificates of Deposit ("ECDs"), Eurodollar Time Deposits ("ETDs"), Yankee Certificates of Deposit ("Yankee CDs"), and Europaper. These instruments are subject to somewhat different risks than domestic obligations of domestic issuers. Examples of these risks include international, economic and political developments, foreign governmental restrictions that may adversely affect the payment of principal or interest, foreign withholdings or other taxes on interest income, difficulties in obtaining or enforcing a judgment against the issuing bank, and the possible impact of interruptions of the flow of international currency transactions. Different risks may also exist for ECDs, ETDs, and Yankee CDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as reserve requirements, loan requirements, loan limitations, examinations, accounting, auditing, and recording keeping and the public availability of information. These factors will be carefully considered by a Fund's adviser in selecting investments for the Fund.

U.S. Government Securities

    Each Fund may invest in obligations issued or guaranteed by the U.S. government and its agencies, authorities or instrumentalities. Some U.S. government securities, such as Treasury bills, notes and bonds, which differ only in their interest rates, maturities and times of issuance, are supported by the full faith and credit of the United States of America. Others, such as obligations issued or guaranteed by U.S. government agencies, authorities or instrumentalities, are supported either by (a) the full faith and credit of the U.S. government (such as securities of the Small Business
Administration), (b) the right of the issuer to borrow from the Treasury
(such as securities of Federal Home Loan Banks), (c) the discretionary authority of the U.S. government to purchase the agency's obligations (such as securities of the Federal National Mortgage Association), or (d) only the credit of the issuer (such as securities of the Financing Corporation). The U.S. government is under no legal obligation to purchase the obligations of its agencies, authorities and instrumentalities. Securities guaranteed as to principal and interest by the U.S. government and its agencies, authorities or instrumentalities are deemed to include (i) securities for which the payment of principal and interest is based by a guaranty of the U.S.
government or its agencies, authorities or instrumentalities, and (ii) participations in loans made to foreign governments or their agencies that are so guaranteed. The secondary market for certain of these participations is limited. Such participations may therefore be regarded as illiquid.

Options

    Each Fund (other than the money market Funds) may attempt to hedge all or a portion of its portfolio by buying put options on portfolio securities. These Funds may also write covered call options on portfolio securities to attempt to increase their current income. Each Fund currently does not intend to invest more than 5% of its net assets in premiums on options transactions.

    Purchasing Put Options on Portfolio Securities. A Fund may purchase put options on portfolio securities to protect against price movements in particular securities in its portfolio. A put option gives the Fund, in return for a premium, the right to sell the underlying security to the writer (seller) at a specified price during the term of the option.

    Writing Covered Call Options on Portfolio Securities. A Fund may also write covered call options to generate income. As writer of a call option, the Fund has the obligation upon exercise of the option during the option period to deliver the underlying security upon payment of the exercise price. The Fund may only sell call options either on securities held in its portfolio or on securities which it has the right to obtain without payment of further consideration (or has segregated cash in the amount of any additional consideration).

    Purchasing and Writing Over-The-Counter Options. A Fund may purchase and write over-the-counter options on portfolio securities in negotiated transactions with the buyers or writers of the options for those options on portfolio securities held by the Fund and not traded on an exchange. Over-the-counter options are two party contracts with price and terms negotiated between buyer and seller. In contrast, exchange-traded options are third party contracts with standardized strike prices and expiration dates and are purchased from a clearing corporation. Exchange-traded options have a continuous liquid market while over-the-counter options may not.

Financial Futures and Options on Financial Futures

    Each Fund (other than the money market Funds) may purchase and sell financial futures contracts to hedge all or a portion of its portfolio against changes in interest rates. However, none of the Funds intends to do so during the current fiscal year. Financial futures contracts call for the delivery of particular debt instruments at a certain time in the future. The seller of the contract agrees to make delivery of the type of instrument called for in the contract and the buyer agrees to take delivery of the instrument at the specified future time.

    Each Fund (other than the money market Funds) may also write call options and purchase put options on financial futures contracts as a hedge to attempt to protect securities in its portfolio against decreases in value. However, none of the Funds intends to do so during the current fiscal year. When a Fund writes a call option on a futures contract, it is undertaking the obligation of selling a futures contract at a fixed price at any time during a specified period if the option is exercised. Conversely, as purchaser of a put option on a futures contract, the Fund is entitled (but not obligated) to sell a futures contract at the fixed price during the life of the option.

    No Fund may purchase or sell futures contracts or related options if immediately thereafter the sum of the amount of margin deposits on the Fund's existing futures positions and premiums paid for related options would exceed 5% of the market value of the Fund's total assets. When a Fund purchases a futures contract, an amount of cash and cash equivalents, equal to the underlying commodity value of the futures contract (less any related margin deposits), will be deposited in a segregated account with the Fund's custodian (or the broker, if legally permitted) to collateralize the position and thereby insure that the use of such futures contract is unleveraged.

    Risks. When a Fund uses financial futures and options on financial futures as hedging devices, there is a risk that the prices of the securities subject to the futures contracts may not correlate perfectly with the prices of the securities in the Fund's portfolio. This may cause the futures contracts and any related options to react differently than the portfolio securities to market changes. In addition, the Fund's investment adviser could be incorrect in its expectations about the direction or extent of market factors such as interest rate movements. In these events, the Fund may lose money on the futures contracts or options. It is not certain that a secondary market for positions in futures contracts or for options will exist at all times. Although the investment adviser will consider liquidity before entering into options transactions, there is no assurance that a liquid secondary market on an exchange or otherwise will exist for any particular futures contract or option at any particular time. The Fund's ability to establish and close out futures and options positions depends on this secondary market.

Weighted Average Portfolio Duration

    The Taxable Fixed Income Fund and the Municipal Fixed Income Fund will seek to limit, to the extent consistent with the Fund's investment objective of current income, the magnitude of fluctuations in the Fund's net asset value by limiting the dollar-weighted average duration of the Fund's portfolio as set forth in the Prospectus. Duration is a commonly used measure of the potential volatility of the price of a debt security, or the aggregate market value of a portfolio of debt securities, prior to maturity. Securities with shorter durations generally have less volatile prices than securities of comparable quality with longer durations. A Fund should be expected to maintain a higher average duration during periods of lower expected market volatility, and a lower average duration during periods of higher expected market volatility.

    Duration measures the magnitude of the change in the price of a debt security relative to a given change in the market rate of interest. The duration of a debt security depends upon three primary variables: the security's coupon rate, maturity date and the level of market interest rates for similar debt securities. Generally, debt securities with lower coupons or longer maturities will have a longer duration than securities with higher coupons or shorter maturities.

    Duration is calculated by dividing the sum of the time-weighted values of cash flows of a security or portfolio of securities, including principal and interest payments, by the sum of the present values of the cash flows. Certain debt securities, such as asset-backed securities, may be subject to prepayment at irregular intervals. The duration of these instruments will be calculated based upon assumptions established by the investment adviser as to the probable amount and sequence of principal prepayments.

Credit Enhancement

    Certain of the Funds' investments may have been credit enhanced by a guaranty, letter of credit or insurance. The Funds typically evaluate the credit quality and ratings of credit enhanced securities based upon the financial condition and ratings of the party providing the credit enhancement (the "credit enhancer"), rather than the issuer. Generally, a Fund will not treat credit enhanced securities as having been issued by the credit enhancer for diversification purposes. However, under certain circumstances applicable regulations may require the Fund to treat the securities as having been issued by both the issuer and the credit enhancer. The bankruptcy, receivership or default of the credit enhancer will adversely affect the quality and marketability of the underlying security.

Demand Features

    The Funds may acquire securities that are subject to puts and standby commitments ("demand features") to purchase the securities at their principal amount (usually with accrued interest) within a fixed period following a demand by the Fund. The demand feature may be issued by the issuer of the underlying securities, a dealer in the securities or by another third party, and may not be transferred separately from the underlying security. A Fund uses these arrangements to provide the Fund with liquidity and not to protect against changes in the market value of the underlying securities. The bankruptcy, receivership or default by the issuer of the demand feature, or a default on the underlying security or other event that terminates the demand feature before its exercise, will adversely affect the liquidity of the underlying security.
Demand features that are exercisable even after a payment default on the underlying security are treated as a form of credit enhancement.

When-Issued and Delayed Delivery Transactions

    These transactions are arrangements in which a Fund purchases securities with payment and delivery scheduled for a future time. The Fund engages in when-issued and delayed delivery transactions only for the purpose of acquiring portfolio securities consistent with the Fund's investment objective and policies, and not for investment leverage.

    These transactions are made to secure what is considered to be an advantageous price and yield for the Fund. Settlement dates may be a month or more after entering into these transactions, and the market values of the securities purchased may vary from the purchase prices.

    No fees or other expenses, other than normal transaction costs, are incurred. However, liquid assets of the Fund sufficient to make payment for the securities to be purchased are segregated at the trade date. These securities are marked to market daily and are maintained until the transaction is settled. Each Fund may engage in these transactions to an extent that would cause the segregation of an amount up to 25% of the value of its net assets.

Lending of Portfolio Securities

    The collateral received when a Fund lends portfolio securities must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the Fund. During the time portfolio securities are on loan, the borrower pays the Fund any dividends or interest paid on such securities. Loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker.

Selling Securities Short

    The Starwood Strategic Fund may sell securities short. When the Fund makes a short sale, it must leave the proceeds from the short sale with the broker and it must also deposit with the broker a certain amount of cash or government securities to collateralize its obligation to replace the borrowed securities which have been sold. In addition, the Fund must put in a segregated account (not with the broker) an amount of cash or U.S.
government securities equal to the difference between the market value of the securities sold short at the time they were sold short and any cash or government securities deposited as collateral with the broker in connection with the short sale (not including the proceeds from the short sale). In addition, until the Fund replaces the borrowed security, it will daily maintain the segregated account at a level so that the amount deposited in the account plus the amount deposited with the broker (not including the proceeds from the short sale) will equal the greater of (a) the current market value of the securities sold short and (b) the market value of the securities at the time they were sold short. As a result of these requirements, the Fund will not gain any leverage merely by selling short, except to the extent that it earns interest on the immobilized cash or government securities while also being subject to the possibility of gain or loss from the securities sold short. The Fund may sell securities short to the extent that would cause the amounts on deposits or segregated to equal 25% of the value of its net assets.

Restricted and Illiquid Securities

    The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under the Securities and Exchange Commission ("SEC") Staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a non-exclusive safe harbor for certain secondary market transactions involving securities subject to restrictions on resale under federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule was expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Trust believes that the Staff of the SEC has left the question of determining the liquidity of all restricted securities eligible for resale under Rule 144A to the Trustees. The Trustees consider the following criteria in determining the liquidity of certain restricted securities:

        the frequency of trades and quotes for the security;

        the number of dealers willing to purchase or sell the security and the number of other potential buyers;

        dealer undertakings to make a market in the security; and

        the nature of the security and the nature of the marketplace trades.

Repurchase Agreements

    The Funds require the Custodian to take possession of the securities subject to repurchase agreements, and these securities are marked to market daily. To the extent that the original seller does not repurchase the securities from a Fund, the Fund could receive less than the repurchase price on any sale of such securities. In the event that a defaulting seller files for bankruptcy or becomes insolvent, disposition of securities by the Fund might be delayed pending court action. The Funds believe that under the regular procedures normally in effect for custody of the Funds' portfolio securities subject to repurchase agreements, a court of competent jurisdiction would rule in favor of the Fund and allow retention or disposition of such securities. A Fund will only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers which are deemed by the Fund's adviser to be creditworthy pursuant to guidelines established by the Directors.

Reverse Repurchase Agreements

    When effecting reverse repurchase agreements, liquid assets of the Fund, in a dollar amount sufficient to make payment for the obligations to be purchased, are segregated at the trade date. These securities are marked to market daily and are maintained until the transaction is settled.

Portfolio Turnover

    The Funds will not attempt to set or meet a portfolio turnover rate since any turnover would be incidental to transactions undertaken in an attempt to achieve a Fund's investment objective, without regard to the length of time a particular security may have been held. The Adviser does not anticipate that portfolio turnover will result in adverse tax consequences.


INVESTMENT LIMITATIONS

    Except with respect to borrowing money, if a percentage limitation set forth in the following investment limitations is adhered to at the time of the investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such limitation.

Selling Short and Buying on Margin

    The Funds will not sell securities short or purchase securities on margin, except that (a) the Starwood Strategic Fund may sell securities short to the extent that would cause amounts on deposits or segregated as a result thereof to equal 25% of the value of its net assets, (b) the Funds (other than the Taxable Money Market Fund and the Tax-Free Money Market Fund may purchase securities on margin in connection with the purchase and sale of options, financial futures and options on financial futures, and (c) all Funds may obtain such short-term credits as are necessary for clearance of transactions.

Issuing Senior Securities and Borrowing Money

    The Funds will not issue senior securities except as required by forward commitments to purchase securities or currencies and except that each Fund may borrow money and engage in reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amounts borrowed. The Funds (other than the Starwood Strategic Fund) will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure or to facilitate management of the portfolio by enabling the Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. Each Fund (other than the Starwood Strategic Fund) will not purchase any securities while borrowings in excess of 5% of its total assets are outstanding. During the period any reverse repurchase agreements are outstanding, but only to the extent necessary to assure completion of the reverse repurchase agreements, the Funds will restrict the purchase of portfolio instruments to money market instruments maturing on or before the expiration date of the reverse repurchase agreements.

Pledging Assets

    The Funds will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, a Fund may pledge assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of total assets at the time of the borrowing. Margin deposits for the purchase and sale of options, financial futures contracts and related options are not deemed to be a pledge.

Diversification of Investments

    With respect to securities comprising 75% of the value of its total assets (100% in the case of the Taxable Money Market Fund), each Fund will not purchase securities of any one issuer (other than cash, cash items, securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by U.S. government securities, and securities of other investment companies) if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer or the Fund would own more than 10% of the outstanding voting securities of that issuer.

Investing in Real Estate

    The Funds will not buy or sell real estate, including limited partnership interests in real estate, although it may invest in securities of companies whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.

Investing in Commodities

    The Funds will not purchase or sell commodities, except that the Funds (other than the Taxable Money Market Fund and the Tax-Free Money Market
Fund) may purchase and sell financial futures contracts and related options. Further, the Funds may engage in transactions in foreign currencies and may purchase and sell options on foreign currencies and indices for hedging purposes.

Underwriting

    The Funds will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of restricted securities which a Fund may purchase pursuant to its investment objective, policies, and limitations.

Lending Cash or Securities

    Each Fund will not lend any of its assets, except portfolio securities up to one-third of the value of its total assets. This shall not prevent a Fund from purchasing or holding U.S. government obligations, money market instruments, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements, or engaging in other transactions where permitted by the Fund's investment objective, policies and limitations.

Concentration of Investments

    Each Fund will not invest 25% or more of the value of its total assets in any one industry or in government securities of any one foreign country, except that (i) each Fund may invest without limitation in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, (ii) each of the Aggressive Growth Fund and the Asset Allocation Fund may invest without limitation in other investment companies and (iii) each of the Taxable Money Market Fund and the Tax-Free Money Market Fund may invest without limitation in domestic bank instruments. Governmental issuers of municipal securities are not considered part of any "industry." Each of the Municipal Fixed Income Fund and the Tax-Free Money Market Fund may invest more than 25% of the value of its total assets in a broader segment of the municipal securities market, such as revenue obligations of hospitals and other health care facilities, housing agency revenue obligations, or airport revenue obligations.


    The foregoing investment limitations cannot be changed without shareholder approval. The following limitations, however, may be changed by the Board of Trustees without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

Investing in Restricted Securities

    Each Fund will not invest more than 10% of the value of its total assets in securities subject to restrictions on resale under the Securities Act of 1933, except for commercial paper issued under Section 4(2) of the Securities Act of 1933 and certain other restricted securities which meet the criteria for liquidity as established by the Trustees.

Investing in Illiquid Securities

    Each Fund will not invest more than 15% of the value of its net assets (10% in the case of the money market Funds) in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice, over-the-counter options, certain foreign currency options, and certain securities not determined by the Trustees to be liquid.

Investing in New Issuers

    Each Fund will not invest more than 5% of the value of its total assets in securities of companies, including their predecessors, that have been in operation for less than three years. With respect to asset-backed securities, the Funds will treat the originator of the asset pool as the company issuing the security for purposes of determining compliance with this limitation. Each of the Municipal Fixed Income Fund and the Tax-Free Money Market Fund will not invest more than 5% of the value of its total assets in industrial development bonds where the principal and interest are the responsibility of companies (or guarantors, where applicable) with less than three years of continuous operations, including the operations of any predecessor.

Investing in Issuers whose Securities are Owned by Officers and Trustees

    Each Fund will not purchase or retain the securities of any issuer if the officers and Trustees of the Trust or its investment adviser owning individually more than + of 1% of the issuer's securities together own more than 5% of the issuer's securities.

Investing in Minerals

    The Funds will not purchase or sell oil, gas, or other mineral exploration or development programs or leases, although they may purchase the securities of issuers which invest in or sponsor such programs.

Investing in Warrants

    Each Fund (other than the Taxable Money Market Fund and the Tax-Free
Money Fund) may invest up to 5% of its total assets in warrants, including those acquired in units or attached to other securities. To comply with certain state restrictions, each Fund will limit its investments in such warrants not listed on the New York or American Stock Exchanges to 2% of its net assets. (If state restrictions change, this latter restriction may be revised without notice to shareholder.) For purposes of this investment restriction, warrants will be valued at the lower of cost or market, except that warrants acquired by a Fund in units with or attached to securities may be deemed to be without value.

Investing in Securities of Other Investment Companies

    Each Fund will limit its investments in other investment companies to no more than 3% of the total outstanding voting securities of any one investment company, will invest no more than 5% of its total assets in any one investment company, and will invest no more than 10% of its total assets in investment companies in general, except that each of the Aggressive Growth Fund and the Asset Allocation Fund may invest of up to 25% of its total assets in any one investment company and up to 100% of its total assets in investment companies in general, subject to the other limitations described herein. The foregoing limitations are not applicable to investment company securities acquired as part of a merger, consolidation, reorganization or other acquisition.

Dealing in Puts and Calls

    Each Fund (other the Taxable Money Market Fund and the Tax-Free Money Market Fund) may write covered call options and secured put options on up to 25% of its net assets and may purchase put and call options, provided that no more than 5% of the fair market value of its net assets may be invested in premiums on such options.


MANAGEMENT OF THE TRUST

Trustees and Officers of the Trust

     Trustees and officers of the Trust, together with information as to their principal business occupations during at least the last five years, are shown below. Each Trustee who is an "interested person" of the Trust, as defined in the Investment Company Act of 1940, is indicated by an asterisk.

                                              Positions with the Trust
  Name, Address and Age                       and Principal Occupation

* Timothy L. Ashburn (44)          Trustee (Chairman of the Board) and
  429 N. Pennsylvania St.          President of the Trust; Chairman
  Indianapolis, IN 46204           of the Board and President, Vintage
                                   Advisers, Inc.(December 1994 to present);
                                   Chairman of the Board, Unified
                                   Corporation, Unified Management
                                   Corporation and Unified Advisers, Inc.
                                   (December 1989 to present); Trust Division
                                   Manager and Senior Trust Officer, Vine
                                   Street Trust Company (July 1991 to April
                                   1994).

  Charles H. Binger (38)           Trustee of the Trust; Partner, Thompson &
  One Merchantile Center           Mitchell (1987 to present).
  Suite 3300
  St. Louis, MO 63101

  Daniel J. Condon (44)            Trustee of the Trust; Vice President and
  101 Carley Court                 Officer, International Crankshaft Inc.
  Georgetown, KY  40324            (1990 to present); General Manager, Van
                                   Leer Containers, Inc. (1988 through 1990).

  Philip L. Conover (48)           Trustee of the Trust; Adjunct Professor of
  888 Blvd. of the Arts #1606      Finance, University of South Florida
  Sarasota, FL  34236              (August 1994 to present);  Managing
                                   Director and Chief Operating Officer,
                                   Federal Housing Finance Board (November
                                   1990 through April 1994); President and
                                   CEO, Trustcorp Bank (February 1989 through
                                   November 1990).

* Jack R. Orben (56)               Trustee of the Trust; Chairman and CEO,
40 Wall St.                        Associated Family Services (January 1980
New York, NY  10005                to present);  Chairman and CEO, Starwood
                                   Corporation (March 1984 to present);
                                   Chairman, Fiduciary Counsel, Inc. (April
                                   1979 to present); Chairman, Estate
                                   Management Company (January 1978 present).

  Thomas G. Napurano               Treasurer of the Trust; Chief Financial
  429 N. Pennsylvania St.          Officer, Vintage Advisers, Inc. (January
  Indianapolis, IN  46204          1995 to present; Senior Vice President and
                                   Chief Financial Officer of Unified
                                   Corporation, Unified Management
                                   Corporation and Unified Advisers, Inc.

  Lynn. E. Wood                    Secretary of the Trust; Chief Operating
  429 N. Pennsylvania St.          Officer, Vintage Advisers, Inc. (January
  Indianapolis, IN  46204          1995 to present): President and Chief
                                   Operating Officer, Unified Corporation,
                                   Unified Management Corporation and Unified
                                   Advisers, Inc. (July 1993 to present);
                                   Vice President and Managing Director,
                                   Unified Management Corporation (January
                                   1990 to July 1993).

    The Board of Trustees has appointed an Executive Committee composed of Trustees Ashburn, Conover and Orben. The Executive Committee has all of the authority of the Board of Trustees except that, without further authorization by resolution of the Board of Trustees, the Executive Committee does not have the authority to (i) authorize dividends or other distributions, (ii) approve or propose to shareholders any action required to be approved by shareholders under the Trust's Declaration of Trust, By-Laws or applicable law, (iii) fill vacancies on the Board of Trustees or on any of its committees, (iv) amend the Trust's Declaration of Trust or By-Laws,
(v) approve any plan of merger involving, or any sale of substantially all the assets of, any fund of the Trust, whether or not requiring shareholder approval or (vi) authorize or approve the issuance or sale or a contract for sale of shares of the Trust.

    The Trust pays each Trustee who is not an "interested person" of the Trust a fee of $2,000 for each meeting of the Board of Trustees attended. In addition, the Trust reimburses these Trustees for reasonable expenses incurred in connection with attendance at such meetings.

Fund Ownership

    At September 30, 1995, the Adviser owned more than 25% of outstanding shares of each of the Aggressive Growth Fund, the Asset Allocation Fund, the Taxable Fixed Income Fund, the Municipal Fixed Income Fund and the Tax-Free Money Market Fund. At that date, no other person was known to the Trust to own of record five percent or more of the outstanding shares of any of the Funds. The Trust's Trustees and officers as a group own less that 1% of the outstanding shares of each Fund.


INVESTMENT ADVISORY ARRANGEMENTS

Investment Adviser

    The Trust's investment adviser is Vintage Advisers, Inc. (the "Adviser"). Timothy L. Ashburn, Chairman of the Board and President of the Trust, is the Chairman of the Board and President of the Adviser, and owns 25% of the Adviser's outstanding voting securities. Jack R. Orben, Trustee of the Trust, is a director and Secretary of the Adviser and owns 25% of the Adviser's outstanding voting securities. Thomas G. Napurano, Treasurer of the Trust, is the Executive Vice President and Chief Financial Officer of the Adviser. Lynn
E. Wood, Secretary of the Trust, is a director and Executive Vice President and Chief Operating Officer of the Adviser.

Sub-Advisers

    Fiduciary Counsel, Inc. ("Fiduciary Counsel") is the sub-adviser to each of the Fiduciary Value Fund, the Taxable Fixed Income Fund, the Municipal Fixed Income Fund, the Taxable Money Market Fund, and the Tax-Free Money
Market Fund. Starwood Corporation, a wholly owned subsidiary of Fiduciary Counsel, is the sub-adviser of the Starwood Strategic Fund. Each of Fiduciary Counsel and Starwood Corporation (the "Sub-Advisers") is a wholly owned subsidiary of Associated Family Services, Inc. ("AFS"). Jack R. Orben, Trustee of the Trust, is Chairman and CEO of each of Fiduciary Counsel, Starwood Corporation and AFS. Mr. Orben owns 33% of the outstanding voting securities of AFS.

Advisory Fees

    For their advisory services, the Adviser and each Sub-Adviser receives an annual investment advisory fee as described in the Prospectus. During the period from June 2, 1995 (commencement of operations) through September
30, 1995, the Adviser waived its entire investment advisory fee with respect to each Fund. The Sub-Advisers were not paid any sub-advisory fees during that period.

    The Adviser has undertaken to comply with the expense limitation established by certain states for investment companies whose shares are registered for sale in those states. If a Fund's operating expenses exceed this expense limitation, the investment advisory fee will be reduced by the amount of the excess, subject to an annual adjustment. If the expense limitation is exceeded, the amount to be waived by the Adviser will be limited, in any single fiscal year, by the amount of the investment advisory fee.


DISTRIBUTION ARRANGEMENTS

    Rule 12b-1 under the Investment Company Act of 1940 describes the circumstances under which an investment company such as the Trust may, directly or indirectly, bear the expenses of distributing its shares. The Rule defines such distribution expenses to include the cost of any activity which is primarily intended to result in the sale of Trust shares.

    The Trust has adopted a Distribution Plan with respect to each of the eight Funds. Pursuant to this Plan, the Funds are authorized to incur distribution expenses including those incurred in connection with preparing and distributing sales literature and advertising, preparing, printing and distributing prospectuses and statements of additional information used for other than regulatory purposes or distribution to existing shareholders, implementing and operating the Plan, and compensating third parties for their distribution services. Distribution expenses attributable to a particular Fund are borne by that Fund. Distribution expenses which are not readily identifiable as attributable to a particular Fund are allocated among the Funds based on the relative size of their average net assets.

    Each Fund may expend annually up to 0.10% of the Fund's average daily net assets pursuant to the Plan. A report of the amounts so expended by each Fund and the purpose of the expenditures must be made to and reviewed by the Board of Trustees at least quarterly. In addition, the Plan may not be amended to increase materially the costs which any Fund may bear for distribution pursuant to the Plan without approval of the amendment by the shareholders of the affected Fund.


    The Board of Trustees expects that the adoption of the Plan will result in the sale of a sufficient number of shares so as to allow the Funds to achieve economic viability. It is also anticipated that an increase in the size of each Fund will facilitate more efficient portfolio management and assist the Fund in seeking to achieve its investment objective.

    During the period from June 2, 1995 to September 30, 1995, no amounts were expended under the Distribution Plan by any Fund, except that the Taxable Money Market Fund expended $100 for compensation to dealers.


ADMINISTRATIVE SERVICES ARRANGEMENTS

     The Trust has adopted a Shareholders Services Plan (the "Services
Plan") with respect to each Fund. Pursuant to the Services Plan, the Funds are authorized to incur annual expenses of up to 0.15% of their average daily net assets for administrative support services provided their shareholders. Such expenses may include costs and expense incurred by third parties for administrative services to the Funds' shareholders, including answering shareholder inquiries, maintenance of shareholder accounts, performing sub accounting, obtaining taxpayer identification number certificates from shareholders, personnel whose time is attributable to servicing the shareholders of the Funds, and the provision of personal services to shareholders. During the period from June 2, 1995 to September 30, 1995, no amounts were expended under the Services Plan by any Fund.

BROKERAGE TRANSACTIONS

    When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, a Fund's investment adviser looks for prompt execution of the order at a favorable price. In working with dealers, the adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser and the respective Sub-Advisers make decisions on portfolio transactions and selects brokers and dealers subject to review by the Board of Trustees.

    The Adviser and Sub-Advisers may select brokers and dealers who offer brokerage and research services. These services may be furnished directly to the Fund or to the Adviser and Sub-Advisers and may include advice as to the advisability of investing in securities, security analysis and reports, economic studies, industry studies, receipt of quotations for portfolio evaluations and similar services.

    Research services provided by brokers may be used by the Adviser and Sub-Advisers in advising the Fund's and other clients. To the extent that receipt of these services may supplant services for which the Adviser or the Sub-Advisers might otherwise have paid, it would tend to reduce their expenses. During the period from June 2, 1995 to September 30, 1995, the Adviser did not direct any brokerage transactions to brokers because of research services provided.

    During the period from June 2, 1995 to September 30, 1995, no Fund paid any brokerage commissions to the Distributor.


PURCHASE AND REDEMPTION

Terms of Purchase

    The Trust reserves the right to reject any purchase order and to change the amount of the minimum initial and subsequent investments in the Funds upon notice.

Reopening an Account

    A shareholder may reopen a closed account with a minimum investment of $1,000 without filing a new account application, during the calendar year the account is closed or during the following calendar year, provided that the information on the existing account application remains correct.

Redemption in Kind

    The Trust has committed to pay in cash all redemption requests by a shareholder of record, limited in amount during any 90-day period up to the lesser of $250,000 or 1% of the value of the particular Fund's net assets at the beginning of such period. Such commitment is irrevocable without the prior approval of the Securities and Exchange Commission. In the case of requests for redemption in excess of such amount, the Board of Trustees reserves the right to make payments in whole or in part in securities or other assets of the particular Fund. In this event, the securities would be valued in the same manner as the particular Fund's net asset value is determined.
If the recipient sold such securities, brokerage charges would be incurred.

Suspension of Redemptions

    The right of redemption may be suspended or the date of payment postponed
(a) during any period when the New York Stock Exchange is closed, (b) when trading in the markets the particular Fund normally uses is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the particular Fund's investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the particular Fund's shareholders.


DETERMINATION OF NET ASSET VALUE

    The methods and days on which net asset value is calculated by each Fund are described in the Prospectus.

Valuation of Portfolio Securities

    Portfolio securities owned by a Fund and listed or traded on any national securities exchange are valued on the basis of the last sale on such exchange each day the exchange is open for business. Securities not listed on an exchange or national securities market, or securities in which there were no transactions, are valued at the average of the most recently reported bid and asked prices. Bid price is used when no asked price is available. Options are valued at the last sales price on an exchange. Options for which there were no transactions are valued at the average of the most recently reported bid and asked prices. Money market instruments (certificates of deposit, commercial paper, etc.) are valued at amortized cost if not materially different from market value. Portfolio securities for which market quotations are not readily available are to be valued in good faith as determined by the Board of Trustees. Other assets, which include cash, prepaid and accrued items and amounts receivable as income on investment and from the sale of portfolio securities, are carried at book value, as are all liabilities.


TAX STATUS

Status of the Funds

    The Funds intend to pay no federal income tax because they expect to meet the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to receive the special tax treatment afforded to such companies. To qualify for this treatment, a Fund must, among other requirements:

        derive at least 90% of its gross income from dividends, interest, and gains from the sale of securities;

        derive less than 30% of its gross income from the sale of securities held less than three months;

        invest in securities within certain statutory limits; and

        distribute to its shareholders at least 90% of its net income earned during the year.

    For the tax year ended September 30, 1995, the Taxable Money Market
Fund did not qualify to be taxed as a regulated investment company for federal income tax purposes and was subject to taxation as a regular corporation. Accordingly, a provision for federal and state income taxes of $500 was recorded. The Adviser has agreed to reimburse the Taxable Money Market Fund for the taxes owned. As a result, the Taxable Money Market Fund's shareholders will not be negatively affected.

Shareholders' Tax Status

    The Taxable Funds. Shareholders are subject to federal income tax on dividends and capital gains received as cash or additional shares. Depending on the composition of a Fund's income, a portion of the dividends from net investment income may qualify for the dividends received deduction allowable to certain U.S. corporations. In general, dividend income of a Fund distributed to certain U.S. corporate shareholders will be eligible for the corporate dividends received deduction only to the extent that (i) the Fund's income consists of dividends paid by certain U.S. corporations and (ii) the Fund would have been entitled to the dividends received deduction with respect to such dividend income if the Fund were not a regulated investment company.

    The Tax Free Funds. Shareholders are not required to pay the federal regular income tax on any dividends received from the Fund that represent net interest on tax-exempt municipal bonds. However, under the Tax Reform Act of 1986, dividends representing net interest earned on some municipal bonds may be included in calculating the federal individual alternative minimum tax or the federal alternative minimum tax for corporations. In addition, the Tax Reform Act of 1986 treats interest on certain "private activity" bonds issued after August 7, 1986, as a tax preference item for both individuals and corporations. Thus, should the Fund purchase any such bonds, a portion of the Fund's dividends may be treated as a tax preference item.

    Dividends of the Fund representing net interest income earned on some temporary investments and any realized net short-term gains are taxed as ordinary income.

    All Funds. The foregoing tax consequences apply whether dividends are received in cash or as additional shares. No portion of any income dividend paid by any Fund is eligible for the dividends received deduction available to corporations.

Capital Gains

    Shareholders will pay federal tax at capital gains rates on long-term capital gains distributed to them regardless of how long they have held the Fund shares.

Foreign Taxes

     Dividend and interest income received by a Fund from sources outside the U.S. may be subject to withholding and other taxes imposed by such foreign jurisdictions. Tax conventions between certain countries and the U.S. may reduce or eliminate these foreign taxes, however, and foreign countries generally do not impose taxes on capital gains respecting investments by foreign investors.


PERFORMANCE INFORMATION

    Quotations of a Fund's performance are based on historical earnings, show the performance of a hypothetical investment, and are not intended to indicate future performance of a Fund. An investor's shares when redeemed may be worth more or less than their original cost. Performance of a Fund will vary based on changes in market conditions and the level of the Fund's expenses.

Total Return

    Cumulative total return of a Fund's shares reflects the applicable Fund's total performance over a specific period of time. No Fund other than the Taxable Money Market Fund (which does not advertise its total return) had investment operations during the period from June 2, 1995 to September 30, 1995

Yield

    The yield of a Fund's shares (other than the money market Funds) is determined each day by dividing the net investment income per share (as defined by the Securities and Exchange Commission) earned by the Fund over a thirty-day period by the net asset value per share of the Fund on the last day of the period. This value is annualized using semi-annual compounding. This means that the amount of income generated during the thirty-day period is assumed to be generated each month over a 12-month period and is reinvested every six months.

     The "yield" of a money market Fund refers to the income generated by an investment in the Fund over a seven-day period. This income is then annualized. The amount of income generated by investments during the week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

    The yield of does not necessarily reflect income actually earned by the applicable shares because of certain adjustments required by the Securities and Exchange Commission and, therefore, may not correlate to the dividends or other distributions paid to shareholders. To the extent that financial institutions and broker/dealers charge fees in connection with services provided in conjunction with an investment in the Fund, performance will be reduced for those shareholders paying those fees.

       The annualized yields of the Taxable Money Market Fund for the seven-day period ended September 30, 1995 was 2.72%. The effective yield of the Taxable Money Market Fund for that seven-day period was 2.76%.

Tax-Equivalent Yield

    The tax-equivalent yield of the Municipal Fixed Income Fund and Tax-Free Money Market Fund is calculated similarly to the yield, but is adjusted to reflect the taxable yield that the applicable shares would have to earn to equal their actual yield, assuming tax rates of 15%, 28%, 31% and 36%, and assuming that income is 100% tax-exempt.

Performance Comparisons

     A comparison of the quoted non-standard performance of various investments is valid only if performance is calculated in the same manner. Because there are different methods of calculating performance, investors should consider the effect of the methods used to calculate performance when comparing performance of a particular Fund with the performance quoted with respect to other investment companies or types of investments.

    From time to time, in advertising and marketing literature, a Fund's performance may be compared to the performance of broad groups of mutual funds with similar investment goals, as tracked by independent organizations such as Investment Company Data, Inc. ("ICD"), Lipper Analytical Services,
Inc. ("Lipper"), CDA Investment Technologies, Inc. ("CDA"),
Morningstar, Inc. and other independent organizations. When these organizations' tracking results are used, a Fund will be compared to the appropriate fund category, that is, by fund objective and portfolio holdings or the appropriate volatility grouping, where volatility is a measure of a fund's risk. Rankings may be listed among one or more of the asset-size classes as determined by the independent ranking organization. Footnotes in advertisements and other marketing literature will include the organization issuing the ranking, time period, and asset-size class, as applicable, for the ranking in question.

    In addition, a particular Fund's performance may be compared to unmanaged indices of securities that are comparable in their terms and intent to those in which the Fund invests such as the Dow Jones Industrial Average ("DJIA"), Standard & Poor's 500 Stock Index ("S&P 500"), the Lehman Brothers
Government/ Corporate Bond Index and the Consumer Price Index ("CPI").
 The DJIA and S&P 500 are unmanaged indices widely regarded as representative of the equity market in general. The CPI is a commonly used measured of inflation.

    Marketing and other literature for the Funds may include a description of the potential risks and rewards associated with an investment in a particular Fund. The description may include a comparison of a particular Fund to broad categories of comparable funds in terms of potential risks and returns. The description may also compare a particular Fund to bank products, such as certificates of deposit. Unlike mutual funds, certificates of deposit are insured up to $100,000 by the U.S. government and offer a fixed rate of return. Because bank products guarantee the principal value of an investment and money market funds seek stability of principal, these investments are considered to be less risky than investments in either bond or equity funds, which may involve loss of principal.

    The risks and rewards associated with an investment in bond or equity funds depend upon many factors. For fixed income funds these factors include, but are not limited to a fund's overall investment objective, the average portfolio maturity, credit quality of the securities held, and interest rate movements. For equity funds, factors include a fund's overall investment objective, the types of equity securities held and the financial position of the issuers of the securities. The risks and rewards associated with an investment in international bond or equity funds will also depend upon currency exchange rate fluctuation. Shorter-term bond funds generally are considered less risky and offer the potential for less return than longer-term fixed income funds. The same is true of domestic bond funds relative to international fixed income funds, and fixed income funds that purchase higher quality securities relative to bond funds that purchase lower quality securities. Growth and income equity funds are generally considered to be less risky and offer the potential for less return than growth funds. In addition, international equity funds usually are considered more risky than domestic equity fund but generally offer the potential for greater return.


INFORMATION ABOUT THE TRUST

    The Trust was organized on February 1, 1995 as an Indiana business trust. The By-Laws of the Trust provide that the Trustees shall promptly call a special meeting of shareholders for the purpose of voting upon the question of removal of any Trustee or Trustees upon the written request of shareholders of the Trust holding at least 10% of all votes entitled to be cast at an election of Trustees.


CUSTODIAN, TRANSFER AGENT, FUND ACCOUNTING AGENT,
COUNSEL AND INDEPENDENT ACCOUNTANTS

    Star Bank, N.A., 425 Walnut Street, Cincinnati, Ohio 45201 ("Custodian") serves as the custodian for each of the Funds. General correspondence to the Custodian, such as for IRA information, etc., should be addressed to: Star Bank, P.O. Box 1038 Location 6118, Cincinnati, Ohio 45201. When Fund purchases or deposits require delivery directly to the Custodian, those correspondences should be addressed to: The Vintage Funds, [name of specific Fund in which you are purchasing shares], P.O. Box 640689, Cincinnati, Ohio, 45264-0689.

    Unified Advisers, Inc., P.O. Box 6110, Indianapolis, Indiana 46206-6110, acts as the transfer agent, fund accounting agent and administrator for the Trust.

    Neither the Custodian nor Unified Advisers, Inc., has any part in determining the investment policies of the Trust or any of the Funds or which securities are to be purchased or sold by the Funds, and neither can provide protection to shareholders against possible depreciation of assets.

    Baker & Daniels, 300 North Meridian, Suite 2700, Indianapolis, Indiana 46204-1782, serves as counsel for the Trust.

    Price Waterhouse LLP, 300 North Meridian, Suite 1700, Indianapolis, Indiana, 46204, independent accountants, have been selected as the Trust's auditors.


FINANCIAL STATEMENTS

    The financial statements required to be included in this Statement of Additional Information are incorporated herein by reference to the Trust's Annual Report to Shareholders for the year ended September 30, 1995. The Trust will provide the Annual Report without charge upon request by calling the Trust at 1-800-408-4682.

APPENDIX

Standard & Poor's Corporation
Earnings and Dividend Rankings for Common Stock

    Standard & Poor's Corporation ("Standard & Poor's") believes that earnings and dividend performance is the end result of an interplay of various factors - such as product and industry position, corporate resources and financial policy - and that, over, the long run, the record of this performance has a considerable bearing on relative quality. The rankings, however, do not pretend to reflect all of the factors, tangible or intangible, that bear on stock quality.

    Growth and stability of earnings and dividends are considered key elements in establishing earnings and dividend rankings for common stocks, which are designed to capsulize the nature of this record in a single symbol. It should be noted, however, that the process also takes into consideration certain adjustments and modifications considered desirable in establishing such rankings.

    The point of departure in arriving at these rankings is a computerized scoring system based on per-share earnings and dividend records of the most recent ten years - a period deemed long enough to measure significant time segments of secular growth, to capture indications of basic change in trend as they develop, and to encompass the full peak-to-peak range of the business cycle. Basic scores are computed for earnings and dividends, then adjusted as indicated by a set of predetermined modifiers for growth, stability within long-term trend, and cyclicality. Adjusted scores for earnings and dividends are then combined to yield a final score.

    Further, the ranking system makes allowance for the fact that, in general, corporate size imparts certain recognized advantages from an investment standpoint. Conversely, minimum size limits (in terms of corporate sale volume) are set for various rankings, but the system provides for making exceptions where the score reflects an outstanding earnings-dividend record.

    The final score for each stock is measured against a scoring matrix determined by analysis of the scores of a large and representative sample of stocks. The range of scores that may be assigned as follows: A+ (Highest); A
(High); A- (Above Average); B+ (Average); B (Below Average); B- (Lower);
C (Lowest); D (In Reorganization); and NR (No Ranking).

    A ranking is not a forecast of future market price performance, but is basically an appraisal of past performance of earnings and dividends, and relative current standing. These rankings must not be used as market recommendations; a high-score stock may at times be so overpriced as to justify its sale, while a low-score stock may be attractively priced for purchase. Rankings based upon earnings and dividend records are no substitute for a complete analysis. They cannot take into account potential effects of management changes, internal company policies not yet fully reflected in the earnings and dividend record, public relations standing, recent competitive shifts, and a host of other factors that may be relevant to investment status and decision.

Moody's Investors Services, Inc. Corporate Bond Ratings

    Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

    Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

    Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

    Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Standard & Poor's Corporation Corporate Bond Ratings

    Bonds rated AAA have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong. Bonds rated AA have a very strong capacity to pay interest and repay principal and in a majority of instances differ from AAA issues only in small degree.

    Bonds rated A are regarded as upper medium grade. They have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories. Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Fitch Investor Services, Inc. Long-Term Bond Ratings

    The ratings represent Fitch Investor Services, Inc.'s ("Fitch") assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

    Bonds rated AAA are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events. Bonds rated AA are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore, impair timely payment. Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Duff & Phelps, Inc. Bond Ratings

    Bonds rated AAA by Duff & Phelps, Inc. ("Duff") are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt. Bonds rated AA are considered high credit quality. Protection factors for AA rated bonds are strong and risk is modest, but may vary slightly from time to time because of economic conditions. Plus (+) and minus (-) signs are used with a rating symbol
(except AAA) to indicate the relative position of a credit within the category.

Thompson Bankwatch Bond Ratings

    Thompson BankWatch's ("BankWatch") highest category is AAA. A rating of AAA indicates that the ability to repay principal and interest on a timely basis is very high. The second highest rating category is AA. A rating of AA indicates a superior ability to repay principal and interest on a timely basis with limited incremental risk versus issues rated in the highest category. Ratings may include a plus (+) or minus (-) designation which indicates where within the respective category the issue is placed.

Standard and Poor's Corporation Municipal Bond Ratings

    Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong. Debt rated AA has a very strong capacity to pay interest and repay principal and differs from
the higher rated issues only in small degree.    Debt rated A has a strong
capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Moody's Investors Service, Inc. Municipal Bond Ratings

    Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

    Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in AAA securities.

    Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

    Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Standard and Poor's Corporation Municipal Note Ratings

    SP-1--Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a (+) designation.

    SP-2--Satisfactory capacity to pay principal and interest.

Moody's Investors Service, Inc. Short-Term Loan Ratings

    MIG1/VMIG1--This designation denotes best quality. There is a present strong protection by established cash flows, superior liquidity support or demonstrated broadbased access to the market for refinancing.

    MIG2/VMIG2--This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

Commercial Paper Ratings

    Commercial paper assigned a rating of A-l by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation. A rating of A-2 by Standard & Poor's indicates that the capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated "A-l".

    The rating PRIME-l ("P-l") is the highest commercial paper rating assigned by Moody's. Issuers rated P-l (for related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. P-l repayment capacity will normally be evidenced by the following characteristics:
Conservative capitalization structure with moderate reliance on debt and ample asset protection; Broad margins in earnings coverage of fixed financial charges and high internal cash generation; Well established access to a range of financial markets and assured sources of alternative liquidity. Issuers rated PRIME-2 ("P-2") (for related supporting institutions have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the aforementioned characteristics but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

    Commercial paper assigned a rating of FITCH-l ("F-l") by Fitch is regarded as having the strongest degree of assurance for timely payment. Commercial paper assigned a rating of
FITCH-2 ("F-2") reflect an assurance of timely payment only slightly less in degree than the strongest issues.

    The rating Duff-l is the highest commercial paper rating assigned by Duff. Paper rated Duff-l is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor.

    The highest rating category for commercial paper given by BankWatch is TBW-l. This rating indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

                    PART C.  OTHER INFORMATION

Item 24.  Financial Statements and Exhibits.

    (a)  Financial Statements:

            (1) The following financial statements of the Taxable Money Market Fund are included in the Prospectus constituting Part A of this Post-Effective Amendment:

                 Financial Highlights

            (2) The following financial statements of each Fund are incorporated into the Statement of Additional Information constituting Part B of this Post-Effective Amendment by reference to the Registrant's Annual Report to Shareholders for the fiscal year ended September 30, 1995:

                 Report of Independent Accountants
                 Statements of Assets and Liabilities
                 Statements of Operations
                 Statements of Changes in Net Assets
                 Investments -- The Taxable Money Market Fund
                 Financial Highlights
                 Notes to Financial Statements

    All other financial statements, schedules and historical financial information have been omitted as the subject matter is not required, not present or not present in amounts sufficient to require submission.

    (b)  Exhibits:

Exhibit
Number        Description

*   1.        Declaration of Trust.

*   2.        By-Laws.

    3.        Not applicable.

*   4.        Form of certificate for Registrant's shares of beneficial
              interest.

*   5.(a)     Investment Advisory Agreement between the Registrant and Vintage
              Advisers, Inc.

*     (b)     Investment Sub-Advisory Agreement between Vintage Advisers, Inc.
              and Starwood corporation.

*     (c)     Investment Sub-Advisory Agreement between Vintage Advisers, Inc.
              and Fiduciary Counsel, Inc.

*   6.        Distribution Agreement between the Registrant and Unified
              Management Corporation.

    7.        Not applicable.

*   8.        Custody Agreement between the Registrant and Star Bank, N.A.

**  9.(a)     Mutual Fund Services Agreement (Fund Administration Services,
              Fund Accounting Services, Transfer Agency Services) between the
              Registrant and Unified Advisers, Inc.

*     (b)     Shareholder Services Plan.

*     (c)     Form of Shareholder Services Agreement pursuant to Shareholder
              Services Plan.

*     (d)     Letter Agreement between the Registrant and Vintage Advisers,
              Inc. with respect to The Vintage Funds University and
              Philanthropic Program.

** 10. Opinion and consent of counsel as to the legality of the securities being registered.

*** 11.  Consent of independent public accountants.

    12. Not applicable.

**  13.  Subscription Agreement between the Registrant and Vintage Advisers,
         Inc.

**  14.(a)    IRA Questions and Answers and Custodial Agreement.

**     (b)    Prototype Cash or Deferred Profit-Sharing Plan and Trust/
              Custodial Account.

*   15.(a)    Distribution Plan.

*     (b)     Form of Distribution Agreement pursuant to Distribution Plan.

**** 16. Schedule for computation of performance data.

*   17.  Powers of Attorney.

  _________________________

*   Filed with original Registration Statement.
**  Filed with Pre-Effective Amendment No. 2 to the Registration Statement.
   *** Filed with Post-Effective Amendment No. 2 to the Regisration Statement.

**** To be filed by subsequent amendment.

Item 25. Persons Controlled by or Under Common Control with Registrant.

    No person owns beneficially, either directly or through one or more controlled companies, more than 25% of the outstanding shares of any Fund, except that Vintage Advisers, Inc., the investment adviser to the Registrant (the "Adviser"), owns more than 25% of the outstanding shares of each of the Aggressive Growth Fund, the Asset Allocation Fund, the Taxable Fixed Income Fund and the Municipal Fixed Income Fund .


Item 26.  Number of Holders of Securities.

                                           Number of Record Holders
    Title of Class                        at September 30,, 1995

    Shares of beneficial interest,
    without par value of the:

    Starwood Strategic Fund                    7
    Aggressive Growth Fund                     4
    Fiduciary Value Fund                       7
    Asset Allocation Fund                      1
    Taxable Fixed Income Fund                  1
    Municipal Fixed Income Fund                1
    Taxable Money Market Fund                 19
    Tax-Free Money Market Fund                 1


Item 27.  Indemnification.

    Reference is hereby made to Article X of the Registrant's Declaration of Trust (filed as Exhibit 1 to this Registration Statement), which contains provisions regarding the indemnification by the Registrant of its Trustees, officers, employees and agents under certain circumstances.

    The Distribution Agreement (Exhibit 6) provides for indemnification of Unified Management Corporation by the Registrant for certain civil liabilities, including certain liabilities under the Securities Act of 1933. In addition, the Mutual Fund Services Agreement (Exhibit 9(a)) provides for the indemnification of Unified Advisers, Inc. by the Registrant under certain circumstances.

    The foregoing indemnification arrangements are subject to the provisions of Sections 17(h) and (i) of the Investment Company Act of 1940.

    Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Registrant maintains an insurance policy which insures its Trustees and officers against certain civil liabilities.


Item 28.  Business and Other Connections of Investment Adviser.

    Incorporated herein by reference is the information under the captions "The Trust and its Management -- Investment Advisory Arrangements" and "--
Portfolio Managers' Backgrounds" in the Combined Prospectus, and under the captions "Management of the Trust" and "Investment Advisory Arrangements" in the Statement of Additional Information, incorporated by reference into Parts A and B, respectively, of this Registration Statement.

    Incorporated herein by reference are (a) the descriptions of the businesses of Unified Advisers, Inc., Starwood Corporation and Fiduciary Counsel, Inc. under the caption "The Trust and its Management" in the Combined Prospectus incorporated by reference into Part A of this Registration Statement and (b) the biographical information pertaining to Timothy L. Ashburn, Thomas G. Napurano, Lynn E. Wood, Andrew E. Beer, Jack R. Orben and Ralph E. Rosamilia under the captions "Management of the Trust -- Portfolio Managers' Backgrounds" in the Combined Prospectus, and under the captions"Management of the Trust" and "Investment Advisory Arrangements" in the Statement of Additional Information, incorporated by reference into Parts A and B, respectively, of this Registration Statement.

    For information concerning the business, vocation or employment of a substantial nature of the directors and officers of Vintage Advisers, Inc., reference is hereby made to the Form ADV filed by it under the Investment Advisers Act of 1940 (file no. 801-48493).

    For information concerning the business, vocation or employment of a substantial nature of the directors and officers of Starwood Corporation, reference is hereby made to the Form ADV filed by it under the Investment Advisers Act of 1940 (file no. 801-2277).

    For information concerning the business, vocation or employment of a substantial nature of the directors and officers of Fiduciary Counsel, Inc., reference is hereby made to the Form ADV filed by it under the Investment Advisers Act of 1940 (file no. 801-850).


Item 29.  Principal Underwriters.

    (a) Unified Management Corporation, the Registrant's distributor, does not act as distributor for any other investment company.

    (b) Information with respect to each director and officer of Unified Management Corporation is incorporated by reference to Schedule A of Form BD filed by it under the Securities Exchange Act of 1934 (File No. 8-23508).

    (c)  Not applicable.


Item 30.  Location of Accounts and Records.

    The Registrant's custodian, Star Bank, N.A., 425 Walnut Street, Cincinnati, Ohio 45201, has possession of and maintains the accounts, books and other documents relating to its function as custodian. The Registrant's counsel, Baker & Daniels, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana 46204, has possession of and maintains certain corporate minute books and other corporate records of the Registrant. All other accounts, books and other documents of the Registrant required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 to 31a-3 thereunder are in the possession of Vintage Advisers, Inc. or Unified Advisers, Inc., each of which is located at 429 North Pennsylvania Street, Indianapolis, Indiana 46204.


Item 3l.  Management Services.

         Not Applicable.


Item 32.  Undertakings.

       (a)  Registrant hereby undertakes to comply with the provisions of
            Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.

       (b) Registrant hereby undertakes to furnish each person to whom a prospectus is delivered with a copy of the Registrant's latest annual report to shareholders, upon request and without charge.


                            SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, and State of Indiana, on the 8th day of January, 1996.

                                  THE VINTAGE FUNDS


                                  By /s/ Lynn E. Wood
                                       Lynn E. Wood
                                       Secretary


       Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on January 8, 1996.

Signature                                 Title


                 *                        Trustee, Chairman of the Board
Timothy L. Ashburn                        and President
                                          (principal executive officer)


                 *                        Treasurer
Thomas G. Napurano                        (principal financial officer
                                          and principal accounting officer)


                                          Trustee
Charles H. Binger


                 *                        Trustee
Daniel J. Condon


                 *                        Trustee
Philip L. Conover


                 *                        Trustee
Jack R. Orben


*  By /s/ Lynn E. Wood
    Lynn E. Wood
    Attorney-in-Fact